Exhibit 17(c)

Goldman Sachs Funds

Semi-Annual Report	February 28, 2017

Fundamental Equity Growth Funds
Capital Growth
Concentrated Growth
Dynamic U.S. Equity
Flexible Cap Growth
Focused Growth
Growth Opportunities
Small/Mid Cap Growth
Strategic Growth
Technology Opportunities

Goldman Sachs Fundamental Equity Growth Funds

∎	CAPITAL GROWTH

∎	CONCENTRATED GROWTH

∎	DYNAMIC U.S. EQUITY

∎	FLEXIBLE CAP GROWTH

∎	FOCUSED GROWTH

∎	GROWTH OPPORTUNITIES

∎	SMALL/MID CAP GROWTH

∎	STRATEGIC GROWTH

∎	TECHNOLOGY OPPORTUNITIES

TABLE OF CONTENTS

Investment Process	3

Market Review	4

Portfolio Management Discussions and Performance Summaries	6

Schedules of Investments	60

Financial Statements	76

Financial Highlights	86

Notes to Financial Statements	104

Other Information	124

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

What Differentiates the Goldman Sachs Growth Team’s Investment Process?

For over 30 years, the Goldman Sachs Growth Team has consistently applied a three-step investment process based on our belief that wealth is created through the long-term ownership of growing businesses.

∎	Make decisions as long-term business owners rather than as stock traders

∎	Perform in-depth, fundamental research

∎	Focus on long-term structural and competitive advantages

Result

Performance driven by the compounding growth of businesses over time — not short-term market movements

Long-term participation in growing businesses — less reliance on macroeconomic predictions, market timing, sector rotation or momentum

Identify high quality growth businesses. Some required investment criteria include:

∎	Established brand names

∎	Dominant market shares

∎	Pricing power

∎	Recurring revenue streams

∎	Free cash flow

∎	Long product life cycles

∎	Favorable long-term growth prospects

∎	Excellent management

Result

Investments in businesses that we believe are strategically positioned for consistent, sustainable long-term growth

∎	Perform rigorous valuation analysis of every potential investment

∎	Use valuation tools and analytics to ensure that the high-quality business franchises we have identified also represent sound investments

Result

Good investment decisions based on solid understanding of what each business is worth

Attractive buying opportunities as the stock prices of quality growth businesses fluctuate over time

MARKET REVIEW

Goldman Sachs Fundamental Equity

Growth Funds

Market Review

Overall, U.S. equities rallied during the six months ended February 28, 2017 (the “Reporting Period”), despite unexpected political events both domestically and abroad and a Federal Reserve (“Fed”) interest rate hike. The Standard & Poor’s 500® Index (the “S&P 500 Index”) ended the Reporting Period with a gain of 10.01%. The Russell 3000® Index generated a return of 10.29%.

As the Reporting Period began in early September 2016, U.S. and international equities alike fell as the European Central Bank disappointed markets with its lack of commitment to extend quantitative easing. However, there was a subsequent rebound following the Fed’s decision in September 2016 to leave interest rates unchanged. In October 2016, a combination of hawkish Fed commentary and mounting strong U.S. economic data led to increased market pricing for a December 2016 interest rate hike (Hawkish language or action tends to suggest higher interest rates (opposite of dovish)). U.S. GDP increased by 3.5% on an annualized basis for the third quarter of 2016, above consensus expectations and the strongest growth rate in two years. Following the unexpected victory of Donald Trump in the November 2016 U.S. elections, U.S. equities quickly reversed a short-lived sell-off and surged on anticipation of a pro-growth effect of Mr. Trump’s fiscal stimulus plan. The Fed raised rates 0.25% in December 2016, for the first time in a year but as had largely been anticipated, and set a more hawkish hike path for 2017, causing equities to decline, albeit modestly, following the announcement.

U.S. equities rallied significantly in the first two months of 2017. In January 2017, markets searched for details on timing and scope behind President Trump’s campaign proclamations but rallied to new highs on the prospect of deregulation following executive orders on oil pipelines and on optimism around infrastructure spending after a $1 trillion proposal from Senate Democrats made headlines. However, U.S. equities subsequently retreated on political uncertainty and protectionism concerns following executive orders on immigration, a border wall and U.S. withdrawal from the Trans-Pacific Partnership, popularly known as TPP. Amid a busy political agenda, U.S. economic data released in January 2017 remained encouraging. Consumer sentiment set a 13-year high in the month, and non-manufacturing data remained consistent with growth in service-providing industries. Industrial production in December 2016 had recorded its biggest increase in two years, and the Philadelphia Fed’s manufacturing index also unexpectedly rose to a two-year high. Consumer prices rose in December 2016, making a fifth straight monthly gain and signaling to many modest inflationary pressures.

In February 2017, investors continued to assess the outlook for potential tax reform, deregulation and other economic policies out of the new administration, while also heeding the tone of Fed officials. The U.S. dollar strengthened on the month, as the market-implied probability of a March 2017 interest rate hike increased with Fed Chair Yellen’s testimony before Congress and hawkish comments from other Fed officials. Economic data released during the month remained robust. U.S. non-farm payrolls for January 2017 were well above market expectations at 227,000, with particular strength in the construction industry. The Institute of Supply Management’s manufacturing and non-manufacturing indices rose to a two-year and six-year high in February 2017, respectively; U.S. consumer confidence reached a 15-year high in February 2017; and the core personal consumption expenditure index increased 1.7% year over year in January 2017, while personal spending increased a modest 0.2% month over month.

MARKET REVIEW

For the Reporting Period overall, financials, information technology and industrials were the best performing sectors in the S&P 500 Index by a wide margin. The weakest performing sector in the S&P 500 Index was real estate, the only one to post a negative absolute return, followed by consumer staples, health care and energy, which were comparatively weak but generated positive returns during the Reporting Period.

Within the U.S. equity market, all capitalization segments posted positive returns, but small-cap stocks, as measured by the Russell 2000® Index, performed best, followed by large-cap stocks, as measured by the Russell 1000® Index, and then mid-cap stocks, as measured by the Russell Midcap® Index. From a style perspective, value-oriented stocks significantly outpaced growth-oriented stocks across the capitalization spectrum. (All as measured by the Russell Investments indices.)

Looking Ahead

At the end of the Reporting Period, we believed the macroeconomic environment was shifting from low growth to pro-growth. Following Donald Trump’s victory in the U.S. presidential election, we expect to see more aggressive fiscal and pro-business policies leading to strong U.S. and global economic growth. Chief Executive Officer confidence was already increasing toward the end of the Reporting Period and, in our view, could reignite what are known as corporate “animal spirits,” economist John Maynard Keynes’ term for the confidence and willingness to invest that are essential for economic growth. We believe the U.S. equity bull market could extend through 2017. Strong economic growth and revenue-driven earnings growth in the U.S. is a positive backdrop for equities, in our view. Moreover, equities can potentially do well in an environment of modestly rising interest rates and inflation, provided the underlying reason is healthy economic growth.

Given this view, we were increasingly positive on the outlook for U.S. economic and revenue-driven earnings growth at the end of the Reporting Period, although the U.S. equity market, we believe, remains expensive, both compared to its own history and to that of other regional equity markets. That said, we believe the U.S. equity market still offers significant opportunities at the stock level once more policy details become available and investors begin to focus on company-specific impacts. Policy changes from a populist, protectionist and unconventional U.S. president may well increase volatility and the dispersion of returns, as investors consider the effects of such policy changes on individual stocks, creating what we anticipate may be a good environment for active investment management.

Regardless of market direction, our fundamental, bottom-up stock selection continues to drive our process, rather than headlines or sentiment. We maintain high conviction in the companies the Funds own and believe they have the potential to outperform relative to the broader market regardless of economic growth conditions. As always, we maintain our focus on seeking companies that we believe will generate long-term growth in today’s ever-changing market conditions.

PORTFOLIO RESULTS

Goldman Sachs Capital Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Capital Growth Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 8.83%, 8.44%, 9.03%, 8.75%, 8.93%, 8.69% and 9.05%, respectively. These returns compare to the 9.15% cumulative total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted solid absolute gains, but stock selection overall detracted modestly from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole contributed positively.

Q	Which equity market sectors most significantly affected Fund performance?

A	Detracting from the Fund’s relative results most was weak stock selection in the health care, information technology and financials sectors. The sectors that contributed most positively to the Fund’s relative performance during the Reporting Period were consumer staples, real estate and consumer discretionary, wherein effective stock selection drove results. Having an underweighted allocation to real estate, which lagged the Russell Index during the Reporting Period, also helped.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to the Russell Index were positions in medical device company Edwards Lifesciences, consumer products retailer Newell Brands and pharmaceutical distribution services and medical supplies provider McKesson.

Edwards Lifesciences, a new purchase for the Fund during the Reporting Period, was the top detractor from the Fund’s results during the Reporting Period, driven by earnings results that were well below market expectations. Despite the weakness, we remained positive on the company at the end of the Reporting Period. Edwards Lifesciences is a leading innovator in technologies that treat structural heart diseases, an area of largely unmet need. One of the company’s key innovations is transcatheter aortic valve replacement (“TAVR”), which is a minimally invasive procedure to replace heart valves. We believe the TAVR market opportunity remained compelling to the company’s valuation at the end of the Reporting Period. We also believe TAVR is in the early phases in terms of penetration and adoption. In our view, the company has substantial upside potential should it continue to take share away from open heart surgery and expand the market over the coming years.

Newell Brands reported earnings that were below market expectations, causing its shares to decline. There was short-term investor concern that sales

PORTFOLIO RESULTS

momentum may slow in the coming quarters due to ongoing integration work. Despite its underperformance, we continued to like the business and believed, at the end of the Reporting Period, that Newell Brands potentially represents a multi-year, double-digit earnings growth story. In our view, the company’s acquisition of Jarden, a similar holding company of consumer durable goods, could also yield meaningful synergies and earnings flexibility. Overall, we believed at the end of the Reporting Period that Newell Brands has a strong management team with a demonstrated track record of delivering shareholder value through both organic growth and acquisitions.

Shares of McKesson declined after it reported fiscal second quarter 2017 results with earnings per share well below consensus estimates and its management reduced its 2017 earnings per share guidance. The health care sector in general has seen increased scrutiny over drug pricing procedures, creating a difficult environment to create value. While we continue to like the company, greater uncertainty in the near term led us to exit the position and allocate the capital to positions that have a more compelling risk/reward outlook, in our view.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in information technology giant Apple, transportation provider CSX and digital media streaming company Netflix.

Apple’s quarterly earnings during the Reporting Period were generally in line with market expectations on revenues and earnings per share, and its management remained constructive about guidance. During the Reporting Period, Apple launched the iPhone 7 as well as other products such as the new Apple watch and wireless earbuds. At the end of the Reporting Period, we continued to see a number of strong growth catalysts for Apple, including solid iPhone 7 and iPhone 7 Plus demand as well as ongoing product innovation and development. In our view, the company continues to deliver strong services growth, which we believe is important, as this decreases transactional volatility tied to product cycles. At the end of the Reporting Period, we remained optimistic on Apple’s significant installed base, experienced management, established brand name and continued innovation.

CSX, a new position for the Fund during the Reporting Period, provides rail, intermodal, domestic container shipping and contract logistics services around the world. Since being added to the Fund’s portfolio during the fourth quarter of 2016, the company saw its stock price spike in January 2017, as Canadian Pacific Chief Executive Officer, Hunter Harrison, resigned and was reportedly seeking a senior management position at CSX. The market viewed the potential move positively given Harrison’s strong reputation. The company also reported results that beat market expectations on revenues but slightly missed on earnings. In our view, CSX’s focus on margin expansion initiatives could be supportive of growth alongside a free cash flow inflection following investments in locomotives. We believe CSX is well positioned to benefit from a possible inflationary environment given its cyclical business model and also from potential tax reforms given its currently high tax rate. Overall, at the end of the Reporting Period, we were optimistic about CSX’s growth prospects, operation improvement potential and strong free cash flow generation.

During the Reporting Period, shares of Netflix gained sharply following exceptionally strong third and fourth quarter 2016 results with revenues and earnings that were well ahead of market expectations. Importantly, subscriber growth across both domestic and international markets was strong. At the end of the Reporting Period, we remained positive on Netflix as the market leader within the digital media streaming industry, offering a convenient way to consume content without the burden of ownership. We further believed the company was well positioned to capture subscriber growth globally.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A

In addition to the purchase of Edwards Lifesciences, already mentioned, we initiated a Fund position in Northern Trust, an international financial services firm. Northern Trust is a company we had previously owned in our portfolios for its high quality fundamentals, including a solid balance sheet and cash position. We believe Northern Trust is well positioned

PORTFOLIO RESULTS

to benefit from interest rate hikes and significant organic growth opportunities within the custody and fund administration business. We are additionally positive on the company’s wealth management segment given its mix of both active and passive strategies. The company’s management has stated it expects to reinvest its earnings into the business while targeting a meaningful return on equity, which could benefit shareholders. Northern Trust also has a high payout ratio and is well capitalized, in our view. Finally, we believe Northern Trust may further benefit from potentially lower corporate tax rates. With what we consider to be an experienced management and a high quality franchise, we are optimistic on Northern Trust’s growth prospects.

Conversely, in addition to those sales mentioned earlier, we exited the Fund’s position in tobacco company Reynolds American during the Reporting Period. The company saw its stock price spike in October 2016 as news broke that British American Tobacco, which already owned 42% of Reynolds American, made a proposal to acquire the remaining 58% of the company at a premium. Following this development, we felt the risk/reward was less compelling and decided to sell the position.

We eliminated the Fund’s position in McCormick & Company, a manufacturer of spices, seasoning mixes and condiments. Its stock had been a strong performer for the Fund in the first half of 2016. However, the company’s premium valuation and more conventional consumer staples characteristics left it vulnerable amidst a cyclical market rotation, in our view. Consequently, we decided to exit the position.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, there were no notable changes in the Fund’s sector weightings.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had an overweighted position relative to the Russell Index in the financials sector. On the same date, the Fund was rather neutrally weighted to the Russell Index in consumer discretionary, consumer staples, energy, health care, industrials, information technology, materials and real estate and had no positions at all in utilities or telecommunication services at the end of the Reporting Period.

FUND BASICS

Capital Growth Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	8.83%	9.15%
Class C	8.44	9.15
Institutional	9.03	9.15
Service	8.75	9.15
Class IR	8.93	9.15
Class R	8.69	9.15
Class R6	9.05	9.15

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-3.68%	11.73%	5.86%	8.77%	4/20/90
Class C	0.11	12.15	5.66	5.00	8/15/97
Institutional	2.33	13.45	6.88	6.20	8/15/97
Service	1.81	12.88	6.35	5.68	8/15/97
Class IR	2.16	13.28	N/A	6.39	11/30/07
Class R	1.68	12.72	N/A	5.87	11/30/07
Class R6	2.34	N/A	N/A	-1.20	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.15%	1.51%
Class C	1.90	2.26
Institutional	0.75	1.11
Service	1.25	1.61
Class IR	0.90	1.26
Class R	1.40	1.76
Class R6	0.74	1.09

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	7.3%	Technology Hardware, Storage & Peripherals
Amazon.com, Inc.	3.2	Internet & Direct Marketing Retail
Facebook, Inc. Class A	3.1	Internet Software & Services
Microsoft Corp.	3.0	Software
MasterCard, Inc. Class A	2.9	IT Services
Comcast Corp. Class A	2.4	Media
Alphabet, Inc. Class C	2.2	Internet Software & Services
Eli Lilly & Co.	2.2	Pharmaceuticals
Alphabet, Inc. Class A	2.2	Internet Software & Services
The Walt Disney Co.	2.2	Media

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 0.3% of the Fund’s net assets as of February 28, 2017. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Concentrated Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. The Fund typically holds 30-40 high quality growth companies and tends to be more concentrated in individual holdings, industries and sectors than the typical broadly diversified large-cap growth fund. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Concentrated Growth Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 6.79%, 6.39%, 7.00%, 6.91%, 6.62% and 6.95%, respectively. These returns compare to the 9.15% cumulative total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in the health care, consumer discretionary and industrials sectors detracted from the Fund’s relative results most during the Reporting Period. The only two sectors to contribute positively to the Fund’s relative performance during the Reporting Period were consumer staples and materials. Effective stock selection helped most in consumer staples. Having an underweighted allocation to materials, which lagged the Russell Index during the Reporting Period, drove results in that sector.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to the Russell Index were positions in global pharmaceutical company Allergan, water and wastewater applications services provider Xylem and consumer products retailer Newell Brands.

During the Reporting Period, Allergan reported disappointing quarterly results due to persistent drug pricing pressures, which have weighed on the company and the pharmaceuticals industry broadly. Though we remain positive on the outlook of Allergan, we decided to exit the Fund’s position in favor of what we considered to be more compelling ideas.

We believe the weakness in Xylem during the Reporting Period was less company specific and more related to an ongoing rotation into more cyclical stocks following the November U.S. elections. Despite the weakness, we remained positive on Xylem at the end of the Reporting Period and believed the company may benefit from secular growth and the recovery of utility spending. Additionally, we were optimistic about Xylem’s margin expansion prospects and believed its

PORTFOLIO RESULTS

management team has done well to position the company for sustainable long-term growth.

Newell Brands reported earnings that were below market expectations, causing its shares to decline. There was short-term investor concern that sales momentum may slow in the coming quarters due to ongoing integration work. While we continue to believe Newell Brands has a strong management team, we felt the risk/reward profile of the company had become less compelling for the concentrated growth strategy and so decided to exit the position during the Reporting Period.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the Russell Index from positions in information technology giant Apple, transportation provider CSX and semiconductor company NXP Semiconductors.

CSX, a new position for the Fund during the Reporting Period, provides rail, intermodal, domestic container shipping and contract logistics services around the world. Since being added to the Fund’s portfolio during the fourth quarter of 2016, the company saw its stock price spike in January 2017, as Canadian Pacific Chief Executive Officer, Hunter Harrison, resigned and was reportedly seeking a senior management position at CSX. The market viewed the potential move positively given Harrison’s strong reputation. The company also reported results that beat market expectations on revenues but slightly missed on earnings. In our view, CSX’s focus on margin expansion initiatives could be supportive of growth alongside a free cash flow inflection following investments in locomotives. We believe CSX is well positioned to benefit from a possible inflationary environment given its cyclical business model and also from potential tax reforms given its currently high tax rate. Overall, at the end of the Reporting Period, we were optimistic about CSX’s growth prospects, operation improvement potential and strong free cash flow generation.

Apple’s quarterly earnings during the Reporting Period were generally in line with market expectations on revenues and earnings per share, and its management remained constructive about guidance. During the Reporting Period, Apple launched the iPhone 7 as well as other products such as the new Apple watch and wireless earbuds. At the end of the Reporting Period, we continued to see a number of strong growth catalysts for Apple, including solid iPhone 7 and iPhone 7 Plus demand as well as ongoing product innovation and development. In our view, the company continues to deliver strong services growth, which we believe is important, as this decreases transactional volatility tied to product cycles. At the end of the Reporting Period, we remained optimistic on Apple’s significant installed base, experienced management, established brand name and continued innovation.

Shares of NXP Semiconductors gained sharply early in the Reporting Period following the announcement by Qualcomm that it would acquire NXP Semiconductors. Our thesis was that the company was a high quality franchise with a diverse opportunity set, differentiated product lineup and effective management team. We believed these factors positioned the company well for long-term growth. Later in the Reporting Period, we exited the Fund’s position in NXP Semiconductors in favor of other ideas.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in Northern Trust, an international financial services firm. Northern Trust is a company we had previously owned in our portfolios for its high quality fundamentals, including a solid balance sheet and cash position. We believe Northern Trust is well positioned to benefit from interest rate hikes and significant organic growth opportunities within the custody and fund administration business. We are additionally positive on the company’s wealth management segment given its mix of both active and passive strategies. The company’s management has stated it expects to reinvest its earnings into the business while targeting a meaningful return on equity, which could benefit shareholders. Northern Trust also has a high payout ratio and is well capitalized, in our view. Finally, we believe Northern Trust may further benefit from potentially lower corporate tax rates. With what we consider to be an experienced management and a high quality franchise, we are optimistic on Northern Trust’s growth prospects.

PORTFOLIO RESULTS

We established a Fund position in media and entertainment company Walt Disney & Co. As the outlook for U.S. economic growth improved for many following the U.S. elections, we were positive on the ability of the company to capitalize on the potential opportunities, especially in their theme park revenue. We also felt some of the perceived risks surrounding its ESPN business were overstated. In our view, Disney has a strong balance sheet, robust free cash flow and earnings growth and remains committed to buying back shares. We are positive on the company moving forward and on its potential for sustained growth.

Conversely, in addition to those sales mentioned earlier, we eliminated the Fund’s position in multinational conglomerate 3M. In our view, 3M is undergoing a transition with revised earnings, particularly in its electronics business. We believe this is being driven by customers moving away from LED to OLED devices in televisions and smartphones. (LED stands for light-emitting diode. OLED stands for organic light-emitting diode.) We think this shift may add headwinds to the company’s earnings in the near term, and we exited the position to invest in what we considered to be relatively more attractive risk/reward ideas.

We exited the Fund’s position in tobacco company Reynolds American during the Reporting Period. The company saw its stock price spike in October 2016 as news broke that British American Tobacco, which already owned 42% of Reynolds American, made a proposal to acquire the remaining 58% of the company at a premium. Following this development, we felt the risk/reward was less compelling and decided to sell the position.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to energy, financials and industrials increased and its allocations to health care, information technology and real estate decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had overweighted positions relative to the Russell Index in the financials, information technology and real estate sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, health care and materials. The Fund was rather neutrally weighted relative to the Russell Index in consumer staples, energy and industrials and had no positions at all in the utilities and telecommunication services sectors at the end of the Reporting Period.

FUND BASICS

Concentrated Growth Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	6.79%	9.15%
Class C	6.39	9.15
Institutional	7.00	9.15
Class IR	6.91	9.15
Class R	6.62	9.15
Class R6	6.95	9.15

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-5.76%	10.49%	5.19%	6.40%	9/03/02
Class C	-2.05	10.90	5.00	6.01	9/03/02
Institutional	0.08	12.20	6.21	7.25	9/03/02
Class IR	-0.11	12.03	N/A	5.20	11/30/07
Class R	-0.52	11.48	N/A	4.70	11/30/07
Class R6	0.09	N/A	N/A	-2.15	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.19%	1.63%
Class C	1.95	2.38
Institutional	0.82	1.23
Class IR	0.94	1.38
Class R	1.45	1.89
Class R6	0.81	1.21

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	8.0%	Technology Hardware, Storage & Peripherals
Facebook, Inc. Class A	4.8	Internet Software & Services
Amazon.com, Inc.	4.6	Internet & Direct Marketing Retail
Microsoft Corp.	4.4	Software
Costco Wholesale Corp.	4.1	Food & Staples Retailing
Alphabet, Inc. Class A	4.1	Internet Software & Services
Comcast Corp. Class A	3.4	Media
MasterCard, Inc. Class A	3.1	IT Services
Northern Trust Corp.	2.9	Capital Markets
Eli Lilly & Co.	2.8	Pharmaceuticals

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Dynamic U.S. Equity Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team and the Goldman Sachs Fundamental Equity Value Investment Team have focused on several key investment criteria that they believe can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Teams strive to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team and the Goldman Sachs Value Equity Investment Team discuss the Goldman Sachs Dynamic U.S. Equity Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 9.60%, 9.16%, 9.75%, 9.67%, 9.41% and 9.84%, respectively. These returns compare to the 10.01% cumulative total return of the Fund’s benchmark, the Standard & Poor’s 500® Index (the “S&P 500 Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the S&P 500 Index during the Reporting Period. Sector allocation as a whole contributed positively.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in energy, industrials and health care detracted from the Fund’s relative results most. The only two sectors to contribute positively to the Fund’s relative performance during the Reporting Period were financial and materials, wherein effective stock selection helped. Having an overweighted allocation to financials, which significantly outperformed the S&P 500 Index during the Reporting Period, also boosted the Fund’s relative results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to its benchmark index were positions in oil and gas exploration and production company Southwestern Energy, beer producer and seller Molson Coors Brewing and global pharmaceutical company Allergan.

The stock price of Southwestern Energy came under pressure during the Reporting Period largely due to weak natural gas prices. Additionally, investors felt there was a lack of transparency in future guidance. At the end of the Reporting Period, we continued to see upside potential for Southwestern Energy given what we view as the company’s high quality assets, specifically in the Marcellus, Fayetteville and Utica shales. We also remained encouraged by its management team’s focus on cutting costs and divesting assets as it seeks to maintain an appropriate level of debt and by its commitment to capital efficiency amidst a challenging macro environment.

Shares of Molson Coors Brewing declined following the U.S. elections as did other names in the beverage industry. Much of this was driven by weaker than expected scanner data. (Scanner data is retail purchase information (such as price, brand, product size, amount purchased) gathered at the point of purchase by an electronic device that reads a coded ticket on the product through the use of an electronic reader over which the product passes.) Still, the company reported

PORTFOLIO RESULTS

earnings that slightly beat modest market estimates. At the end of the Reporting Period, we remained positive on Molson Coors Brewing given the potential for value creation from its transformational acquisition of the Miller joint venture. We expect the deal may unlock greater cost and revenue synergy opportunities than currently expected by the market and may well drive significant margin expansion over time, in our view. Additionally, we think consolidation within the industry could lead to more positive tailwinds.

During the Reporting Period, Allergan reported disappointing quarterly results due to persistent drug pricing pressures, which have weighed on the company and the pharmaceuticals industry broadly. Though we remain positive on the outlook of Allergan, we decided to exit the Fund’s position in favor of what we considered to be more compelling ideas.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the S&P 500 Index from positions in Bank of America, Wells Fargo and JPMorgan Chase, each of the financials sector, which broadly rose following the U.S. presidential election as investor sentiment around the sector, and banks in particular, improved. Sentiment improved as investors anticipated both a more attractive regulatory environment and increases in interest rates.

Additionally, on a more company-specific level, the stock price of Bank of America strengthened after the company reported revenue and earnings that exceeded consensus expectations, largely due to improved trading and investment banking growth. At the end of the Reporting Period, we believed shares of Bank of America remained attractively valued given rising U.S. interest rates and an improving U.S. economy. In our view, its management is committed to bettering execution, growing margins and returning capital to shareholders.

Wells Fargo was a new purchase for the Fund during the Reporting Period. Following a challenging period for Wells Fargo in September and October 2016 due to the company being fined for illegal sales practices, the departure of its Chief Executive Officer, John Stumpf, and negative scrutiny, the company rebounded with strong performance through the rest of the Reporting Period. Following the decline, we had taken the opportunity to add the company to the Fund’s portfolio, as we believed the fine to be relatively minor given the company’s size and particularly in the then-current regulatory environment. The market appeared to take a positive view on the change in management, and Wells Fargo announced good earnings in October 2016, with earnings per share and fee income coming in better than market expectations. At the end of the Reporting Period, we maintained our conviction in what we viewed as Wells Fargo’s strong deposit franchise and leading national distribution network. We also believed its shares were trading at a compelling valuation relative to its peer group and the overall market. In our view, the company’s experienced management team and what we consider to be its strong balance sheet positioned it well for increasing shareholder distributions.

Shares of JPMorgan Chase enjoyed strong performance throughout the Reporting Period driven by solid earnings that were generally positive across several quarters. The company also continued to grow loans and gain market share, and its management remained focused on utilizing technology to reduce costs and improve efficiency across business lines. Overall, we remained positive on JPMorgan Chase’s business outlook and continued to find the stock compelling from a risk-reward perspective.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we established a Fund position in media and entertainment company Walt Disney & Co. As the outlook for U.S. economic growth improved for many following the U.S. elections, we were positive on the ability of the company to capitalize on the potential opportunities, especially in their theme park revenue. We also felt some of the perceived risks surrounding its ESPN business were overstated. In our view, Disney has a strong balance sheet, robust free cash flow and earnings growth and remains committed to buying back shares. We are positive on the company moving forward and on its potential for sustained growth.

Conversely, we sold the Fund’s position in pharmaceutical distribution services and medical supplies provider McKesson. Shares of McKesson declined after it reported fiscal second quarter 2017

PORTFOLIO RESULTS

results with earnings per share well below consensus estimates and its management reduced its 2017 earnings per share guidance. The health care sector in general has seen increased scrutiny over drug pricing procedures, creating a difficult environment to create value. While we continue to like the company, greater uncertainty in the near term led us to exit the position and allocate the capital to positions that have a more compelling risk/reward outlook, in our view.

We eliminated the Fund’s position in health care equipment and services company Abbott Laboratories. The company’s share price had experienced weakness over acquisition-related news, along with foreign exchange headwinds and market growth deterioration in its pediatric nutrition segment in China. Although we continue to believe Abbott Laboratories is a growing business that capitalizes on strong execution, we exited the Fund’s position to invest in companies we considered to have a more favorable risk/ reward profile.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer discretionary and financials increased and its allocations to health care, industrials, information technology, materials and energy decreased compared to the S&P 500 Index. The Fund’s position in cash increased during the Reporting Period.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had overweighted positions relative to the S&P 500 Index in consumer discretionary, financials, consumer staples and real estate. On the same date, the Fund had underweighted positions compared to the S&P 500 Index in health care, industrials and information technology and was rather neutrally weighted to the S&P 500 Index in energy and materials. The Fund had no positions at all in telecommunication services and utilities at the end of the Reporting Period.

FUND BASICS

Dynamic U.S. Equity Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	S&P 500® Index[2]
Class A	9.60%	10.01%
Class C	9.16	10.01
Institutional	9.75	10.01
Class IR	9.67	10.01
Class R	9.41	10.01
Class R6	9.84	10.01

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The S&P 500® Index is the Standard & Poor’s 500 Composite Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Since Inception	Inception Date
Class A	-1.17%	11.29%	9.30%	11/30/09
Class C	2.84	11.73	9.34	11/30/09
Institutional	5.07	13.03	10.62	11/30/09
Class IR	4.92	12.85	10.44	11/30/09
Class R	4.36	12.30	9.90	11/30/09
Class R6	5.00	N/A	0.34	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.19%	3.60%
Class C	1.94	4.33
Institutional	0.82	3.16
Class IR	0.94	3.54
Class R	1.44	3.70
Class R6	0.81	3.14

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	5.1%	Technology Hardware, Storage & Peripherals
Wells Fargo & Co.	4.9	Banks
Bank of America Corp.	4.1	Banks
MasterCard, Inc. Class A	4.1	IT Services
Amazon.com, Inc.	4.0	Internet & Direct Marketing Retail
Whole Foods Market, Inc.	3.5	Food & Staples Retailing
JPMorgan Chase & Co.	3.3	Banks
Facebook, Inc. Class A	3.2	Internet Software & Services
Alphabet, Inc. Class A	3.1	Internet Software & Services
Pfizer, Inc.	3.0	Pharmaceuticals

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Flexible Cap Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments in small-, mid- and large-capitalization issuers. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Flexible Cap Growth Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 7.44%, 7.03%, 7.72%, 7.59%, 7.30% and 7.72%, respectively. These returns compare to the 9.17% cumulative total return of the Fund’s benchmark, the Russell 3000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	The sectors that detracted most from the Fund’s relative results during the Reporting Period were industrials, information technology and consumer discretionary, wherein stock selection proved challenging. The only two sectors that contributed positively to the Fund’s relative performance during the Reporting Period were financials and telecommunication services, wherein effective stock selection drove results. Having an overweighted allocation to financials, which outperformed the Russell Index during the Reporting Period, also helped.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Russell Index were positions in food manufacturer TreeHouse Foods, water and wastewater applications services provider Xylem and consumer products retailer Newell Brands.

Shares of TreeHouse Foods declined after the company reported mixed second quarter 2016 earnings and announced the retirement of its Chief Financial Officer. Then, in November 2016, the company reported disappointing third calendar quarter results with sales and earnings below market expectations. TreeHouse Foods also announced management changes, which, alongside plans to reorganize its sales force, led to some near-term uncertainty. Following the drop in its stock price, however, the company saw better performance, especially in February 2017 when it announced earnings that were better than the market feared, causing its stock price to regain some of the prior losses. At the end of the Reporting Period, we remained positive on TreeHouse Foods’ growth opportunities, including its acquisition of Ralcorp through which it could potentially extract long-term value for shareholders.

PORTFOLIO RESULTS

We believe the weakness in Xylem during the Reporting Period was less company specific and more related to an ongoing rotation into more cyclical stocks following the November U.S. elections. Despite the weakness, we remained positive on Xylem at the end of the Reporting Period and believed the company may benefit from secular growth and the recovery of utility spending. Additionally, we were optimistic about Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Newell Brands reported earnings that were below market expectations, causing its shares to decline. There was short- term investor concern that sales momentum may slow in the coming quarters due to ongoing integration work. Despite its underperformance, we continued to like the business and believed, at the end of the Reporting Period, that Newell Brands potentially represents a multi-year, double-digit earnings growth story. In our view, the company’s acquisition of Jarden, a similar holding company of consumer durable goods, could also yield meaningful synergies and earnings flexibility. Overall, we believed at the end of the Reporting Period that Newell Brands has a strong management team with a demonstrated track record of delivering shareholder value through both organic growth and acquisitions.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in investment banking advisory company Evercore Partners, information technology giant Apple and transportation provider CSX.

During the Reporting Period, shares of Evercore Partners gained steadily, as the company reported consecutive quarters of positive results. Evercore was a new purchase for the Fund during the Reporting Period. We expected to see Evercore Partners taking share from bulge bracket firms and other independent boutiques. (The bulge bracket comprises the world’s largest and most profitable multinational investment banks whose investment banking clients are usually large corporations, institutions and governments.) The company had also made a conscious decision to reduce its investment management business and focus on delivering margins through higher productivity and cost control initiatives. With a meaningful share buyback and rise in dividends, Evercore Partners’ management has emphasized a focus on returning capital to shareholders. We initiated the purchase as we viewed Evercore Partners as a high quality growth company with an experienced management team and a favorable valuation. As our investment thesis largely played out, we sold the Fund’s position in the company by the end of the Reporting Period.

Apple’s quarterly earnings during the Reporting Period were generally in line with market expectations on revenues and earnings per share, and its management remained constructive about guidance. During the Reporting Period, Apple launched the iPhone 7 as well as other products such as the new Apple watch and wireless earbuds. At the end of the Reporting Period, we continued to see a number of strong growth catalysts for Apple, including solid iPhone 7 and iPhone 7 Plus demand as well as ongoing product innovation and development. In our view, the company continues to deliver strong services growth, which we believe is important, as this decreases transactional volatility tied to product cycles. At the end of the Reporting Period, we remained optimistic on Apple’s significant installed base, experienced management, established brand name and continued innovation.

CSX, a new position for the Fund during the Reporting Period, provides rail, intermodal, domestic container shipping and contract logistics services around the world. Since being added to the Fund’s portfolio during the fourth quarter of 2016, the company saw its stock price spike in January 2017, as Canadian Pacific Chief Executive Officer, Hunter Harrison, resigned and was reportedly seeking a senior management position at CSX. The market viewed the potential move positively given Harrison’s strong reputation. The company also reported results that beat market expectations on revenues but slightly missed on earnings. In our view, CSX’s focus on margin expansion initiatives could be supportive of growth alongside a free cash flow inflection following investments in locomotives. We believe CSX is well positioned to benefit from a possible inflationary environment given its cyclical business model and also from potential tax reforms given its currently high tax rate. Overall, at the end of the Reporting Period, we were optimistic about CSX’s growth prospects, operation improvement potential and strong free cash flow generation.

PORTFOLIO RESULTS

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to the purchases already mentioned, we established a Fund position in leading pharmaceutical company Eli Lilly. In our view, Eli Lilly has a strong history of innovation and a solid upcoming pipeline. The company is coming off its patent cliff years and entering a phase of growth driven by new products. We see its margins expanding as new drugs improve its overall product mix. We believe Eli Lilly is a high quality company with leading franchises, strong growth prospects and an improving financial profile. (Patent cliff is a colloquialism to denote the potential sharp decline in revenues upon patent expiration of one or more leading products of a firm. A patent cliff is when a firm’s revenues could “fall off a cliff” when one or more established products go off-patent, since these products can be replicated and sold at much cheaper prices by competitors. While it is applicable to any industry, in recent years the term “patent cliff” has come to be associated almost exclusively with the pharmaceutical industry.)

We initiated a Fund position in Northern Trust, an international financial services firm. Northern Trust is a company we had previously owned in our portfolios for its high quality fundamentals, including a solid balance sheet and cash position. We believe Northern Trust is well positioned to benefit from interest rate hikes and significant organic growth opportunities within the custody and fund administration business. We are additionally positive on the company’s wealth management segment given its mix of both active and passive strategies. The company’s management has stated it expects to reinvest its earnings into the business while targeting a meaningful return on equity, which could benefit shareholders. Northern Trust also has a high payout ratio and is well capitalized, in our view. Finally, we believe Northern Trust may further benefit from potentially lower corporate tax rates. With what we consider to be an experienced management and a high quality franchise, we are optimistic on Northern Trust’s growth prospects.

Conversely, in addition to those sales mentioned earlier, we eliminated the Fund’s position in health care equipment and services company Abbott Laboratories. The company’s share price had experienced weakness over acquisition-related news, along with foreign exchange headwinds and market growth deterioration in its pediatric nutrition segment in China. Although we continue to believe Abbott Laboratories is a growing business that capitalizes on strong execution, we exited the Fund’s position to invest in companies we considered to have a more favorable risk/reward profile.

We eliminated the Fund’s position in McCormick & Company, a manufacturer of spices, seasoning mixes and condiments. Its stock had been a strong performer for the Fund in the first half of 2016. However, the company’s premium valuation and more conventional consumer staples characteristics left it vulnerable amidst a cyclical market rotation, in our view. Consequently, we decided to exit the position.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to energy, financials, health care and industrials increased and its allocations to consumer discretionary and consumer staples decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had overweighted positions relative to the Russell Index in the energy, financials and industrials sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, consumer staples and materials and was rather neutrally weighted to the Russell Index in health care, information technology and real estate. The Fund had no positions at all in the utilities and telecommunication services sectors at the end of the Reporting Period.

FUND BASICS

Flexible Cap Growth Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell 3000® Growth Index[2]
Class A	7.44%	9.17%
Class C	7.03	9.17
Institutional	7.72	9.17
Class IR	7.59	9.17
Class R	7.30	9.17
Class R6	7.72	9.17

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The unmanaged Russell 3000® Growth Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Since Inception	Inception Date
Class A	-3.81%	11.91%	7.71%	1/31/08
Class C	-0.02	12.34	7.61	1/31/08
Institutional	2.20	13.66	8.85	1/31/08
Class IR	2.06	13.48	8.68	1/31/08
Class R	1.56	12.93	8.16	1/31/08
Class R6	2.20	N/A	-2.64	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.19%	3.07%
Class C	1.94	3.82
Institutional	0.82	2.68
Class IR	0.94	2.76
Class R	1.44	3.33
Class R6	0.81	2.66

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	6.7%	Technology Hardware, Storage & Peripherals
Facebook, Inc. Class A	3.7	Internet Software & Services
Amazon.com, Inc.	3.5	Internet & Direct Marketing Retail
Microsoft Corp.	2.7	Software
Alphabet, Inc. Class A	2.7	Internet Software & Services
Alphabet, Inc. Class C	2.3	Internet Software & Services
MasterCard, Inc. Class A	2.2	IT Services
Honeywell International, Inc.	2.1	Industrial Conglomerates
Comcast Corp. Class A	2.0	Media
Costco Wholesale Corp.	1.9	Food & Staples Retailing

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 0.5% of the Fund’s net assets as of February 28, 2017. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Focused Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Focused Growth Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 6.10%, 5.73%, 6.34%, 6.27%, 6.04% and 6.38%, respectively. These returns compare to the 9.15% cumulative total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted positive absolute returns, but sector allocation overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Stock selection as a whole also detracted, albeit more modestly, during the Reporting Period.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in industrials, health care and financials detracted from the Fund’s relative results most. Having underweighted allocations to industrials and health care also hurt. Effective stock selection in the consumer staples and information technology sectors helped the Fund’s performance most relative to the Russell Index.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Russell Index were positions in global pharmaceutical company Allergan, water and wastewater applications services provider Xylem and beer producer and seller Molson Coors Brewing.

During the Reporting Period, Allergan reported disappointing quarterly results due to persistent drug pricing pressures, which have weighed on the company and the pharmaceuticals industry broadly. Though we remain positive on the outlook of Allergan, we decided to exit the Fund’s position in favor of what we considered to be more compelling ideas.

We believe the weakness in Xylem during the Reporting Period was less company specific and more related to an ongoing rotation into more cyclical stocks following the November U.S. elections. Despite the weakness, we remained positive on Xylem at the end of the Reporting Period and believed the company may benefit from secular growth and the recovery of utility spending. Additionally, we were optimistic about Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Shares of Molson Coors Brewing declined following the U.S. elections as did other names in the beverage industry. Much of this was driven by weaker than expected scanner data. (Scanner data is retail purchase

PORTFOLIO RESULTS

information (such as price, brand, product size, amount purchased) gathered at the point of purchase by an electronic device that reads a coded ticket on the product through the use of an electronic reader over which the product passes.) Still, the company reported earnings that slightly beat modest estimates. At the end of the Reporting Period, we remained positive on Molson Coors Brewing given the potential for value creation from its transformational acquisition of the Miller joint venture. We expect the deal may unlock greater cost and revenue synergy opportunities than currently expected by the market and may well drive significant margin expansion over time, in our view. Additionally, we think consolidation within the industry could lead to more positive tailwinds.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited from relative to the Russell Index were positions in transportation provider CSX, information technology giant Apple and biopharmaceutical company Incyte.

CSX, a new position for the Fund during the Reporting Period, provides rail, intermodal, domestic container shipping and contract logistics services around the world. Since being added to the Fund’s portfolio during the fourth quarter of 2016, the company saw its stock price spike in January 2017, as Canadian Pacific Chief Executive Officer, Hunter Harrison, resigned and was reportedly seeking a senior management position at CSX. The market viewed the potential move positively given Harrison’s strong reputation. The company also reported results that beat market expectations on revenues but slightly missed on earnings. In our view, CSX’s focus on margin expansion initiatives could be supportive of growth alongside a free cash flow inflection following investments in locomotives. We believe CSX is well positioned to benefit from a possible inflationary environment given its cyclical business model and also from potential tax reforms given its currently high tax rate. Overall, at the end of the Reporting Period, we were optimistic about CSX’s growth prospects, operation improvement potential and strong free cash flow generation.

Apple’s quarterly earnings during the Reporting Period were generally in line with market expectations on revenues and earnings per share, and its management remained constructive about guidance. During the Reporting Period, Apple launched the iPhone 7 as well as other products such as the new Apple watch and wireless earbuds. At the end of the Reporting Period, we continued to see a number of strong growth catalysts for Apple, including solid iPhone 7 and iPhone 7 Plus demand as well as ongoing product innovation and development. In our view, the company continues to deliver strong services growth, which we believe is important, as this decreases transactional volatility tied to product cycles. At the end of the Reporting Period, we remained optimistic on Apple’s significant installed base, experienced management, established brand name and continued innovation.

During the Reporting Period, Incyte announced it would be advancing one of its key oncology drugs, Epacadostat, into five additional tumor types, which was above market expectations. Additionally, the announced acquisition of ARIAD Pharmaceuticals by Takeda was viewed as a positive for the industry broadly, demonstrating the scarcity value of mid-cap oncology franchises like Incyte. At the end of the Reporting Period, we maintained our belief that Incyte has a strong combination of growing revenues and pipeline opportunities that make it, in our view, a compelling growth investment.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A

In addition to the purchases already mentioned, we initiated a Fund position in Northern Trust, an international financial services firm. Northern Trust is a company we had previously owned in our portfolios for its high quality fundamentals, including a solid balance sheet and cash position. We believe Northern Trust is well positioned to benefit from interest rate hikes and significant organic growth opportunities within the custody and fund administration business. We are additionally positive on the company’s wealth management segment given its mix of both active and passive strategies. The company’s management has stated it expects to reinvest its earnings into the business while targeting a meaningful return on equity, which could benefit shareholders. Northern Trust also has a high payout ratio and is well capitalized, in our view. Finally, we believe Northern Trust may further benefit from potentially lower corporate tax rates.

PORTFOLIO RESULTS

With what we consider to be an experienced management and a high quality franchise, we are optimistic on Northern Trust’s growth prospects.

We established a Fund position in Danaher, a company that designs, manufactures and markets medical, industrial and commercial products and services. We liked the company for its disciplined approach to capital deployment, investing through acquisitions with what it considered to be attractive economics. Danaher has also continued to post favorable organic growth, especially relative to its peers and in a low economic growth environment. Danaher has additionally adjusted its focus on business areas less tied to capital equipment spending, and we believe this could serve the company well in the long term. Our thesis was that Danaher is a high quality company that was reasonably priced, with what we viewed as an outstanding management team and high barriers to entry in its key business segments.

Conversely, in addition to those sales mentioned earlier, we exited the Fund’s position in Honeywell International. Honeywell International is a diversified technology and manufacturing company, which offers aerospace products, power generation systems, specialty chemicals and electronic materials. During the fourth quarter of 2016, Honeywell International pre-announced earnings that were lower than market expectations, causing its shares to decline. The company also revised its third quarter 2016 revenue growth outlook lower amidst weaker results in its aerospace business segment and generally soft industry conditions. While we continue to like the franchise, we believed the company was going through a slow stretch of growth, while its management was also transitioning. We believed these developments warranted prudence. Thus, we exited the Fund’s position in favor of other ideas with what we believe are more compelling risk/reward opportunities.

We eliminated the Fund’s position in health care equipment and services company Abbott Laboratories. The company’s share price had experienced weakness over acquisition-related news, along with foreign exchange headwinds and market growth deterioration in its pediatric nutrition segment in China. Although we continue to believe Abbott Laboratories is a growing business that capitalizes on strong execution, we exited the Fund’s position to invest in companies we considered to have a more favorable risk/ reward profile.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer discretionary, energy, financials and health care increased and its allocations to consumer staples, industrials, information technology, materials and real estate decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had overweighted positions relative to the Russell Index in the financials, real estate and energy sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, health care, industrials and information technology. The Fund was rather neutrally weighted to the Russell Index in consumer staples and had no positions at all in the materials, telecommunication services or utilities sectors at the end of the Reporting Period.

FUND BASICS

Focused Growth Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	6.10%	9.15%
Class C	5.73	9.15
Institutional	6.34	9.15
Class IR	6.27	9.15
Class R	6.04	9.15
Class R6	6.38	9.15

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Since Inception	Inception Date
Class A	-8.49%	9.55%	1/31/12
Class C	-4.81	10.02	1/31/12
Institutional	-2.72	11.28	1/31/12
Class IR	-2.87	11.12	1/31/12
Class R	-3.42	10.55	1/31/12
Class R6	-2.68	-2.90	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.21%	2.35%
Class C	1.96	3.14
Institutional	0.82	1.91
Class IR	0.96	1.90
Class R	1.47	2.56
Class R6	0.78	1.87

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	9.5%	Technology Hardware, Storage & Peripherals
Costco Wholesale Corp.	6.6	Food & Staples Retailing
MasterCard, Inc. Class A	6.0	IT Services
Alphabet, Inc. Class A	5.7	Internet Software & Services
Amazon.com, Inc.	5.3	Internet & Direct Marketing Retail
Facebook, Inc. Class A	5.2	Internet Software & Services
Comcast Corp. Class A	4.9	Media
Northern Trust Corp.	4.8	Capital Markets
Intercontinental Exchange, Inc.	4.7	Capital Markets
Danaher Corp.	4.3	Health Care Equipment & Supplies

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Growth Opportunities Fund

Portfolio Composition

The Fund invests primarily in medium-sized growth companies with a market capitalization between $1 and $10 billion. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Growth Opportunities Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 3.13%, 2.72%, 3.35%, 3.06%, 3.30%, 3.05% and 3.31%, respectively. These returns compare to the 6.74% cumulative total return of the Fund’s benchmark, the Russell Midcap® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit much more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Detracting most from the Fund’s relative results was challenging stock selection in the information technology, consumer staples and industrials sectors. The sectors that contributed most positively to the Fund’s relative performance during the Reporting Period were health care, telecommunication services and energy, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Russell Index were positions in food manufacturer TreeHouse Foods, water and wastewater applications services provider Xylem and consumer products retailer Newell Brands.

Shares of TreeHouse Foods declined after the company reported mixed second quarter 2016 earnings and announced the retirement of its Chief Financial Officer. Then, in November 2016, the company reported disappointing third calendar quarter results with sales and earnings below market expectations. TreeHouse Foods also announced management changes, which, alongside plans to reorganize its sales force, led to some near-term uncertainty. Following the drop in its stock price, however, the company saw better performance, especially in February 2017 when it announced earnings that were better than the market feared, causing its stock price to regain some of the prior losses. At the end of the Reporting Period, we remained positive on TreeHouse Foods’ growth opportunities, including its acquisition of Ralcorp through which it could potentially extract long-term value for shareholders.

We believe the weakness in Xylem during the Reporting Period was less company specific and more related to an ongoing rotation into more cyclical stocks following the November U.S. elections. Despite the weakness, we remained positive on Xylem at the end of the Reporting

PORTFOLIO RESULTS

Period and believed the company may benefit from secular growth and the recovery of utility spending. Additionally, we were optimistic about Xylem’s margin expansion prospects and believed its management team has done well to position the company for sustainable long-term growth.

Newell Brands reported earnings that were below market expectations, causing its shares to decline. There was short-term concern that sales momentum may slow in the coming quarters due to ongoing integration work. Despite its underperformance, we continued to like the business and believed, at the end of the Reporting Period, that Newell Brands potentially represents a multi-year, double-digit earnings growth story. In our view, the company’s acquisition of Jarden, a similar holding company of consumer durable goods, could also yield meaningful synergies and earnings flexibility. Overall, we believed at the end of the Reporting Period that Newell Brands has a strong management team with a demonstrated track record of delivering shareholder value through both organic growth and acquisitions.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the Russell Index from positions in diversified technology company Roper Technologies, integrated communications services provider Level 3 Communications and veterinary clinics operator VCA.

Roper Technologies provides engineered products and solutions for the global niche markets. For much of the Reporting Period, the company performed in line with the overall market. However, in February 2017, its stock price spiked, as it announced solid earnings that beat market expectations on earnings per share and also announced strong guidance. Roper Technologies focuses on cash return on investment (“CROI”) metrics, which have historically served the company well. In our view, Roper Technologies has a significant runway for its differentiated merger and acquisition strategy to potentially grow the business. We think the company’s margins and CROI could continue to expand as it transitions from an industrial company to a more software aligned company. At the end of the Reporting Period, we were optimistic on what we viewed as the company’s innovative measures, disciplined capital deployment and its management’s solid execution ability.

During the Reporting Period, Level 3 Communications announced it had accepted an acquisition offer from CenturyLink, a communication services provider. Following the news, the stock’s price rose, and we decided to exit the Fund’s position in the company.

VCA announced during the Reporting Period that it had accepted a buyout offer from Mars, Inc. We had initiated a position in VCA earlier in 2016, as we believed there was positive momentum in the U.S. veterinary market, and the company’s same-store revenue growth had remained strong. We were encouraged by this acquisition news and exited the Fund’s position in VCA accordingly, taking profits after the stock surged on the announcement.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We initiated a Fund position in Northern Trust, an international financial services firm. Northern Trust is a company we had previously owned in our portfolios for its high quality fundamentals, including a solid balance sheet and cash position. We believe Northern Trust is well positioned to benefit from interest rate hikes and significant organic growth opportunities within the custody and fund administration business. We are additionally positive on the company’s wealth management segment given its mix of both active and passive strategies. The company’s management has stated it expects to reinvest its earnings into the business while targeting a meaningful return on equity, which could benefit shareholders. Northern Trust also has a high payout ratio and is well capitalized, in our view. Finally, we believe Northern Trust may further benefit from potentially lower corporate tax rates. With what we consider to be an experienced management and a high quality franchise, we are optimistic on Northern Trust’s growth prospects.

We established a Fund position in financial services technology company Fiserv. The company provides products and services used to process electronic payment transactions and other account processing services. Fiserv has a strong long-term track record, and we believe is poised to accelerate organic revenue

PORTFOLIO RESULTS

growth. We are positive on the company’s ability to continue to grow revenue and increase margins. We also look to the positive benefits that could come from potential tax reforms given its currently high tax rate.

Conversely, in addition to those sales already mentioned, we exited the Fund’s position in Fidelity National Information Services. In February 2017, the company reported fourth quarter 2016 results that were in line with market expectations but lowered its outlook for 2017. Based on this disappointing outlook, we decided to sell the Fund’s position and allocate capital into other ideas with what we believed to be more compelling risk/reward opportunities.

We eliminated the Fund’s position in McCormick & Company, a manufacturer of spices, seasoning mixes and condiments. Its stock had been a strong performer for the Fund in the first half of 2016. However, the company’s premium valuation and more conventional consumer staples characteristics left it vulnerable amidst a cyclical market rotation, in our view. Consequently, we decided to exit the position.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to financials, industrials, real estate and information technology increased and its allocations to consumer discretionary, consumer staples, health care, materials, and telecommunication services decreased relative to the Russell Index.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had overweighted positions relative to the Russell Index in the financials and industrials sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, consumer staples, health care and real estate. The Fund was rather neutrally weighted to the Index in information technology, energy and materials and had no positions at all in telecommunication services and utilities at the end of the Reporting Period.

FUND BASICS

Growth Opportunities Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell Midcap® Growth Index[2]
Class A	3.13%	6.74%
Class C	2.72	6.74
Institutional	3.35	6.74
Service	3.06	6.74
Class IR	3.30	6.74
Class R	3.05	6.74
Class R6	3.31	6.74

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell Midcap® Growth Index is an unmanaged market capitalization weighted index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-4.43%	9.45%	7.23%	9.66%	5/24/99
Class C	-0.62	9.88	7.04	9.19	5/24/99
Institutional	1.49	11.14	8.27	10.44	5/24/99
Service	0.95	10.57	7.73	9.89	5/24/99
Class IR	1.41	10.98	N/A	7.06	11/30/07
Class R	0.90	10.42	N/A	6.53	11/30/07
Class R6	1.49	N/A	N/A	-4.48	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.32%	1.42%
Class C	2.07	2.17
Institutional	0.95	1.02
Service	1.45	1.52
Class IR	1.07	1.17
Class R	1.57	1.67
Class R6	0.93	1.01

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Roper Technologies, Inc.	3.1%	Industrial Conglomerates
Amphenol Corp. Class A	3.0	Electronic Equipment, Instruments & Components
Xylem, Inc.	2.7	Machinery
The Middleby Corp.	2.5	Machinery
Ulta Salon, Cosmetics & Fragrance, Inc.	2.5	Specialty Retail
Panera Bread Co. Class A	2.3	Hotels, Restaurants & Leisure
Ross Stores, Inc.	2.3	Specialty Retail
Northern Trust Corp.	2.3	Capital Markets
Chipotle Mexican Grill, Inc.	2.1	Hotels, Restaurants & Leisure
Intuit, Inc.	2.0	Software

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 0.6% of the Fund’s net assets as of February 28, 2017. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Small/Mid Cap Growth Fund

Portfolio Composition

The Fund invests primarily in small and medium-sized growth companies with a market capitalization between $15 million and $43 billion. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Small/Mid Cap Growth Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 4.60%, 4.24%, 4.76%, 4.54%, 4.73%, 4.46% and 4.80%, respectively. These returns compare to the 8.52% cumulative total return of the Fund’s benchmark, the Russell 2500® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period. Sector allocation as a whole also detracted, albeit much more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	Detracting from relative results most during the Reporting Period were industrials, information technology and consumer discretionary, wherein stock selection was challenging. Effective stock selection in the financials, telecommunication services and energy sectors helped the Fund’s performance most relative to the Russell Index. Having an overweighted allocation to financials, which outperformed the Russell Index during the Reporting Period, also buoyed the Fund’s relative results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among those stocks detracting most from the Fund’s results relative to the Russell Index were positions in food manufacturer TreeHouse Foods, clinical-stage pharmaceutical company Cempra and wireless communication towers operator SBA Communications.

Shares of TreeHouse Foods declined after the company reported mixed second quarter 2016 earnings and announced the retirement of its Chief Financial Officer. Then, in November 2016, the company reported disappointing third calendar quarter results with sales and earnings below market expectations. TreeHouse Foods also announced management changes, which, alongside plans to reorganize its sales force, led to some near-term uncertainty. Following the drop in its stock price, however, the company saw better performance, especially in February 2017 when it announced earnings that were better than the market feared, causing its stock price to regain some of the prior losses. At the end of the Reporting Period, we remained positive on TreeHouse Foods’ growth opportunities, including its acquisition of Ralcorp through which it could potentially extract long-term value for shareholders.

PORTFOLIO RESULTS

Cempra’s shares declined following its third quarter 2016 earnings report, as the company announced disappointing test results for one of its key pipeline treatments. As a result, we exited the Fund’s position during the Reporting Period.

In our view, there were no company-specific drivers of SBA Communications’ share price weakness. Early in the Reporting Period, the company’s shares declined, as the rapid rise in interest rates following the U.S. elections was seen as a negative for the company. Its shares rallied late in the Reporting Period, as the company reported encouraging results and as demand for mobile data increased. Despite the near-term weakness, we remained positive at the end of the Reporting Period on its long-term prospects. In our view, SBA Communications should benefit from secular trends toward growing data usage and is well positioned for growth as it penetrates new markets.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in veterinary clinics operator VCA, biopharmaceutical company Exelixis and investment banking advisory company Evercore Partners.

VCA announced during the Reporting Period that it had accepted a buyout offer from Mars, Inc. We had initiated a position in VCA earlier in 2016, as we believed there was positive momentum in the U.S. veterinary market, and the company’s same-store revenue growth had remained strong. We were encouraged by this acquisition news and exited the Fund’s position in VCA accordingly.

Exelixis engages in the development and commercialization of oncology treatments. Its shares gained following strong results during the Reporting Period. At the end of the Reporting Period, we remained positive on the company and believed it is a well-run and profitable oncology company that has what we consider to be attractive growth and value opportunities within its industry.

During the Reporting Period, shares of Evercore Partners gained steadily, as the company reported consecutive quarters of positive results. Evercore was a new purchase for the Fund during the Reporting Period. We expected to see Evercore Partners taking share from bulge bracket firms and other independent boutiques. (The bulge bracket comprises the world’s largest and most profitable multinational investment banks whose investment banking clients are usually large corporations, institutions, and governments.) The company had also made a conscious decision to reduce its investment management business and focus on delivering margins through higher productivity and cost control initiatives. With a meaningful share buyback and rise in dividends, Evercore Partners’ management has emphasized a focus on returning capital to shareholders. We initiated the purchase as we viewed Evercore Partners as a high quality growth company with an experienced management team and a favorable valuation.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in Nevro, a medical device manufacturer. We view the company as having strong growth prospects, as it works to expand its patented spinal pain treatment product into other pain remedy markets. We are encouraged by Nevro’s ability to gain market share at a rapid pace through its disruptive technology and sales efforts. Overall, we believe the company presents a favorable risk/reward opportunity.

We established a Fund position in Badger Meter. Badger Meter is a water metering and flow equipment company. We believe the company has the opportunity for accelerating growth should municipal spending recover. Additionally, we believe the company is well positioned within its industry, which has seen some signs of consolidation.

Conversely, in addition to those sales mentioned earlier, we eliminated the Fund’s position in McCormick & Company, a manufacturer of spices, seasoning mixes and condiments. Its stock had been a strong performer for the Fund in the first half of 2016. However, the company’s premium valuation and more conventional consumer staples characteristics left it vulnerable amidst a cyclical market rotation, in our view. Consequently, we decided to exit the position.

PORTFOLIO RESULTS

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to financials, industrials and information technology increased and its allocations to consumer discretionary, consumer staples, health care, materials and telecommunication services decreased relative to the Russell Index. The Fund’s position in cash increased during the Reporting Period.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had an overweighted position relative to the Russell Index in the financials, information technology and consumer staples sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in consumer discretionary, health care and real estate. The Fund was rather neutrally weighted to the Index in energy, industrials and materials and had no positions at all in telecommunication services and utilities at the end of the Reporting Period.

FUND BASICS

Small/Mid Cap Growth Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell 2500® Growth Index[2]
Class A	4.60%	8.52%
Class C	4.24	8.52
Institutional	4.76	8.52
Service	4.54	8.52
Class IR	4.73	8.52
Class R	4.46	8.52
Class R6	4.80	8.52

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 2500® Growth Index is an unmanaged index that measures the performance of the small to mid-cap growth segment of the US equity universe. The Russell 2500® Growth Index is constructed to provide a comprehensive and unbiased barometer of the small- to mid-cap growth market. Based on ongoing empirical research of investment manager behavior, the methodology used to determine growth probability approximates the aggregate small- to mid-cap growth manager’s opportunity set. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-5.74%	11.03%	8.23%	8.75%	6/30/05
Class C	-2.01	11.44	8.02	8.43	6/30/05
Institutional	0.11	12.73	9.27	9.68	6/30/05
Service	-0.35	12.15	8.73	9.13	6/30/05
Class IR	0.01	12.56	N/A	8.16	11/30/07
Class R	-0.52	12.00	N/A	7.62	11/30/07
Class R6	0.16	N/A	N/A	-7.30	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.31%	1.45%
Class C	2.06	2.20
Institutional	0.93	1.05
Service	1.43	1.55
Class IR	1.06	1.20
Class R	1.56	1.70
Class R6	0.92	1.04

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Xylem, Inc.	2.6%	Machinery
RPM International, Inc.	2.3	Chemicals
The Middleby Corp.	2.3	Machinery
Panera Bread Co. Class A	2.2	Hotels, Restaurants & Leisure
Global Payments, Inc.	2.1	IT Services
Electronics For Imaging, Inc.	2.1	Technology Hardware, Storage & Peripherals
Black Knight Financial Services, Inc. Class A	2.0	IT Services
Lazard Ltd. Class A	2.0	Capital Markets
Healthcare Services Group, Inc.	1.8	Commercial Services & Supplies
Eagle Bancorp, Inc.	1.8	Banks

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 1.6% of the Fund’s net assets as of February 28, 2017. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Strategic Growth Fund

Portfolio Composition

The Fund invests primarily in U.S. equity investments. The Fund is more selective and focused than many mutual funds and there are typically 50 to 70 holdings in the portfolio. Since the Fund’s inception, the Goldman Sachs Growth Equity Investment Team has focused on several key investment criteria that it believes can drive a company’s growth over the long term. These characteristics are: dominant market share, established brand name, pricing power, recurring revenue stream, free cash flow, high returns on invested capital, predictable growth, sustainable growth, long product life cycle, enduring competitive advantage, favorable demographic trends and excellent management. The Team strives to purchase these companies at reasonable valuations in order to capture the full benefits of their growth.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Strategic Growth Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR, R and R6 Shares generated cumulative total returns, without sales charges, of 7.62%, 7.27%, 7.91%, 7.61%, 7.86%, 7.57% and 7.93%, respectively. These returns compare to the 9.15% cumulative total return of the Fund’s benchmark, the Russell 1000® Growth Index (with dividends reinvested) (the “Russell Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund posted solid absolute gains, but stock selection and sector allocation overall detracted from the Fund’s performance relative to the Russell Index during the Reporting Period.

Q	Which equity market sectors most significantly affected Fund performance?

A	Challenging stock selection in health care, information technology and industrials detracted from the Fund’s relative results most during the Reporting Period. The only two sectors that contributed positively to the Fund’s relative performance during the Reporting Period were consumer discretionary and consumer staples, wherein effective stock selection drove results.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among the stocks detracting most from the Fund’s results relative to the Russell Index were positions in pharmaceutical distribution services and medical supplies provider McKesson, water and wastewater applications services provider Xylem and health care equipment and services company Abbott Laboratories.

Shares of McKesson declined after it reported fiscal second quarter 2017 results with earnings per share well below consensus estimates and its management reduced its 2017 earnings per share guidance. The health care sector in general has seen increased scrutiny over drug pricing procedures, creating a difficult environment to create value. While we continue to like the company, greater uncertainty in the near term led us to exit the position and allocate the capital to positions that have a more compelling risk/reward outlook, in our view.

We believe the weakness in Xylem during the Reporting Period was less company specific and more related to an ongoing rotation into more cyclical stocks following the November U.S. elections. Despite the weakness, we remained positive on Xylem at the end of the Reporting Period and believed the company may benefit from secular growth and the recovery of utility spending. Additionally, we were optimistic about Xylem’s margin expansion prospects

PORTFOLIO RESULTS

and believed its management team has done well to position the company for sustainable long-term growth.

Abbott Laboratories’ share price experienced weakness in October 2016 when it was disclosed that St. Jude, a pending acquisition of the company, was experiencing premature battery depletion in some of its devices. Also in October 2016, Abbott Laboratories announced third calendar quarter earnings that were generally in line with market consensus. The company’s share price continued to experience weakness over acquisition-related news, along with foreign exchange headwinds and market growth deterioration in its pediatric nutrition segment in China. Although we continue to believe Abbott Laboratories is a growing business that capitalizes on strong execution, we exited the Fund’s position to invest in companies we considered to have a more favorable risk/reward profile.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the Russell Index were positions in transportation provider CSX, information technology giant Apple and digital media streaming company Netflix.

CSX, a new position for the Fund during the Reporting Period, provides rail, intermodal, domestic container shipping and contract logistics services around the world. Since being added to the Fund’s portfolio during the fourth quarter of 2016, the company saw its stock price spike in January 2017, as Canadian Pacific Chief Executive Officer, Hunter Harrison, resigned and was reportedly seeking a senior management position at CSX. The market viewed the potential move positively given Harrison’s strong reputation. The company also reported results that beat market expectations on revenues but slightly missed on earnings. In our view, CSX’s focus on margin expansion initiatives could be supportive of growth alongside a free cash flow inflection following investments in locomotives. We believe CSX is well positioned to benefit from a possible inflationary environment given its cyclical business model and also from potential tax reforms given its currently high tax rate. Overall, at the end of the Reporting Period, we were optimistic about CSX’s growth prospects, operation improvement potential and strong free cash flow generation.

Apple’s quarterly earnings during the Reporting Period were generally in line with market expectations on revenues and earnings per share, and its management remained constructive about guidance. During the Reporting Period, Apple launched the iPhone 7 as well as other products such as the new Apple watch and wireless earbuds. At the end of the Reporting Period, we continued to see a number of strong growth catalysts for Apple, including solid iPhone 7 and iPhone 7 Plus demand as well as ongoing product innovation and development. In our view, the company continues to deliver strong services growth, which we believe is important, as this decreases transactional volatility tied to product cycles. At the end of the Reporting Period, we remained optimistic on Apple’s significant installed base, experienced management, established brand name and continued innovation.

During the Reporting Period, shares of Netflix gained sharply following exceptionally strong third and fourth quarter 2016 results with revenues and earnings that were well ahead of market expectations. Importantly, subscriber growth across both domestic and international markets was strong. At the end of the Reporting Period, we remained positive on Netflix as the market leader within the digital media streaming industry, offering a convenient way to consume content without the burden of ownership. We further believed the company was well positioned to capture subscriber growth globally.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we established a Fund position in media and entertainment company Walt Disney & Co. As the outlook for U.S. economic growth improved for many following the U.S. elections, we were positive on the ability of the company to capitalize on the potential opportunities, especially in their theme park revenue. We also felt some of the perceived risks surrounding its ESPN business were overstated. In our view, Disney has a strong balance sheet, robust free cash flow and earnings growth and remains committed to buying back shares. We are positive on the company moving forward and on its potential for sustained growth.

PORTFOLIO RESULTS

We initiated a Fund position in Northern Trust, an international financial services firm. Northern Trust is a company we had previously owned in our portfolios for its high quality fundamentals, including a solid balance sheet and cash position. We believe Northern Trust is well positioned to benefit from interest rate hikes and significant organic growth opportunities within the custody and fund administration business. We are additionally positive on the company’s wealth management segment given its mix of both active and passive strategies. The company’s management has stated it expects to reinvest its earnings into the business while targeting a meaningful return on equity, which could benefit shareholders. Northern Trust also has a high payout ratio and is well capitalized, in our view. Finally, we believe Northern Trust may further benefit from potentially lower corporate tax rates. With what we consider to be an experienced management and a high quality franchise, we are optimistic on Northern Trust’s growth prospects.

The two biggest sales by the Fund during the Reporting Period were those of Abbott Laboratories and McKesson, each mentioned earlier.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer discretionary and financials increased and its allocations to health care, information technology and real estate decreased relative to the Russell Index. The Fund’s position in cash also decreased during the Reporting Period.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund had an overweighted position relative to the Russell Index in the financials and energy sectors. On the same date, the Fund had underweighted positions compared to the Russell Index in health care and materials. The Fund was rather neutrally weighted to the Russell Index in consumer discretionary, consumer staples, information technology, industrials and real estate and had no positions at all in utilities and telecommunication services at the end of the Reporting Period.

FUND BASICS

Strategic Growth Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	Russell 1000® Growth Index[2]
Class A	7.62%	9.15%
Class C	7.27	9.15
Institutional	7.91	9.15
Service	7.61	9.15
Class IR	7.86	9.15
Class R	7.57	9.15
Class R6	7.93	9.15

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000® companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-4.28%	11.98%	6.04%	3.20%	5/24/99
Class C	-0.34	12.41	5.84	2.77	5/24/99
Institutional	1.70	13.70	7.05	3.95	5/24/99
Service	1.26	13.16	6.58	3.52	5/24/99
Class IR	1.65	13.54	N/A	13.50	1/06/09
Class R	1.07	13.02	N/A	12.99	1/06/09
Class R6	1.80	N/A	N/A	-0.62	7/31/15

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR, Class R and Class R6 Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.15%	1.54%
Class C	1.90	2.29
Institutional	0.75	1.14
Service	1.25	1.64
Class IR	0.90	1.29
Class R	1.40	1.79
Class R6	0.76	1.15

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	7.2%	Technology Hardware, Storage & Peripherals
Microsoft Corp.	4.3	Software
Facebook, Inc. Class A	3.8	Internet Software & Services
Amazon.com, Inc.	3.8	Internet & Direct Marketing Retail
Alphabet, Inc. Class A	3.1	Internet Software & Services
Costco Wholesale Corp.	2.7	Food & Staples Retailing
Comcast Corp. Class A	2.6	Media
MasterCard, Inc. Class A	2.3	IT Services
Alphabet, Inc. Class C	2.3	Internet Software & Services
Eli Lilly & Co.	2.1	Pharmaceuticals

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 0.4% of the Fund’s net assets as of February 28, 2017. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Technology Opportunities Fund

Portfolio Composition

The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowing for investment purposes (measured at time of purchase) in equity investments in technology companies. The Fund seeks to achieve its investment objective by investing, under normal circumstances, in approximately 30-40 companies that are considered by the Investment Adviser to benefit from the proliferation of technology. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 25% of its total assets measured at the time of purchase in foreign securities, including securities of issuers in countries with emerging markets or economies and securities quoted in foreign currencies. The Fund may also invest in privately held companies and companies that only recently began to trade publicly.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Growth Equity Investment Team discusses the Goldman Sachs Technology Opportunities Fund’s (the “Fund”) performance and positioning for the six-month period ended February 28, 2017 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service and IR Shares generated cumulative total returns, without sales charges, of 9.83%, 9.39%, 10.01%, 9.71% and 9.92%, respectively. These returns compare to the 13.09% cumulative total return of the Fund’s benchmark, the S&P North American Technology Sector Index (the “S&P Technology Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated positive absolute returns, but stock selection overall detracted from the Fund’s performance relative to the S&P Technology Index during the Reporting Period. Sector allocation as a whole also detracted, albeit more modestly.

Q	Which equity market sectors most significantly affected Fund performance?

A	As both the Fund and the S&P Technology Index have the majority of their respective assets allocated to the information technology sector, broad equity market sector performance generally does not have a meaningful impact on relative performance. That said, detracting most from the Fund’s relative results was weak stock selection in information technology and having exposure to the real estate and financials sectors, which are not components of the S&P Technology Index but which lagged the S&P Technology Index during the Reporting Period. Having exposure to the telecommunication services sector, which is not a component of the S&P Technology Index but which outperformed the S&P Technology Index during the Reporting Period, buoyed the Fund’s relative results most.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the S&P Technology Index were positions in wireless communications and broadcast tower real estate investment trust American Tower, wireless communication towers operator SBA Communications and social networking, user review and local search website operator Yelp.

American Tower was the top detractor from the Fund’s relative results during the Reporting Period. In our view, there were no company-specific drivers of its weakness. Early in the Reporting Period, the company’s shares declined, as the rapid rise in interest rates following the U.S. elections was seen as a negative for the company. American Tower’s stock rallied late in the Reporting Period as the company reported encouraging results and as demand for mobile data increased. Despite its shares’ decline for the Reporting Period overall, at the end of the Reporting Period, we believed American Tower may benefit going forward from secular trends toward growing data usage, taking advantage of its dominant market share, global expansion and additional investment

PORTFOLIO RESULTS

opportunities to fuel long-term growth. With recurring revenue streams and strong organic leasing growth, at what we consider to be an attractive valuation relative to its peers, we believe American Tower is a high quality and durable growth company.

Similarly, in our view, there were no company-specific drivers of SBA Communications’ share price weakness. Early in the Reporting Period, the company’s shares declined, as the rapid rise in interest rates following the U.S. elections was seen as a negative for the company. Its shares rallied late in the Reporting Period, as the company reported encouraging results and as demand for mobile data increased. Despite the near-term weakness, we remained positive at the end of the Reporting Period on its long-term prospects. In our view, SBA Communications should benefit from secular trends toward growing data usage and is well positioned for growth as it penetrates new markets.

Shares of Yelp, a new position for the Fund during the Reporting Period, declined after the company reported mixed fourth quarter 2016 earnings with guidance below market expectations. The company also announced that its sales force had decreased during the Reporting Period, which investors viewed negatively. Despite its share price decline, at the end of the Reporting Period, we viewed Yelp favorably, as the company continues to transition its business to become more transactional, supported by the launch of its Request a Quote product, which we believe has strong potential upside.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among those stocks the Fund benefited most from relative to the S&P Technology Index were positions in integrated communications services provider Level 3 Communications, cloud-based services provider ServiceNow and semiconductor company NXP Semiconductors.

During the Reporting Period, Level 3 Communications announced it had accepted an acquisition offer from CenturyLink, a communication services provider. Following the news, the stock’s price rose, and we decided to exit the Fund’s position in the company.

ServiceNow provides cloud-based services to automate enterprise information technology operators. During the Reporting Period, the company reported positive third and fourth quarter 2016 results, with revenues and earnings ahead of market estimates. Such results were driven by a number of large deals, increasing add-on sales and growing success in the company’s new Inspire program, which helps organizations improve their platforms. The company also gave positive guidance that beat market expectations across its key metrics. At the end of the Reporting Period, we continued to believe ServiceNow is a high quality growth business in the software space and that the company may well generate shareholder value through its product pipeline and acquisition synergies.

Shares of NXP Semiconductors gained sharply early in the Reporting Period following the announcement by Qualcomm that it would acquire NXP Semiconductors. Our thesis was that the company was a high quality franchise with a diverse opportunity set, differentiated product lineup and effective management team. We believed these factors positioned the company well for long-term growth.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in Global Payments, a provider of payment technology services. In January 2017, the company reported fiscal first quarter results that slightly beat market expectations. The highlights of its earnings were good operating margins, particularly in the U.S., and accelerating organic revenue growth. In our view, there are multiple levers the company can utilize to deliver earnings growth — cost synergies and pricing opportunities at Heartland, which the company acquired, and capital allocation via joint ventures and share repurchases. We sought to take advantage of the pullback in technology stocks to invest in what we believe is a high quality growth company at an attractive valuation.

We added Total System Services to the Fund’s portfolio during the Reporting Period. Total System Services provides electronic payment processing services to banks and other financial institutions. When we initiated a Fund position in the company, we viewed it as a high quality payments franchise that was trading at a depressed valuation due to several short-term headwinds. The company performed well during

PORTFOLIO RESULTS

the Reporting Period, and we remained positive on its outlook at the end of the Reporting Period.

Conversely, in addition to those sales mentioned earlier, we exited the Fund’s position in LinkedIn. In early June 2016, Microsoft announced its acquisition of LinkedIn. We were encouraged to have our view validated through this news, as we previously held conviction in LinkedIn’s unique business offering, competitive position and long-term growth potential. We sold the position accordingly and allocated the capital to other high conviction ideas.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In constructing the Fund’s portfolio, we focus on picking stocks rather than on making industry or sector bets. We seek to outpace the benchmark index by overweighting stocks that we expect to outperform and underweighting those that we think may lag. Consequently, changes in its sector weights are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to information technology increased and its exposure to consumer discretionary decreased relative to the S&P Technology Index. The Fund’s position in cash also decreased during the Reporting Period, and its exposure to telecommunication services decreased.

Q	How was the Fund positioned relative to its benchmark index at the end of February 2017?

A	At the end of February 2017, the Fund’s was underweighted relative to the S&P Technology Index in the information technology sector and was rather neutrally weighted to the S&P Technology Index in the consumer discretionary sector, the only other component of the S&P Technology Index. On the same date, the Fund had exposure to the financials and real estate sectors. The Fund had no exposure to the telecommunication services sector at the end of the Reporting Period.

FUND BASICS

Technology Opportunities Fund

as of February 28, 2017

PERFORMANCE REVIEW
September 1, 2016–February 28, 2017	Fund Total Return (based on NAV)[1]	S&P North American Technology Sector Index[2]
Class A	9.83%	13.09%
Class C	9.39	13.09
Institutional	10.01	13.09
Service	9.71	13.09
Class IR	9.92	13.09

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance reflects the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The S&P North American Technology Sector Index provides investors with a benchmark that represents U.S. securities classified under the Global Industry Classification Standard (“GICS”)® technology sector and Internet retail sub-industry.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 12/31/16	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	0.33%	12.96%	8.83%	4.51%	10/1/99
Class C	4.35	13.40	8.64	4.06	10/1/99
Institutional	6.56	14.71	9.89	5.28	10/1/99
Service	6.05	14.14	9.36	4.77	10/1/99
Class IR	6.41	14.53	N/A	11.05	9/30/10

[3]	The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.39%	1.55%
Class C	2.14	2.30
Institutional	0.99	1.15
Service	1.49	1.65
Class IR	1.14	1.30

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least December 29, 2017, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 2/28/17[5]
Holding	% of Net Assets	Line of Business
Apple, Inc.	8.4%	Technology Hardware, Storage & Peripherals
Amazon.com, Inc.	6.0	Internet & Direct Marketing Retail
Facebook, Inc. Class A	5.8	Internet Software & Services
Alphabet, Inc. Class A	4.4	Internet Software & Services
Alphabet, Inc. Class C	4.1	Internet Software & Services
NXP Semiconductors NV	4.0	Semiconductors & Semiconductor Equipment
Microsoft Corp.	3.9	Software
Oracle Corp.	3.9	Software
Amphenol Corp. Class A	3.6	Electronic Equipment, Instruments & Components
American Tower Corp.	3.3	Equity Real Estate Investment Trusts (REITs)

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATION[6]
As of February 28, 2017

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from the percentages contained in the graph above. The graph categorizes investments using the Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 0.2% of the Fund’s net assets as of February 28, 2017. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS CAPITAL GROWTH FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value

Common Stocks – 99.6%
Aerospace & Defense – 3.2%
28,994	General Dynamics Corp.	$5,503,351
25,523	Northrop Grumman Corp.	6,306,478
88,647	The Boeing Co.	15,976,849

		27,786,678

Air Freight & Logistics – 0.6%
27,652	FedEx Corp.	5,336,283

Auto Components – 0.2%
48,179	BorgWarner, Inc.	2,032,672

Banks – 0.8%
24,373	First Republic Bank	2,286,919
71,821	SunTrust Banks, Inc.	4,272,631

		6,559,550

Beverages – 3.2%
196,514	Brown-Forman Corp. Class B	9,582,023
81,078	Molson Coors Brewing Co. Class B	8,139,420
136,607	Monster Beverage Corp.*	5,660,994
92,227	The Coca-Cola Co.	3,869,845

		27,252,282

Biotechnology – 3.6%
55,403	Alkermes PLC*	3,130,269
78,765	Celgene Corp.*	9,728,265
67,824	Gilead Sciences, Inc.	4,780,235
59,146	Incyte Corp.*	7,872,333
66,251	Vertex Pharmaceuticals, Inc.*	6,003,666

		31,514,768

Building Products – 1.0%
155,359	Fortune Brands Home & Security, Inc.	8,984,411

Capital Markets – 2.9%
32,758	Affiliated Managers Group, Inc.	5,501,051
103,378	Intercontinental Exchange, Inc.	5,905,985
70,124	Lazard Ltd. Class A	3,019,539
69,370	Northern Trust Corp.	6,059,470
36,232	S&P Global, Inc.	4,690,957

		25,177,002

Chemicals – 2.6%
59,527	Ashland Global Holdings, Inc.	7,182,528
62,964	RPM International, Inc.	3,355,351
31,485	The Sherwin-Williams Co.	9,714,382
101,760	Valvoline, Inc.(a)	2,281,459

		22,533,720

Consumer Finance* – 0.3%
199,124	SLM Corp.	2,387,497

Containers & Packaging – 0.7%
74,427	Avery Dennison Corp.	6,007,003

Electrical Equipment* – 0.3%
68,787	Sensata Technologies Holding NV	2,823,706

Electronic Equipment, Instruments & Components – 0.7%
86,363	Amphenol Corp. Class A	5,977,183

Common Stocks – (continued)
Energy Equipment & Services – 0.3%
36,588	Schlumberger Ltd.	2,940,212

Equity Real Estate Investment Trusts (REITs) – 2.0%
85,922	American Tower Corp.	9,862,986
19,235	Equinix, Inc.	7,233,707

		17,096,693

Food & Staples Retailing – 2.7%
78,844	Costco Wholesale Corp.	13,969,580
88,293	Walgreens Boots Alliance, Inc.	7,626,749
57,750	Whole Foods Market, Inc.	1,771,193

		23,367,522

Food Products – 1.1%
117,284	Blue Buffalo Pet Products, Inc.*	2,866,421
77,375	Snyder’s-Lance, Inc.	3,062,502
14,841	The Kraft Heinz Co.	1,358,100
26,769	TreeHouse Foods, Inc.*	2,277,507

		9,564,530

Health Care Equipment & Supplies – 3.2%
305,510	Boston Scientific Corp.*	7,500,271
18,058	C.R. Bard, Inc.	4,428,544
48,668	Danaher Corp.	4,163,547
96,051	Edwards Lifesciences Corp.*	9,032,636
3,212	Intuitive Surgical, Inc.*	2,367,244

		27,492,242

Health Care Providers & Services – 2.8%
36,714	Aetna, Inc.	4,727,295
58,243	AmerisourceBergen Corp.	5,329,817
77,435	UnitedHealth Group, Inc.	12,806,200
19,452	VCA, Inc.*	1,768,187

		24,631,499

Hotels, Restaurants & Leisure – 3.0%
12,877	Chipotle Mexican Grill, Inc.*	5,392,115
112,753	McDonald’s Corp.	14,392,920
25,582	Panera Bread Co. Class A*	5,904,326

		25,689,361

Household Durables – 0.8%
138,583	Newell Brands, Inc.	6,794,724

Household Products – 0.2%
19,457	Colgate-Palmolive Co.	1,419,972

Industrial Conglomerates – 3.2%
18,995	3M Co.	3,539,718
147,512	Honeywell International, Inc.	18,365,244
28,140	Roper Technologies, Inc.	5,886,888

		27,791,850

Internet & Direct Marketing Retail – 5.5%
32,342	Amazon.com, Inc.*	27,330,284
15,676	Expedia, Inc.	1,866,071
62,852	Netflix, Inc.*	8,933,155
5,417	The Priceline Group, Inc.*	9,339,612

		47,469,122

60	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CAPITAL GROWTH FUND

Shares	Description	Value

Common Stocks – (continued)
Internet Software & Services* – 7.9%
22,402	Alphabet, Inc. Class A	$18,928,122
23,441	Alphabet, Inc. Class C	19,296,866
80,348	eBay, Inc.	2,723,797
196,021	Facebook, Inc. Class A	26,568,686
26,933	Yelp, Inc.	907,642

		68,425,113

IT Services – 6.7%
38,122	Accenture PLC Class A	4,669,945
112,336	Black Knight Financial Services, Inc. Class A*(a)	4,324,936
38,541	Cognizant Technology Solutions Corp. Class A*	2,284,325
37,546	Fidelity National Information Services, Inc.	3,088,910
29,229	Fiserv, Inc.*	3,373,027
11,959	FleetCor Technologies, Inc.*	2,033,030
46,560	Global Payments, Inc.	3,710,367
19,459	International Business Machines Corp.	3,499,117
228,418	MasterCard, Inc. Class A	25,231,052
104,668	PayPal Holdings, Inc.*	4,396,056
29,832	Total System Services, Inc.	1,625,247

		58,236,012

Life Sciences Tools & Services – 1.6%
120,775	Agilent Technologies, Inc.	6,195,757
30,692	Illumina, Inc.*	5,137,841
5,857	Mettler-Toledo International, Inc.*	2,789,221

		14,122,819

Machinery – 1.4%
24,412	Fortive Corp.	1,407,352
36,495	The Middleby Corp.*	5,062,221
120,805	Xylem, Inc.	5,813,137

		12,282,710

Media – 4.5%
544,350	Comcast Corp. Class A	20,369,577
171,923	The Walt Disney Co.	18,927,003

		39,296,580

Oil, Gas & Consumable Fuels* – 0.2%
14,468	Concho Resources, Inc.	1,916,287

Personal Products – 0.6%
57,681	The Estee Lauder Cos., Inc. Class A	4,778,871

Pharmaceuticals – 4.2%
42,922	Allergan PLC	10,508,164
229,932	Eli Lilly & Co.	19,040,669
121,172	Zoetis, Inc.	6,459,679

		36,008,512

Road & Rail – 0.7%
120,304	CSX Corp.	5,841,962

Semiconductors & Semiconductor Equipment – 2.0%
94,409	Applied Materials, Inc.	3,419,494
78,160	NXP Semiconductors NV*	8,035,629

Common Stocks – (continued)
Semiconductors & Semiconductor Equipment – (continued)
33,356	Qorvo, Inc.*	2,204,832
41,685	Texas Instruments, Inc.	3,193,905

		16,853,860

Software – 8.4%
32,929	Adobe Systems, Inc.*	3,896,818
16,456	Autodesk, Inc.*	1,420,153
35,561	Electronic Arts, Inc.*	3,076,026
40,190	Intuit, Inc.	5,041,434
411,048	Microsoft Corp.	26,298,851
107,176	Mobileye NV*(a)	4,878,652
311,753	Oracle Corp.	13,277,560
34,334	salesforce.com, Inc.*	2,793,071
62,028	ServiceNow, Inc.*	5,391,474
74,936	Splunk, Inc.*	4,625,799
38,726	Tableau Software, Inc. Class A*	2,042,409

		72,742,247

Specialty Retail – 5.5%
17,234	Advance Auto Parts, Inc.	2,699,017
34,123	O’Reilly Automotive, Inc.*	9,271,560
115,581	Ross Stores, Inc.	7,926,545
101,981	The Home Depot, Inc.	14,778,067
41,792	Tractor Supply Co.	2,963,471
35,464	Ulta Salon, Cosmetics & Fragrance, Inc.*	9,696,921

		47,335,581

Technology Hardware, Storage & Peripherals – 7.3%
463,858	Apple, Inc.	63,543,907

Textiles, Apparel & Luxury Goods – 1.6%
140,181	Kate Spade & Co.*	3,344,719
145,944	NIKE, Inc. Class B	8,342,159
22,656	PVH Corp.	2,075,289

		13,762,167

Tobacco – 2.1%
155,810	Altria Group, Inc.	11,673,285
61,701	Philip Morris International, Inc.	6,747,005

		18,420,290

TOTAL COMMON STOCKS
(Cost $576,516,693)		$862,197,400

Shares	Distribution Rate	Value

Investment Companies(b)(c) – 0.0%
Goldman Sachs Financial Square Government Fund – Institutional Shares
290	0.470%	$290
(Cost $290)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $576,516,983)		$862,197,690

The accompanying notes are an integral part of these financial statements.	61

GOLDMAN SACHS CAPITAL GROWTH FUND

Schedule of Investments (continued)

February 28, 2017 (Unaudited)

Shares	Distribution Rate	Value

Securities Lending Reinvestment Vehicle(b)(c) – 0.3%
Goldman Sachs Financial Square Government Fund – Institutional Shares
2,330,752	0.470%	$2,330,752
(Cost $2,330,752)

TOTAL INVESTMENTS – 99.9%
(Cost $578,847,735)		$864,528,442

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.1%		980,641

NET ASSETS – 100.0%		$865,509,083

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Represents an Affiliated fund.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

Investment Abbreviations:
PLC	—Public Limited Company

62	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value

Common Stocks – 98.6%
Banks – 1.6%
35,505	SunTrust Banks, Inc.	$2,112,192

Beverages – 2.4%
17,640	Molson Coors Brewing Co. Class B	1,770,880
33,837	Monster Beverage Corp.*	1,402,205

		3,173,085

Biotechnology* – 2.7%
14,202	Incyte Corp.	1,890,286
18,801	Vertex Pharmaceuticals, Inc.	1,703,747

		3,594,033

Capital Markets – 5.5%
58,541	Intercontinental Exchange, Inc.	3,344,447
44,383	Northern Trust Corp.	3,876,855

		7,221,302

Chemicals – 1.4%
5,905	The Sherwin-Williams Co.	1,821,929

Energy Equipment & Services – 1.3%
21,564	Schlumberger Ltd.	1,732,883

Equity Real Estate Investment Trusts (REITs) – 4.6%
28,767	American Tower Corp.	3,302,164
7,442	Equinix, Inc.	2,798,713

		6,100,877

Food & Staples Retailing – 5.7%
30,631	Costco Wholesale Corp.	5,427,201
23,087	Walgreens Boots Alliance, Inc.	1,994,255

		7,421,456

Food Products – 1.5%
20,950	The Kraft Heinz Co.	1,917,134

Health Care Equipment & Supplies – 4.6%
68,347	Boston Scientific Corp.*	1,677,919
34,533	Danaher Corp.	2,954,298
15,508	Edwards Lifesciences Corp.*	1,458,372

		6,090,589

Hotels, Restaurants & Leisure – 2.6%
4,914	Chipotle Mexican Grill, Inc.*	2,057,688
10,387	McDonald’s Corp.	1,325,901

		3,383,589

Industrial Conglomerates – 3.9%
23,577	Honeywell International, Inc.	2,935,336
10,648	Roper Technologies, Inc.	2,227,562

		5,162,898

Internet & Direct Marketing Retail* – 5.4%
7,124	Amazon.com, Inc.	6,020,065
646	The Priceline Group, Inc.	1,113,788

		7,133,853

Internet Software & Services* – 10.7%
6,311	Alphabet, Inc. Class A	5,332,353
2,982	Alphabet, Inc. Class C	2,454,812

Common Stocks – (continued)
Internet Software & Services* – (continued)
46,269	Facebook, Inc. Class A	6,271,301

		14,058,466

IT Services – 3.2%
37,456	MasterCard, Inc. Class A	4,137,390

Machinery – 5.0%
40,524	Fortive Corp.	2,336,209
16,161	The Middleby Corp.*	2,241,692
42,113	Xylem, Inc.	2,026,477

		6,604,378

Media – 6.1%
119,112	Comcast Corp. Class A	4,457,171
31,994	The Walt Disney Co.	3,522,219

		7,979,390

Pharmaceuticals – 4.0%
43,919	Eli Lilly & Co.	3,636,932
30,268	Zoetis, Inc.	1,613,587

		5,250,519

Road & Rail – 1.9%
51,201	CSX Corp.	2,486,321

Semiconductors & Semiconductor Equipment – 1.4%
24,487	Texas Instruments, Inc.	1,876,194

Software – 10.9%
22,210	Electronic Arts, Inc.*	1,921,165
17,481	Intuit, Inc.	2,192,817
89,824	Microsoft Corp.	5,746,940
59,839	Oracle Corp.	2,548,543
23,044	salesforce.com, Inc.*	1,874,629

		14,284,094

Specialty Retail – 1.9%
35,984	Ross Stores, Inc.	2,467,783

Technology Hardware, Storage & Peripherals – 8.0%
77,037	Apple, Inc.	10,553,299

Textiles, Apparel & Luxury Goods – 2.3%
52,775	NIKE, Inc. Class B	3,016,619

TOTAL COMMON STOCKS
(Cost $90,105,895)		$129,580,273

The accompanying notes are an integral part of these financial statements.	63

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Schedule of Investments (continued)

February 28, 2017 (Unaudited)

Shares	Distribution Rate	Value

Investment Companies(a)(b) – 0.0%
Goldman Sachs Financial Square Government Fund –Institutional Shares
78	0.470%	$78
(Cost $78)

TOTAL INVESTMENTS – 98.6%
(Cost $90,105,973)		$129,580,351

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.4%		1,882,260

NET ASSETS – 100.0%		$131,462,611

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an Affiliated fund.
(b)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

64	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value

Common Stocks – 97.8%
Automobiles – 2.1%
4,244	General Motors Co.	$156,349

Banks – 12.3%
12,256	Bank of America Corp.	302,478
2,641	JPMorgan Chase & Co.	239,328
6,223	Wells Fargo & Co.	360,187

		901,993

Beverages – 1.8%
1,354	Molson Coors Brewing Co. Class B	135,928

Biotechnology* – 1.2%
638	Incyte Corp.	84,918

Capital Markets – 6.3%
5,810	Deutsche Bank AG*	114,399
3,482	Intercontinental Exchange, Inc.	198,926
3,231	Morgan Stanley	147,560

		460,885

Chemicals – 2.4%
1,467	E.I. du Pont de Nemours & Co.	115,218
198	The Sherwin-Williams Co.	61,091

		176,309

Consumer Finance – 1.3%
1,181	American Express Co.	94,551

Electrical Equipment – 0.8%
941	Emerson Electric Co.	56,554

Equity Real Estate Investment Trusts (REITs) – 4.1%
1,234	American Tower Corp.	141,651
428	Equinix, Inc.	160,958

		302,609

Food & Staples Retailing – 8.4%
1,190	Costco Wholesale Corp.	210,844
1,767	Walgreens Boots Alliance, Inc.	152,634
8,388	Whole Foods Market, Inc.	257,260

		620,738

Health Care Equipment & Supplies – 4.0%
1,884	Danaher Corp.	161,176
1,440	Edwards Lifesciences Corp.*	135,418

		296,594

Hotels, Restaurants & Leisure* – 1.5%
263	Chipotle Mexican Grill, Inc.	110,129

Industrial Conglomerates – 3.0%
7,351	General Electric Co.	219,133

Insurance – 1.5%
2,152	MetLife, Inc.	112,851

Internet & Direct Marketing Retail* – 6.6%
349	Amazon.com, Inc.	294,919
111	The Priceline Group, Inc.	191,378

		486,297

Internet Software & Services* – 8.4%
267	Alphabet, Inc. Class A	225,596
189	Alphabet, Inc. Class C	155,587
1,737	Facebook, Inc. Class A	235,433

		616,616

Common Stocks – (continued)
IT Services – 4.1%
2,703	MasterCard, Inc. Class A	298,573

Machinery – 1.0%
1,512	Xylem, Inc.	72,757

Media – 5.1%
1,767	The Walt Disney Co.	194,529
4,212	Viacom, Inc. Class B	183,011

		377,540

Oil, Gas & Consumable Fuels – 5.9%
947	Chevron Corp.	106,538
261	Concho Resources, Inc.*	34,569
2,204	ConocoPhillips	104,844
989	Exxon Mobil Corp.	80,425
14,623	Southwestern Energy Co.*	109,819

		436,195

Pharmaceuticals – 4.8%
1,576	Eli Lilly & Co.	130,509
6,450	Pfizer, Inc.	220,074

		350,583

Road & Rail – 1.4%
937	Union Pacific Corp.	101,140

Software – 1.1%
1,884	Oracle Corp.	80,240

Technology Hardware, Storage & Peripherals – 5.1%
2,741	Apple, Inc.	375,490

Textiles, Apparel & Luxury Goods – 3.6%
3,372	NIKE, Inc. Class B	192,743
795	PVH Corp.	72,822

		265,565

TOTAL COMMON STOCKS
(Cost $5,391,563)		$7,190,537

Shares	Distribution Rate	Value

Investment Companies(a)(b) – 0.7%
Goldman Sachs Financial Square Government Fund – Institutional Shares
50,469	0.470%	$50,469
(Cost $50,469)

TOTAL INVESTMENTS – 98.5%
(Cost $5,442,032)		$7,241,006

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.5%		107,996

NET ASSETS – 100.0%		$7,349,002

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an Affiliated fund.
(b)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

The accompanying notes are an integral part of these financial statements.	65

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value
Common Stocks – 98.1%
Aerospace & Defense – 0.5%
323	Northrop Grumman Corp.	$79,810

Banks – 1.9%
2,457	Eagle Bancorp, Inc.*	152,948
2,894	SunTrust Banks, Inc.	172,164

		325,112

Beverages – 2.3%
1,827	Brown-Forman Corp. Class B	89,084
1,640	Molson Coors Brewing Co. Class B	164,640
3,663	Monster Beverage Corp.*	151,795

		405,519

Biotechnology* – 3.6%
3,605	ACADIA Pharmaceuticals, Inc.	137,387
1,340	Alkermes PLC	75,710
1,108	Celgene Corp.	136,849
1,396	Incyte Corp.	185,808
896	Vertex Pharmaceuticals, Inc.	81,195

		616,949

Building Products – 0.4%
1,348	Fortune Brands Home & Security, Inc.	77,955

Capital Markets – 3.6%
2,861	Intercontinental Exchange, Inc.	163,449
3,952	Lazard Ltd. Class A	170,173
3,238	Northern Trust Corp.	282,839

		616,461

Chemicals – 2.3%
1,355	Ashland Global Holdings, Inc.	163,494
588	The Sherwin-Williams Co.	181,421
2,518	Valvoline, Inc.(a)	56,454

		401,369

Commercial Services & Supplies – 0.4%
1,606	Healthcare Services Group, Inc.	66,456

Electrical Equipment – 1.7%
780	Rockwell Automation, Inc.	117,858
4,212	Sensata Technologies Holding NV*	172,903

		290,761

Electronic Equipment, Instruments & Components – 1.2%
3,054	Amphenol Corp. Class A	211,367

Energy Equipment & Services – 1.2%
2,609	Schlumberger Ltd.	209,659

Equity Real Estate Investment Trusts (REITs) – 3.6%
1,942	American Tower Corp.	222,922
603	Equinix, Inc.	226,770
1,546	SBA Communications Corp.*	178,981

		628,673

Food & Staples Retailing – 3.1%
1,811	Costco Wholesale Corp.	320,873
2,035	Walgreens Boots Alliance, Inc.	175,783

Common Stocks – (continued)
Food & Staples Retailing – (continued)
1,295	Whole Foods Market, Inc.	39,718

		536,374

Food Products* – 1.1%
3,081	Blue Buffalo Pet Products, Inc.	75,300
1,393	TreeHouse Foods, Inc.	118,516

		193,816

Health Care Equipment & Supplies – 5.2%
5,821	Boston Scientific Corp.*	142,905
1,075	C.R. Bard, Inc.	263,633
1,683	Danaher Corp.	143,981
1,916	Edwards Lifesciences Corp.*	180,181
1,723	Nevro Corp.*	165,391

		896,091

Health Care Providers & Services – 1.3%
1,293	Acadia Healthcare Co., Inc.*	57,823
1,277	Aetna, Inc.	164,427

		222,250

Hotels, Restaurants & Leisure – 3.0%
250	Chipotle Mexican Grill, Inc.*	104,685
1,959	McDonald’s Corp.	250,066
731	Panera Bread Co. Class A*	168,715

		523,466

Household Durables – 0.9%
3,208	Newell Brands, Inc.	157,288

Industrial Conglomerates – 4.9%
1,429	3M Co.	266,294
2,930	Honeywell International, Inc.	364,785
1,036	Roper Technologies, Inc.	216,731

		847,810

Internet & Direct Marketing Retail* – 4.5%
724	Amazon.com, Inc.	611,809
99	The Priceline Group, Inc.	170,689

		782,498

Internet Software & Services* – 8.7%
552	Alphabet, Inc. Class A	466,401
494	Alphabet, Inc. Class C	406,666
4,731	Facebook, Inc. Class A	641,240

		1,514,307

IT Services – 4.4%
3,398	Black Knight Financial Services, Inc. Class A*(a)	130,823
761	Fiserv, Inc.*	87,820
935	Global Payments, Inc.	74,510
3,433	MasterCard, Inc. Class A	379,209
1,607	Total System Services, Inc.	87,549

		759,911

66	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Shares	Description	Value
Common Stocks – (continued)
Life Sciences Tools & Services – 2.0%
3,415	Agilent Technologies, Inc.	$175,190
367	Illumina, Inc.*	61,436
242	Mettler-Toledo International, Inc.*	115,245

		351,871

Machinery – 4.3%
2,087	Fortive Corp.	120,316
964	Graco, Inc.	87,493
828	IDEX Corp.	76,333
1,376	The Middleby Corp.*	190,865
5,443	Xylem, Inc.	261,917

		736,924

Media – 3.0%
9,164	Comcast Corp. Class A	342,917
1,572	The Walt Disney Co.	173,061

		515,978

Oil, Gas & Consumable Fuels* – 0.5%
626	Concho Resources, Inc.	82,914

Pharmaceuticals – 4.0%
979	Allergan PLC	239,679
3,657	Eli Lilly & Co.	302,836
2,912	Zoetis, Inc.	155,239

		697,754

Road & Rail – 0.7%
2,331	CSX Corp.	113,193

Semiconductors & Semiconductor Equipment – 1.7%
710	NXP Semiconductors NV*	72,995
765	Qorvo, Inc.*	50,567
2,142	Texas Instruments, Inc.	164,120

		287,682

Software – 9.2%
1,095	Adobe Systems, Inc.*	129,582
1,606	Electronic Arts, Inc.*	138,919
1,296	Intuit, Inc.	162,570
7,326	Microsoft Corp.	468,718
2,247	Mobileye NV*	102,283
5,875	Oracle Corp.	250,216
1,781	Red Hat, Inc.*	147,485
1,836	salesforce.com, Inc.*	149,359
871	Splunk, Inc.*	53,767

		1,602,899

Specialty Retail – 4.2%
632	Burlington Stores, Inc.*	56,254
548	O’Reilly Automotive, Inc.*	148,897
3,123	Ross Stores, Inc.	214,175
992	The Home Depot, Inc.	143,751
586	Ulta Salon, Cosmetics & Fragrance, Inc.*	160,230

		723,307

Technology Hardware, Storage & Peripherals – 6.7%
8,495	Apple, Inc.	1,163,730

Common Stocks – (continued)
Textiles, Apparel & Luxury Goods – 2.0%
3,717	Kate Spade & Co.*	88,687
4,604	NIKE, Inc. Class B	263,165

		351,852

TOTAL COMMON STOCKS
(Cost $11,803,655)		$16,992,006

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $11,803,655)		$16,992,006

Shares	Distribution Rate	Value
Securities Lending Reinvestment Vehicle(b)(c) – 0.5%
Goldman Sachs Financial Square Government Fund – Institutional Shares
94,800	0.470%	$94,800
(Cost $94,800)

TOTAL INVESTMENTS – 98.6%
(Cost $11,898,455)		$17,086,806

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.4%		242,696

NET ASSETS – 100.0%		$17,329,502

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Represents an Affiliated fund.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

Investment Abbreviations:
PLC	—Public Limited Company

The accompanying notes are an integral part of these financial statements.	67

GOLDMAN SACHS FOCUSED GROWTH FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares			Description	Value

	Common Stocks – 98.3%
	Banks – 2.7%
	7,354		SunTrust Banks, Inc.		$437,489

	Beverages – 2.7%
	4,392		Molson Coors Brewing Co. Class B		440,913

	Biotechnology* – 3.1%
	3,780		Incyte Corp.		503,118

	Capital Markets – 9.5%
	13,387		Intercontinental Exchange, Inc.		764,799
	8,943		Northern Trust Corp.		781,171

					1,545,970

	Energy Equipment & Services – 2.3%
	4,614		Schlumberger Ltd.		370,781

	Equity Real Estate Investment Trusts (REITs) – 4.9%
	2,877		American Tower Corp.		330,251
	1,224		Equinix, Inc.		460,310

					790,561

	Food & Staples Retailing – 6.6%
	6,020		Costco Wholesale Corp.		1,066,624

	Health Care Equipment & Supplies – 7.6%
	8,180		Danaher Corp.		699,799
	5,643		Edwards Lifesciences Corp.*		530,668

					1,230,467

	Internet & Direct Marketing Retail* – 5.3%
	1,012		Amazon.com, Inc.		855,180

	Internet Software & Services* – 10.9%
	1,095		Alphabet, Inc. Class A		925,198
	6,236		Facebook, Inc. Class A		845,228

					1,770,426

	IT Services – 6.0%
	8,857		MasterCard, Inc. Class A		978,344

	Machinery – 3.3%
	10,992		Xylem, Inc.		528,935

	Media – 4.8%
	21,027		Comcast Corp. Class A		786,830

	Pharmaceuticals – 3.3%
	6,413		Eli Lilly & Co.		531,061

	Road & Rail – 3.8%
	12,799		CSX Corp.		621,519

	Software – 3.7%
	14,284		Oracle Corp.		608,356

	Specialty Retail – 4.1%
	9,655		Ross Stores, Inc.		662,140

	Technology Hardware, Storage & Peripherals – 9.5%
	11,204		Apple, Inc.		1,534,836

	Textiles, Apparel & Luxury Goods – 4.2%
	12,034		NIKE, Inc. Class B		687,864

	TOTAL COMMON STOCKS
	(Cost $12,214,721)				$15,951,414

Shares		Distribution Rate	Value
Investment Companies(a)(b) – 4.4%
Goldman Sachs Financial Square Government Fund – Institutional Shares
713,488		0.470%		$713,488
(Cost $713,488)

TOTAL INVESTMENTS – 102.7%
(Cost $12,928,209)				$16,664,902

LIABILITIES IN EXCESS OF OTHER ASSETS – (2.7)%				(443,530)

NET ASSETS – 100.0%				$16,221,372

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an Affiliated fund.
(b)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

68	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value

Common Stocks – 98.5%
Aerospace & Defense – 1.0%
175,023	L3 Technologies, Inc.	$29,459,871

Banks – 3.9%
716,660	Eagle Bancorp, Inc.*	44,612,085
423,550	First Republic Bank	39,741,696
502,626	SunTrust Banks, Inc.	29,901,221

		114,255,002

Beverages – 2.0%
348,372	Brown-Forman Corp. Class B	16,986,619
225,934	Molson Coors Brewing Co. Class B	22,681,514
469,489	Monster Beverage Corp.*	19,455,624

		59,123,757

Biotechnology* – 3.4%
98,284	ACADIA Pharmaceuticals, Inc.	3,745,603
483,648	Alkermes PLC	27,326,112
570,346	Exelixis, Inc.	12,279,550
304,558	Incyte Corp.	40,536,670
153,484	Vertex Pharmaceuticals, Inc.	13,908,720

		97,796,655

Building Products – 1.1%
523,412	Fortune Brands Home & Security, Inc.	30,268,916

Capital Markets – 6.4%
193,098	Affiliated Managers Group, Inc.	32,426,947
981,604	Intercontinental Exchange, Inc.	56,079,037
695,272	Lazard Ltd. Class A	29,938,412
764,558	Northern Trust Corp.	66,784,141

		185,228,537

Chemicals – 4.2%
269,765	Ashland Global Holdings, Inc.	32,549,845
983,111	RPM International, Inc.	52,389,985
74,709	The Sherwin-Williams Co.	23,050,715
644,362	Valvoline, Inc.(a)	14,446,596

		122,437,141

Containers & Packaging – 1.6%
584,113	Avery Dennison Corp.	47,143,760

Electrical Equipment – 4.0%
269,011	Hubbell, Inc.	31,910,085
301,696	Rockwell Automation, Inc.	45,586,265
920,452	Sensata Technologies Holding NV*	37,784,555

		115,280,905

Electronic Equipment, Instruments & Components – 3.0%
1,253,477	Amphenol Corp. Class A	86,753,143

Energy Equipment & Services* – 0.4%
179,843	Dril-Quip, Inc.	11,033,368

Equity Real Estate Investment Trusts (REITs) – 3.4%
158,154	Equinix, Inc.	59,476,975
340,858	SBA Communications Corp.*	39,461,130

		98,938,105

Common Stocks – (continued)
Food & Staples Retailing – 0.6%
586,071	Whole Foods Market, Inc.	17,974,798

Food Products – 3.3%
1,745,409	Blue Buffalo Pet Products, Inc.*	42,657,796
623,474	Snyder’s-Lance, Inc.	24,677,101
332,273	TreeHouse Foods, Inc.*	28,269,787

		95,604,684

Health Care Equipment & Supplies – 4.3%
202,738	C.R. Bard, Inc.	49,719,467
555,946	Edwards Lifesciences Corp.*	52,281,162
251,389	Nevro Corp.*	24,130,830

		126,131,459

Hotels, Restaurants & Leisure* – 4.4%
142,673	Chipotle Mexican Grill, Inc.	59,742,892
295,169	Panera Bread Co. Class A	68,125,005

		127,867,897

Household Durables – 1.7%
1,005,855	Newell Brands, Inc.	49,317,071

Industrial Conglomerates – 3.1%
425,357	Roper Technologies, Inc.	88,984,684

Internet & Direct Marketing Retail – 1.3%
322,181	Expedia, Inc.	38,352,426

Internet Software & Services* – 1.0%
392,576	GoDaddy, Inc. Class A	14,466,425
185,899	Match Group, Inc.(a)	3,004,128
336,340	Yelp, Inc.	11,334,658

		28,805,211

IT Services – 8.0%
1,276,372	Black Knight Financial Services, Inc. Class A*(a)	49,140,322
492,454	Fiserv, Inc.*	56,829,192
212,980	FleetCor Technologies, Inc.*	36,206,600
586,785	Global Payments, Inc.	46,760,897
818,105	Total System Services, Inc.	44,570,360

		233,507,371

Life Sciences Tools & Services – 4.4%
886,712	Agilent Technologies, Inc.	45,488,326
150,020	Illumina, Inc.*	25,113,348
118,868	Mettler-Toledo International, Inc.*	56,607,319

		127,208,993

Machinery – 8.3%
776,909	Fortive Corp.	44,788,804
262,836	IDEX Corp.	24,230,851
241,900	John Bean Technologies Corp.	21,625,860
524,015	The Middleby Corp.*	72,686,121
1,615,604	Xylem, Inc.	77,742,864

		241,074,500

Media – 1.0%
450,825	CBS Corp. Class B	29,718,384

The accompanying notes are an integral part of these financial statements.	69

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Schedule of Investments (continued)

February 28, 2017 (Unaudited)

Shares	Description	Value

Common Stocks – (continued)
Oil, Gas & Consumable Fuels* – 1.0%
224,277	Concho Resources, Inc.	$29,705,489

Pharmaceuticals – 2.0%
1,107,089	Zoetis, Inc.	59,018,915

Semiconductors & Semiconductor Equipment – 1.1%
271,421	Qorvo, Inc.*	17,940,928
244,460	Xilinx, Inc.	14,379,137

		32,320,065

Software – 8.3%
600,079	Electronic Arts, Inc.*	51,906,834
475,062	Intuit, Inc.	59,591,777
370,079	Mobileye NV*	16,845,996
554,573	Red Hat, Inc.*	45,924,190
287,839	ServiceNow, Inc.*	25,018,966
334,833	Splunk, Inc.*	20,669,241
132,105	Tyler Technologies, Inc.*	20,033,723

		239,990,727

Specialty Retail – 9.1%
310,558	Advance Auto Parts, Inc.	48,636,488
550,223	Five Below, Inc.*	21,211,097
202,555	O’Reilly Automotive, Inc.*	55,036,219
990,039	Ross Stores, Inc.	67,896,875
265,246	Ulta Salon, Cosmetics & Fragrance, Inc.*	72,526,214

		265,306,893

Textiles, Apparel & Luxury Goods – 1.2%
900,570	Kate Spade & Co.*	21,487,600
153,032	PVH Corp.	14,017,731

		35,505,331

TOTAL COMMON STOCKS
(Cost $2,242,630,139)		$2,864,114,058

Shares	Distribution Rate	Value
Investment Companies(b)(c) – 0.0%
Goldman Sachs Financial Square Government Fund – Institutional Shares
4,690	0.470%	$4,690
(Cost $4,690)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $2,242,634,829)		$2,864,118,748

Securities Lending Reinvestment Vehicle(b)(c) – 0.6%
Goldman Sachs Financial Square Government Fund – Institutional Shares
18,866,365	0.470%	$18,866,365
(Cost $18,866,365)

TOTAL INVESTMENTS – 99.1%
(Cost $2,261,501,194)		$2,882,985,113

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.9%		24,875,135

NET ASSETS – 100.0%		$2,907,860,248

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Represents an Affiliated fund.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

Investment Abbreviations:
PLC	—Public Limited Company

70	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value
Common Stocks – 96.6%
Aerospace & Defense – 2.0%
1,205,061	Aerovironment, Inc.*(a)	$32,560,748
74,621	L3 Technologies, Inc.	12,560,207

		45,120,955

Banks – 3.3%
657,069	Eagle Bancorp, Inc.*	40,902,545
348,431	First Republic Bank	32,693,281

		73,595,826

Beverages(b) – 0.9%
457,194	MGP Ingredients, Inc.	20,221,691

Biotechnology* – 6.5%
605,555	ACADIA Pharmaceuticals, Inc.	23,077,701
360,626	Acceleron Pharma, Inc.	9,635,927
290,480	Agios Pharmaceuticals, Inc.(b)	14,070,851
412,885	Alder Biopharmaceuticals, Inc.	9,434,422
555,954	Alkermes PLC	31,411,401
285,575	Emergent BioSolutions, Inc.	8,961,344
921,634	Exelixis, Inc.	19,842,780
163,515	Galapagos NV ADR(b)	11,535,983
421,780	Myovant Sciences Ltd.(b)	4,597,402
158,211	Ultragenyx Pharmaceutical, Inc.(b)	13,460,592

		146,028,403

Building Products – 1.2%
461,677	Fortune Brands Home & Security, Inc.	26,698,781

Capital Markets – 4.4%
219,242	Affiliated Managers Group, Inc.	36,817,309
213,661	Evercore Partners, Inc. Class A	16,996,732
1,037,331	Lazard Ltd. Class A	44,667,473

		98,481,514

Chemicals – 4.1%
259,064	Ashland Global Holdings, Inc.	31,258,662
982,663	RPM International, Inc.	52,366,112
357,519	Valvoline, Inc.(b)	8,015,576

		91,640,350

Commercial Services & Supplies – 1.8%
997,519	Healthcare Services Group, Inc.	41,277,336

Construction Materials* – 1.1%
1,051,646	Summit Materials, Inc. Class A	25,123,823

Consumer Finance* – 0.9%
1,631,647	SLM Corp.	19,563,448

Containers & Packaging – 1.4%
377,705	Avery Dennison Corp.	30,484,571

Electrical Equipment – 3.5%
216,029	Hubbell, Inc.	25,625,360
148,099	Rockwell Automation, Inc.	22,377,759
709,243	Sensata Technologies Holding NV*	29,114,425

		77,117,544

Common Stocks – (continued)
Electronic Equipment, Instruments & Components – 2.9%
322,771	Amphenol Corp. Class A	22,338,981
739,538	Badger Meter, Inc.	27,067,091
212,279	Cognex Corp.	16,305,150

		65,711,222

Energy Equipment & Services* – 0.4%
154,897	Dril-Quip, Inc.	9,502,931

Equity Real Estate Investment Trusts (REITs)* – 0.6%
112,199	SBA Communications Corp.	12,989,278

Food & Staples Retailing – 0.6%
455,077	Whole Foods Market, Inc.	13,957,212

Food Products – 3.4%
1,292,988	Blue Buffalo Pet Products, Inc.*	31,600,627
449,706	Snyder’s-Lance, Inc.	17,799,364
306,979	TreeHouse Foods, Inc.*	26,117,773

		75,517,764

Health Care Equipment & Supplies – 5.4%
208,576	ABIOMED, Inc.*	24,605,711
138,707	C.R. Bard, Inc.	34,016,505
107,924	ICU Medical, Inc.*	16,231,769
111,726	IDEXX Laboratories, Inc.*	16,193,566
304,621	Nevro Corp.*	29,240,570

		120,288,121

Health Care Providers & Services* – 0.9%
474,148	Acadia Healthcare Co., Inc.	21,203,899

Health Care Technology*(b) – 0.6%
632,872	Evolent Health, Inc. Class A	12,467,578

Hotels, Restaurants & Leisure – 5.9%
85,449	Chipotle Mexican Grill, Inc.*	35,780,914
214,619	Jack in the Box, Inc.	20,111,946
217,081	Panera Bread Co. Class A*	50,102,295
237,050	Shake Shack, Inc. Class A*(b)	8,493,502
696,230	Wingstop, Inc.(b)	18,310,849

		132,799,506

Household Durables* – 1.0%
983,492	M/I Homes, Inc.	23,210,411

Internet Software & Services* – 2.2%
1,048,975	GoDaddy, Inc. Class A	38,654,729
119,272	Match Group, Inc.(b)	1,927,436
261,282	Yelp, Inc.	8,805,203

		49,387,368

IT Services – 7.6%
1,169,968	Black Knight Financial Services, Inc. Class A*	45,043,768
97,732	FleetCor Technologies, Inc.*	16,614,440
108,587	Gartner, Inc.*	11,207,264
580,301	Global Payments, Inc.	46,244,187
670,903	InterXion Holding NV*	26,098,127
443,026	Total System Services, Inc.	24,136,056

		169,343,842

The accompanying notes are an integral part of these financial statements.	71

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Schedule of Investments (continued)

February 28, 2017 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
Life Sciences Tools & Services – 3.7%
459,538	Agilent Technologies, Inc.	$23,574,299
73,495	Mettler-Toledo International, Inc.*	34,999,789
427,464	PerkinElmer, Inc.	23,194,197

		81,768,285

Machinery – 9.7%
244,025	Graco, Inc.	22,147,709
183,286	IDEX Corp.	16,897,136
375,932	John Bean Technologies Corp.	33,608,321
652,785	Kornit Digital Ltd.*(b)	10,575,117
184,822	Tennant Co.	12,983,746
321,573	The Gorman-Rupp Co.	10,010,567
377,464	The Middleby Corp.*	52,358,031
1,213,272	Xylem, Inc.	58,382,649

		216,963,276

Oil, Gas & Consumable Fuels* – 0.8%
130,254	Concho Resources, Inc.	17,252,142

Pharmaceuticals*(b) – 0.3%
340,898	Revance Therapeutics, Inc.	7,158,858

Real Estate Management & Development – 1.5%
1,117,365	HFF, Inc. Class A	33,129,872

Semiconductors & Semiconductor Equipment* – 1.3%
215,596	Cavium, Inc.	14,123,694
210,490	Qorvo, Inc.	13,913,389

		28,037,083

Software* – 6.2%
419,988	Guidewire Software, Inc.	22,948,144
341,898	Mobileye NV(b)	15,563,197
285,581	Red Hat, Inc.	23,648,963
185,381	ServiceNow, Inc.	16,113,316
189,188	Splunk, Inc.	11,678,575
240,521	Tableau Software, Inc. Class A	12,685,078
234,125	Tyler Technologies, Inc.	35,505,056

		138,142,329

Specialty Retail – 6.0%
144,507	Advance Auto Parts, Inc.	22,631,241
455,952	Burlington Stores, Inc.*	40,584,288
552,859	Five Below, Inc.*	21,312,715
235,854	Tractor Supply Co.	16,724,407
116,908	Ulta Salon, Cosmetics & Fragrance, Inc.*	31,966,154

		133,218,805

Technology Hardware, Storage & Peripherals* – 2.1%
1,002,776	Electronics For Imaging, Inc.	46,197,890

Textiles, Apparel & Luxury Goods – 1.5%
953,129	Kate Spade & Co.*	22,741,658
110,409	PVH Corp.	10,113,464

		32,855,122

Common Stocks – (continued)
Trading Companies & Distributors – 0.9%
134,103	Fastenal Co.	6,709,173
66,023	MSC Industrial Direct Co., Inc. Class A	6,641,254
26,839	W.W. Grainger, Inc.	6,654,998

		20,005,425

TOTAL COMMON STOCKS
(Cost $1,741,620,260)		$2,156,462,461

Shares	Distribution Rate	Value
Investment Companies(a)(c) – 1.6%
Goldman Sachs Financial Square Government Fund – Institutional Shares
35,428,823	0.470%	$35,428,823
(Cost $35,428,823)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $1,777,049,083)		$2,191,891,284

Securities Lending Reinvestment Vehicle(a)(c) – 1.6%
Goldman Sachs Financial Square Government Fund – Institutional Shares
35,820,930	0.470%	$35,820,930
(Cost $35,820,930)

TOTAL INVESTMENTS – 99.8%
(Cost $1,812,870,013)		$2,227,712,214

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.2%		5,356,323

NET ASSETS – 100.0%		$2,233,068,537

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Represents an affiliated fund/issuer.
(b)	All or a portion of security is on loan.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

Investment Abbreviations:
ADR	—American Depositary Receipt
PLC	—Public Limited Company

72	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRATEGIC GROWTH FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value

Common Stocks – 98.2%
Aerospace & Defense – 2.3%
8,753	General Dynamics Corp.	$1,661,407
16,690	Northrop Grumman Corp.	4,123,932
11,972	The Boeing Co.	2,157,714

		7,943,053

Banks – 1.4%
78,780	SunTrust Banks, Inc.	4,686,622

Beverages – 2.9%
32,397	Brown-Forman Corp. Class B	1,579,677
37,025	Molson Coors Brewing Co. Class B	3,716,940
69,423	Monster Beverage Corp.*	2,876,889
37,430	The Coca-Cola Co.	1,570,563

		9,744,069

Biotechnology – 3.4%
29,278	Celgene Corp.*	3,616,126
28,574	Gilead Sciences, Inc.	2,013,896
21,732	Incyte Corp.*	2,892,529
32,397	Vertex Pharmaceuticals, Inc.*	2,935,816

		11,458,367

Building Products – 0.8%
47,028	Fortune Brands Home & Security, Inc.	2,719,629

Capital Markets – 3.2%
88,540	Intercontinental Exchange, Inc.	5,058,290
65,700	Northern Trust Corp.	5,738,895

		10,797,185

Chemicals – 2.0%
18,613	Ashland Global Holdings, Inc.	2,245,845
11,469	The Sherwin-Williams Co.	3,538,645
49,300	Valvoline, Inc.(a)	1,105,306

		6,889,796

Consumer Finance* – 0.5%
138,142	SLM Corp.	1,656,323

Energy Equipment & Services – 1.0%
43,062	Schlumberger Ltd.	3,460,462

Equity Real Estate Investment Trusts (REITs) – 3.4%
56,343	American Tower Corp.	6,467,613
13,775	Equinix, Inc.	5,180,364

		11,647,977

Food & Staples Retailing – 4.1%
51,614	Costco Wholesale Corp.	9,144,968
38,365	Walgreens Boots Alliance, Inc.	3,313,969
44,873	Whole Foods Market, Inc.	1,376,255

		13,835,192

Food Products – 0.8%
28,323	The Kraft Heinz Co.	2,591,838

Health Care Equipment & Supplies – 3.3%
127,980	Boston Scientific Corp.*	3,141,909
58,557	Danaher Corp.	5,009,551

Common Stocks – (continued)
Health Care Equipment & Supplies – (continued)
33,303	Edwards Lifesciences Corp.*	3,131,814

		11,283,274

Health Care Providers & Services – 1.0%
26,562	Aetna, Inc.	3,420,123

Hotels, Restaurants & Leisure – 2.4%
7,717	Chipotle Mexican Grill, Inc.*	3,231,417
39,330	McDonald’s Corp.	5,020,474

		8,251,891

Household Durables – 0.7%
47,691	Newell Brands, Inc.	2,338,290

Household Products – 0.5%
24,651	Colgate-Palmolive Co.	1,799,030

Industrial Conglomerates – 3.3%
15,477	3M Co.	2,884,139
46,133	Honeywell International, Inc.	5,743,559
12,677	Roper Technologies, Inc.	2,652,028

		11,279,726

Internet & Direct Marketing Retail* – 6.5%
15,091	Amazon.com, Inc.	12,752,499
30,888	Netflix, Inc.	4,390,111
2,816	The Priceline Group, Inc.	4,855,150

		21,997,760

Internet Software & Services* – 9.2%
12,375	Alphabet, Inc. Class A	10,456,009
9,357	Alphabet, Inc. Class C	7,702,776
95,683	Facebook, Inc. Class A	12,968,874

		31,127,659

IT Services – 3.4%
31,822	Fiserv, Inc.*	3,672,259
70,631	MasterCard, Inc. Class A	7,801,900

		11,474,159

Life Sciences Tools & Services – 1.5%
46,282	Agilent Technologies, Inc.	2,374,267
15,940	Illumina, Inc.*	2,668,356

		5,042,623

Machinery – 3.2%
52,520	Fortive Corp.	3,027,778
29,278	The Middleby Corp.*	4,061,151
75,763	Xylem, Inc.	3,645,716

		10,734,645

Media – 4.4%
231,189	Comcast Corp. Class A	8,651,092
57,853	The Walt Disney Co.	6,369,037

		15,020,129

Oil, Gas & Consumable Fuels* – 0.6%
15,091	Concho Resources, Inc.	1,998,803

The accompanying notes are an integral part of these financial statements.	73

GOLDMAN SACHS STRATEGIC GROWTH FUND

Schedule of Investments (continued)

February 28, 2017 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
Personal Products – 0.5%
19,518	The Estee Lauder Cos., Inc. Class A	$1,617,066

Pharmaceuticals – 4.4%
19,619	Allergan PLC	4,803,124
87,735	Eli Lilly & Co.	7,265,335
54,633	Zoetis, Inc.	2,912,485

		14,980,944

Road & Rail – 1.6%
108,260	CSX Corp.	5,257,106

Semiconductors & Semiconductor Equipment – 0.9%
39,339	Texas Instruments, Inc.	3,014,154

Software – 10.6%
28,290	Adobe Systems, Inc.*	3,347,839
46,685	Electronic Arts, Inc.*	4,038,252
26,506	Intuit, Inc.	3,324,913
227,084	Microsoft Corp.	14,528,834
37,529	Mobileye NV*	1,708,320
111,681	Oracle Corp.	4,756,494
49,400	salesforce.com, Inc.*	4,018,690

		35,723,342

Specialty Retail – 3.7%
11,151	O’Reilly Automotive, Inc.*	3,029,838
61,172	Ross Stores, Inc.	4,195,176
37,025	The Home Depot, Inc.	5,365,293

		12,590,307

Technology Hardware, Storage & Peripherals – 7.2%
178,991	Apple, Inc.	24,519,977

Textiles, Apparel & Luxury Goods – 2.9%
98,903	Kate Spade & Co.*	2,359,826
104,034	NIKE, Inc. Class B	5,946,583
16,197	PVH Corp.	1,483,645

		9,790,054

Tobacco – 0.6%
17,809	Philip Morris International, Inc.	1,947,414

TOTAL COMMON STOCKS
(Cost $221,054,411)		$332,638,989

Shares	Distribution Rate	Value
Investment Companies(b)(c) – 0.0%
Goldman Sachs Financial Square Government Fund – Institutional Shares
146	0.470%	$146
(Cost $146)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $221,054,557)		$332,639,135

Securities Lending Reinvestment Vehicle(b)(c) – 0.4%
Goldman Sachs Financial Square Government Fund – Institutional Shares
1,206,675	0.470	1,206,675
(Cost $1,206,675)

TOTAL INVESTMENTS – 98.6%
(Cost $222,261,232)		$333,845,810

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.4%		4,833,611

NET ASSETS – 100.0%		$338,679,421

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Represents an Affiliated fund.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

Investment Abbreviations:
PLC	—Public Limited Company

74	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Schedule of Investments

February 28, 2017 (Unaudited)

Shares	Description	Value
Common Stocks – 99.3%
Capital Markets – 1.5%
105,118	Intercontinental Exchange, Inc.	$6,005,391

Electronic Equipment, Instruments & Components – 3.6%
209,651	Amphenol Corp. Class A	14,509,946

Equity Real Estate Investment Trusts (REITs) – 8.7%
116,427	American Tower Corp.	13,364,655
25,848	Equinix, Inc.	9,720,657
102,654	SBA Communications Corp.*	11,884,254

		34,969,566

Internet & Direct Marketing Retail – 9.1%
28,550	Amazon.com, Inc.*	24,125,892
43,024	Expedia, Inc.	5,121,577
4,339	The Priceline Group, Inc.*	7,481,000

		36,728,469

Internet Software & Services* – 15.5%
21,204	Alphabet, Inc. Class A	17,915,896
20,142	Alphabet, Inc. Class C	16,581,096
173,248	Facebook, Inc. Class A	23,482,034
139,016	Yelp, Inc.	4,684,839

		62,663,865

IT Services – 13.1%
187,962	Black Knight Financial Services, Inc. Class A*(a)	7,236,537
74,419	Cognizant Technology Solutions Corp. Class A*	4,410,814
49,337	Fidelity National Information Services, Inc.	4,058,955
26,518	FleetCor Technologies, Inc.*	4,508,060
44,602	Gartner, Inc.*	4,603,372
105,742	Global Payments, Inc.	8,426,580
120,038	MasterCard, Inc. Class A	13,259,398
116,050	Total System Services, Inc.	6,322,404

		52,826,120

Semiconductors & Semiconductor Equipment – 12.0%
307,484	Applied Materials, Inc.	11,137,071
91,494	Cavium, Inc.*	5,993,772
155,120	NXP Semiconductors NV*	15,947,887
99,977	Qorvo, Inc.*	6,608,480
111,634	Texas Instruments, Inc.	8,553,397

		48,240,607

Software – 25.6%
73,290	Adobe Systems, Inc.*	8,673,139
46,645	Autodesk, Inc.*	4,025,464
82,219	Electronic Arts, Inc.*	7,111,943
79,593	Intuit, Inc.	9,984,146
247,145	Microsoft Corp.	15,812,337
370,721	Oracle Corp.	15,789,007
105,587	Red Hat, Inc.*	8,743,659
95,443	Salesforce.com, Inc.*	7,764,288
130,164	ServiceNow, Inc.*	11,313,855
163,542	Splunk, Inc.*	10,095,448

Common Stocks – (continued)
Software – (continued)
45,867	Workday, Inc. Class A*	3,803,750

		103,117,036

Technology Hardware, Storage & Peripherals – 10.2%
248,408	Apple, Inc.	34,029,412
157,958	Electronics For Imaging, Inc.*	7,277,125

		41,306,537

TOTAL COMMON STOCKS
(Cost $225,427,127)		$400,367,537

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $225,427,127)		$400,367,537

Shares	Distribution Rate	Value
Securities Lending Reinvestment Vehicle(b)(c) – 0.2%
Goldman Sachs Financial Square Government Fund – Institutional Shares
742,800	0.470%	$742,800
(Cost $742,800)

TOTAL INVESTMENTS – 99.5%
(Cost $226,169,927)		$401,110,337

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.5%		1,896,840

NET ASSETS – 100.0%		$403,007,177

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Represents an Affiliated fund.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on February 28, 2017.

The accompanying notes are an integral part of these financial statements.	75

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Assets and Liabilities

February 28, 2017 (Unaudited)

Capital Growth Fund
Assets:
Investments of unaffiliated issuers, at value (cost $576,516,693, $90,105,895, $5,391,563, $11,803,655, $12,214,721, $2,242,630,139, $1,711,076,986, $221,054,411 and $225,427,127)(a)	$862,197,400
Investments of affiliated issuers, at value (cost $290, $78, $50,469, $0, $713,488, $4,690, $65,972,097, $146 and $0)	290
Investments in securities lending reinvestment vehicle — affiliated issuer, at value which equals cost	2,330,752
Collateral received for securities on loan	4,082,386
Cash	2,084,616
Receivables:
Investments sold	3,944,419
Dividends and interest	1,122,564
Fund shares sold	58,797
Reimbursement from investment adviser	34,148
Foreign tax reclaims	32,145
Securities lending income	8,227
Other assets	12,219
Total assets	875,907,963

Liabilities:
Payables:
Payable upon return of securities loaned	6,413,138
Investments purchased	2,262,991
Fund shares redeemed	813,270
Management fees	464,440
Distribution and Service fees and Transfer Agency fees	282,054
Accrued expenses	162,987
Total liabilities	10,398,880

Net Assets:
Paid-in capital	569,834,790
Undistributed (distributions in excess of) net investment income (loss)	420,674
Accumulated net realized gain (loss)	9,572,912
Net unrealized gain	285,680,707
NET ASSETS	$865,509,083
Net Assets:
Class A	$638,133,017
Class C	69,339,645
Institutional	146,252,029
Service	1,718,779
Class IR	6,499,535
Class R	3,555,314
Class R6	10,764
Total Net Assets	$865,509,083
Shares Outstanding $0.001 par value (unlimited number of shares authorized):
Class A	24,632,474
Class C	3,484,928
Institutional	5,177,253
Service	68,492
Class IR	247,853
Class R	141,505
Class R6	381
Net asset value, offering and redemption price per share:(b)
Class A	$25.91
Class C	19.90
Institutional	28.25
Service	25.09
Class IR	26.22
Class R	25.12
Class R6	28.24

(a)	Includes loaned securities having a market value of $6,256,629, $176,480, $32,281,220, $50,518,137, $1,172,940 and $1,434,040 for the Capital Growth, Flexible Cap Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth and Technology Opportunities Funds, respectively.
(b)	Maximum public offering price per share for Class A Shares of the Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth and Technology Opportunities Funds is $27.42, $16.91, $15.09, $13.33, $15.69, $23.07, $21.22, $13.11 and $20.73, respectively. At redemption, Class C Shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value (“NAV”) or the original purchase price of the shares.

76	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund	Dynamic U.S. Equity Fund	Flexible Cap Growth Fund	Focused Growth Fund	Growth Opportunities Fund	Small/Mid Cap Growth Fund	Strategic Growth Fund	Technology Opportunities Fund

$129,580,273	$7,190,537	$16,992,006	$15,951,414	$2,864,114,058	$2,123,901,713	$332,638,989	$400,367,537
78	50,469	—	713,488	4,690	67,989,571	146	—
—	—	94,800	—	18,866,365	35,820,930	1,206,675	742,800
—	—	86,151	—	14,190,856	15,952,770	—	724,450
806,611	110,828	54,900	244,601	33,073,607	34,045,440	1,182,594	2,929,407

1,110,873	192,295	340,751	—	22,900,534	24,623,006	22,611,613	4,745,069
162,134	14,450	20,928	16,620	2,410,471	1,569,616	467,083	178,831
7,917	104	11,904	50	1,929,686	2,712,088	219,924	308,380
19,550	25,613	22,203	22,600	27,351	—	23,332	24,487
—	233	—	—	—	—	—	—
—	—	211	—	79,813	64,058	3,845	3,704
1,234	3,281	3,596	3,004	16,127	13,109	5,248	2,245
131,688,670	7,587,810	17,627,450	16,951,777	2,957,613,558	2,306,692,301	358,359,449	410,026,910

—	—	180,951	—	33,057,221	51,773,700	1,206,675	1,467,250
78	183,827	42,841	62	4,033,203	14,246,388	146	4,076,209
55,270	87	11,856	683,938	9,900,688	5,366,509	18,165,040	899,169
77,663	4,174	10,257	9,586	2,004,065	1,455,523	190,789	290,170
7,484	966	3,165	743	358,584	449,359	33,762	131,742
85,564	49,754	48,878	36,076	399,548	332,284	83,616	155,193
226,059	238,808	297,948	730,405	49,753,309	73,623,763	19,680,028	7,019,733

89,294,404	5,531,397	11,712,027	13,453,022	2,196,699,884	1,775,291,411	217,669,531	224,410,756
81,636	10,965	1,685	44,563	(12,834,236)	(15,635,142)	608,737	(3,403,351)
2,612,193	7,666	427,439	(1,012,906)	102,510,681	58,570,067	8,816,575	7,059,362
39,474,378	1,798,974	5,188,351	3,736,693	621,483,919	414,842,201	111,584,578	174,940,410
$131,462,611	$7,349,002	$17,329,502	$16,221,372	$2,907,860,248	$2,233,068,537	$338,679,421	$403,007,177

$5,575,787	$1,922,423	$5,148,295	$220,901	$527,488,465	$400,437,035	$46,179,638	$231,590,520
2,154,453	168,466	1,274,239	181,926	106,986,900	226,600,908	9,846,922	52,544,252
123,086,761	4,951,572	10,308,881	15,728,957	1,945,526,975	1,094,555,665	280,695,358	83,052,531
—	—	—	—	33,147,423	14,887,406	430,805	13,047,559
609,346	274,979	551,998	61,208	134,256,811	448,105,208	1,352,807	22,772,315
25,698	20,834	35,545	17,898	59,337,273	29,676,482	163,074	—
10,566	10,728	10,544	10,482	101,116,401	18,805,833	10,817	—
$131,462,611	$7,349,002	$17,329,502	$16,221,372	$2,907,860,248	$2,233,068,537	$338,679,421	$403,007,177

349,013	134,834	408,530	14,896	24,193,405	19,974,995	3,725,959	11,824,711
158,525	12,161	111,277	12,642	6,526,212	12,745,368	952,385	3,164,991
7,291,535	345,939	775,891	1,048,121	77,799,095	51,694,598	21,329,850	3,892,450
—	—	—	—	1,579,603	758,570	34,958	677,700
37,649	19,201	42,237	4,089	5,935,248	21,713,748	102,801	1,079,727
1,652	1,455	2,904	1,214	2,819,040	1,522,943	13,362	—
626	749	794	698	4,042,408	887,893	823	—

$15.98	$14.26	$12.60	$14.83	$21.80	$20.05	$12.39	$19.59
13.59	13.85	11.45	14.39	16.39	17.78	10.34	16.60
16.88	14.31	13.29	15.01	25.01	21.17	13.16	21.34
—	—	—	—	20.98	19.63	12.32	19.25
16.18	14.32	13.07	14.97	22.62	20.64	13.16	21.09
15.55	14.32	12.24	14.75	21.05	19.49	12.20	—
16.88	14.32	13.29	15.01	25.01	21.18	13.15	—

The accompanying notes are an integral part of these financial statements.	77

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Operations

For the Six Months Ended February 28, 2017 (Unaudited)

Capital Growth Fund
Investment income:
Dividends — unaffiliated issuers (net of foreign withholding taxes of $12,313, $0, $0, $0, $0, $0, $0, $31,343 and $0)	$5,107,601
Dividends — affiliated issuers	6,042
Interest	—
Securities lending income — affiliated issuer	22,417
Total investment income	5,136,060

Expenses:
Management fees	4,122,469
Distribution and Service fees(a)	1,102,598
Transfer Agency fees(a)	677,809
Printing and mailing costs	74,364
Custody, accounting and administrative services	53,208
Professional fees	43,608
Registration fees	42,633
Trustee fees	9,163
Service Share fees — Service Plan	1,961
Service Share fees — Shareholder Administration Plan	1,961
Other	14,646
Total expenses	6,144,420
Less — expense reductions	(1,419,792)
Net expenses	4,724,628
NET INVESTMENT INCOME (LOSS)	411,432

Realized and unrealized gain (loss):
Net realized gain (loss) from:
Investments — unaffiliated issuers (including commission recapture of $0, $6,046, $84, $157, $386, $65,784, $42,431, $10,796 and $2,497)	12,657,298
Investments — affiliated issuers	—
Net change in unrealized gain (loss) on:
Investments — unaffiliated issuers	57,582,491
Investments — affiliated issuers	—
Net realized and unrealized gain	70,239,789
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$70,651,221

(a)	Class specific Distribution and Service and Transfer Agency fees were as follows:

	Distribution and Service Fees			Transfer Agency Fees
Fund	Class A	Class C	Class R	Class A	Class C	Institutional	Service	Class IR	Class R	Class R6
Capital Growth	$761,825	$332,185	$8,588	$578,987	$63,115	$27,807	$314	$4,321	$3,263	$2
Concentrated Growth	6,972	10,406	58	5,299	1,977	24,677	—	390	22	2
Dynamic U.S. Equity	2,451	807	48	1,863	153	1,025	—	173	18	2
Flexible Cap Growth	6,863	6,540	72	5,215	1,243	1,892	—	222	27	2
Focused Growth	287	842	42	219	160	3,944	—	54	16	2
Growth Opportunities	694,786	569,869	147,630	528,037	108,275	396,908	6,865	122,125	56,100	8,311
Small/Mid Cap Growth	773,798	1,186,513	78,060	588,086	225,438	225,807	2,749	288,988	29,663	1,358
Strategic Growth	55,075	50,747	327	41,857	9,642	54,756	58	844	124	2
Technology Opportunities	285,624	255,794	—	217,074	48,601	16,413	2,347	9,728	—	—

78	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund	Dynamic U.S. Equity Fund	Flexible Cap Growth Fund	Focused Growth Fund	Growth Opportunities Fund	Small/Mid Cap Growth Fund	Strategic Growth Fund	Technology Opportunities Fund

$799,253	$60,622	$92,747	$129,123	$10,836,388	$8,748,841	$1,990,554	$1,325,975
1,502	69	81	378	21,911	13,211	1,874	110
304	—	47	24	—	2,393	1,345	1,654
—	—	563	—	221,079	190,643	10,433	10,019
801,059	60,691	93,438	129,525	11,079,378	8,955,088	2,004,206	1,337,758

657,441	26,101	82,648	101,019	14,309,012	11,558,341	1,646,544	1,918,489
17,436	3,306	13,475	1,171	1,412,285	2,038,371	106,149	541,418
32,367	3,234	8,601	4,395	1,226,621	1,362,089	107,283	294,163
12,934	10,117	10,600	10,107	157,064	136,011	21,708	53,544
23,994	21,451	24,729	21,447	96,461	90,147	32,595	32,123
41,049	49,425	40,437	41,000	43,608	35,923	42,426	39,957
35,763	58,400	40,820	42,617	61,618	74,754	43,291	30,876
8,418	8,272	8,282	8,291	11,627	10,991	8,651	8,672
—	—	—	—	42,905	17,183	360	14,670
—	—	—	—	42,905	17,183	360	14,670
5,093	3,325	3,425	3,540	38,137	57,480	8,346	7,873
834,495	183,631	233,017	233,587	17,442,243	15,398,473	2,017,713	2,956,455
(270,326)	(148,004)	(146,542)	(151,013)	(1,415,950)	(1,762,063)	(628,722)	(159,969)
564,169	35,627	86,475	82,574	16,026,293	13,636,410	1,388,991	2,796,486
236,890	25,064	6,963	46,951	(4,946,915)	(4,681,322)	615,215	(1,458,728)

5,683,761	428,395	530,427	593,869	137,151,495	88,621,616	18,856,088	9,146,249
—	—	—	—	—	(19,541)	—	—

2,592,678	248,271	688,364	59,118	(46,777,482)	6,643,986	6,398,691	28,562,925
—	—	—	—	—	2,460,224	—	—
8,276,439	676,666	1,218,791	652,987	90,374,013	97,706,285	25,254,779	37,709,174
$8,513,329	$701,730	$1,225,754	$699,938	$85,427,098	$93,024,963	$25,869,994	$36,250,446

The accompanying notes are an integral part of these financial statements.	79

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Changes in Net Assets

	Capital Growth Fund
	For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016
From operations:
Net investment income (loss)	$411,432	$1,001,228
Net realized gain (loss)	12,657,298	12,702,788
Net change in unrealized gain (loss)	57,582,491	32,983,438
Net increase (decrease) in net assets resulting from operations	70,651,221	46,687,454

Distributions to shareholders:
From net investment income
Class A Shares	(351,955)	—
Class C Shares	—	—
Institutional Shares	(602,702)	(262,248)
Service Shares	—	—
Class IR Shares	(15,368)	(3,425)
Class R Shares	—	—
Class R6 Shares	(45)	(18)
From net realized gains
Class A Shares	(8,263,004)	(53,960,173)
Class C Shares	(1,166,606)	(7,608,296)
Institutional Shares	(1,734,258)	(13,105,149)
Service Shares	(21,688)	(152,819)
Class IR Shares	(59,705)	(374,339)
Class R Shares	(48,146)	(304,242)
Class R6 Shares	(123)	(712)
Total distributions to shareholders	(12,263,600)	(75,771,421)

From share transactions:
Proceeds from sales of shares	16,678,702	34,992,956
Reinvestment of distributions	11,586,016	71,646,769
Cost of shares redeemed	(70,954,188)	(155,817,837)
Net decrease in net assets resulting from share transactions	(42,689,470)	(49,178,112)
TOTAL INCREASE (DECREASE)	15,698,151	(78,262,079)

Net assets:
Beginning of period	849,810,932	928,073,011
End of period	$865,509,083	$849,810,932
Undistributed net investment income	$420,674	$979,312

80	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund		Dynamic U.S. Equity Fund
For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016	For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016

$236,890	$600,808	$25,064	$104,373
5,683,761	(2,449,540)	428,395	(63,632)
2,592,678	9,687,706	248,271	332,852
8,513,329	7,838,974	701,730	373,593

(11,087)	—	(10,370)	(17,622)
—	—	—	—
(751,721)	(373,404)	(57,578)	(103,664)
—	—	—	—
(2,033)	(483)	(1,491)	(2,981)
—	—	—	—
(63)	(26)	(101)	(102)

(23,848)	(842,410)	(326)	(290,672)
(10,841)	(395,561)	(23)	(33,918)
(508,883)	(16,282,694)	(796)	(976,319)
—	—	—	—
(1,669)	(36,485)	(31)	(40,105)
(104)	(3,308)	(3)	(5,478)
(40)	(1,002)	(2)	(901)
(1,310,289)	(17,935,373)	(70,721)	(1,471,762)

3,176,560	6,131,931	1,572,137	1,218,198
1,290,974	17,572,644	70,721	1,161,930
(24,274,080)	(36,526,581)	(2,183,321)	(9,246,741)
(19,806,546)	(12,822,006)	(540,463)	(6,866,613)
(12,603,506)	(22,918,405)	90,546	(7,964,782)

144,066,117	166,984,522	7,258,456	15,223,238
$131,462,611	$144,066,117	$7,349,002	$7,258,456
$81,636	$609,650	$10,965	$55,441

The accompanying notes are an integral part of these financial statements.	81

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Changes in Net Assets (continued)

	Flexible Cap Growth Fund
	For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016
From operations:
Net investment income (loss)	$6,963	$(13,099)
Net realized gain (loss)	530,427	193,770
Net change in unrealized gain (loss)	688,364	596,395
Net increase (decrease) in net assets resulting from operations	1,225,754	777,066

Distributions to shareholders:
From net investment income
Class A Shares	—	—
Class C Shares	—	—
Institutional Shares	—	—
Service Shares	—	—
Class IR Shares	—	—
Class R Shares	—	—
Class R6 Shares	—	—
From net realized gains
Class A Shares	(5,826)	(458,035)
Class C Shares	(1,496)	(116,932)
Institutional Shares	(9,494)	(497,675)
Service Shares	—	—
Class IR Shares	(198)	(13,475)
Class R Shares	(27)	(2,254)
Class R6 Shares	(10)	(544)
Total distributions to shareholders	(17,051)	(1,088,915)

From share transactions:
Proceeds from sales of shares	2,071,708	3,195,796
Reinvestment of distributions	17,051	1,088,915
Cost of shares redeemed	(2,943,848)	(4,728,552)
Net decrease in net assets resulting from share transactions	(855,089)	(443,841)
TOTAL INCREASE (DECREASE)	353,614	(755,690)

Net assets:
Beginning of period	16,975,888	17,731,578
End of period	$17,329,502	$16,975,888
Undistributed (distributions in excess of) net investment income (loss)	$1,685	$(5,278)

82	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Focused Growth Fund		Growth Opportunities Fund
For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016	For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016

$46,951	$161,132	$(4,946,915)	$(9,095,539)
593,869	(1,517,766)	137,151,495	143,274,021
59,118	2,432,571	(46,777,482)	(51,072,627)
699,938	1,075,937	85,427,098	83,105,855

(1,594)	(451)	—	—
—	(262)	—	—
(162,046)	(76,800)	—	—
—	—	—	—
(574)	(21)	—	—
(72)	—	—	—
(103)	(24)	—	—

—	(14,231)	(14,410,877)	(97,819,695)
—	(14,215)	(3,935,680)	(23,532,032)
—	(1,744,722)	(45,399,922)	(309,058,207)
—	—	(939,914)	(5,746,888)
—	(872)	(3,279,388)	(18,674,509)
—	(868)	(1,600,130)	(9,066,946)
—	(495)	(2,386,639)	(1,081,229)
(164,389)	(1,852,961)	(71,952,550)	(464,979,506)

484,469	2,465,625	334,502,642	664,433,721
164,389	1,852,961	64,113,934	390,089,513
(9,575,256)	(12,507,765)	(706,117,890)	(2,055,513,321)
(8,926,398)	(8,189,179)	(307,501,314)	(1,000,990,087)
(8,390,849)	(8,966,203)	(294,026,766)	(1,382,863,738)

24,612,221	33,578,424	3,201,887,014	4,584,750,752
$16,221,372	$24,612,221	$2,907,860,248	$3,201,887,014
$44,563	$162,001	$(12,834,236)	$(7,887,321)

The accompanying notes are an integral part of these financial statements.	83

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Statements of Changes in Net Assets (continued)

	Small/Mid Cap Growth Fund
	For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016
From operations:
Net investment income (loss)	$(4,681,322)	$(16,317,215)
Net realized gain (loss)	88,602,075	52,255,039
Net change in unrealized gain (loss)	9,104,210	(71,634,818)
Net increase (decrease) in net assets resulting from operations	93,024,963	(35,696,994)

Distributions to shareholders:
From net investment income
Class A Shares	—	—
Class C Shares	—	—
Institutional Shares	—	—
Service Shares	—	—
Class IR Shares	—	—
Class R Shares	—	—
Class R6 Shares	—	—
From net realized gains
Class A Shares	(22,115,735)	(33,875,139)
Class C Shares	(9,352,469)	(10,986,288)
Institutional Shares	(37,610,927)	(47,806,278)
Service Shares	(484,480)	(475,742)
Class IR Shares	(10,342,325)	(10,051,807)
Class R Shares	(1,149,251)	(1,254,158)
Class R6 Shares	(610,048)	(313)
Total distributions to shareholders	(81,665,235)	(104,449,725)

From share transactions:
Proceeds from sales of shares	451,455,862	1,008,705,061
Reinvestment of distributions	73,298,160	93,324,637
Cost of shares redeemed	(911,876,435)	(1,151,579,076)
Net decrease in net assets resulting from share transactions	(387,122,413)	(49,549,378)
TOTAL INCREASE (DECREASE)	(375,762,685)	(189,696,097)

Net assets:
Beginning of period	2,608,831,222	2,798,527,319
End of period	$2,233,068,537	$2,608,831,222
Undistributed (distributions in excess of) net investment income (loss)	$(15,635,142)	$(10,953,820)

84	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Strategic Growth Fund		Technology Opportunities Fund
For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016	For the Six Months Ended February 28, 2017 (Unaudited)	For the Fiscal Year Ended August 31, 2016

$615,215	$2,040,512	$(1,458,728)	$(2,695,009)
18,856,088	1,548,451	9,146,249	18,604,630
6,398,691	21,597,125	28,562,925	31,771,257
25,869,994	25,186,088	36,250,446	47,680,878

(143,097)	(72,760)	—	—
—	—	—	—
(1,865,022)	(1,396,604)	—	—
(1,064)	(299)	—	—
(4,837)	(2,572)	—	—
(579)	(106)	—	—
(71)	(42)	—	—

(1,309,232)	(2,662,084)	(10,972,102)	(21,931,579)
(359,532)	(747,201)	(2,857,031)	(5,298,231)
(7,706,675)	(18,504,227)	(3,662,504)	(6,969,643)
(8,931)	(12,976)	(563,605)	(975,553)
(24,506)	(47,249)	(412,820)	(511,029)
(4,139)	(4,036)	—	—
(285)	(516)	—	—
(11,427,970)	(23,450,672)	(18,468,062)	(35,686,035)

44,548,387	110,866,442	55,276,406	64,248,588
11,138,138	22,818,629	16,881,342	32,420,710
(84,789,236)	(166,077,206)	(74,545,257)	(133,609,474)
(29,102,711)	(32,392,135)	(2,387,509)	(36,940,176)
(14,660,687)	(30,656,719)	15,394,875	(24,945,333)

353,340,108	383,996,827	387,612,302	412,557,635
$338,679,421	$353,340,108	$403,007,177	$387,612,302
$608,737	$2,008,192	$(3,403,351)	$(1,944,623)

The accompanying notes are an integral part of these financial statements.	85

GOLDMAN SACHS CAPITAL GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$24.15	$0.01		$2.09	$2.10	$(0.01)	$(0.33)	$(0.34)
2017 - C	18.68	(0.06)		1.61	1.55	—	(0.33)	(0.33)
2017 - Institutional	26.35	0.06		2.28	2.34	(0.11)	(0.33)	(0.44)
2017 - Service	23.40	—	(e)	2.02	2.02	—	(0.33)	(0.33)
2017 - IR	24.48	0.05		2.10	2.15	(0.08)	(0.33)	(0.41)
2017 - R	23.44	(0.02)		2.03	2.01	—	(0.33)	(0.33)
2017 - R6	26.34	0.07		2.28	2.35	(0.12)	(0.33)	(0.45)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	24.80	0.03		1.37	1.40	—	(2.05)	(2.05)
2016 - C	19.77	(0.12)		1.08	0.96	—	(2.05)	(2.05)
2016 - Institutional	26.82	0.13		1.49	1.62	(0.04)	(2.05)	(2.09)
2016 - Service	24.12	—	(e)	1.33	1.33	—	(2.05)	(2.05)
2016 - IR	25.07	0.08		1.40	1.48	(0.02)	(2.05)	(2.07)
2016 - R	24.19	(0.03)		1.33	1.30	—	(2.05)	(2.05)
2016 - R6	26.82	0.13		1.49	1.62	(0.05)	(2.05)	(2.10)
2015 - A	28.16	0.01		1.00	1.01	—	(4.37)	(4.37)
2015 - C	23.45	(0.15)		0.84	0.69	—	(4.37)	(4.37)
2015 - Institutional	30.01	0.12		1.06	1.18	—	(4.37)	(4.37)
2015 - Service	27.53	(0.02)		0.98	0.96	—	(4.37)	(4.37)
2015 - IR	28.36	0.07		1.01	1.08	—	(4.37)	(4.37)
2015 - R	27.64	(0.06)		0.98	0.92	—	(4.37)	(4.37)
2015 - R6 (Commenced July 31,2015)	28.86	0.01		(2.05)	(2.04)	—	—	—
2014 - A	28.13	(0.01)		6.41	6.40	(0.08)	(6.29)	(6.37)
2014 - C	24.46	(0.18)		5.46	5.28	—	(6.29)	(6.29)
2014 - Institutional	29.57	0.10		6.79	6.89	(0.16)	(6.29)	(6.45)
2014 - Service	27.62	(0.04)		6.29	6.25	(0.05)	(6.29)	(6.34)
2014 - IR	28.28	0.06		6.44	6.50	(0.13)	(6.29)	(6.42)
2014 - R	27.75	(0.08)		6.31	6.23	(0.05)	(6.29)	(6.34)
2013 - A	24.40	0.10	(g)	3.66	3.76	(0.03)	—	(0.03)
2013 - C	21.35	(0.08	)(g)	3.19	3.11	—	—	—
2013 - Institutional	25.64	0.21	(g)	3.84	4.05	(0.12)	—	(0.12)
2013 - Service	23.96	0.07	(g)	3.60	3.67	(0.01)	—	(0.01)
2013 - IR	24.53	0.18	(g)	3.67	3.85	(0.10)	—	(0.10)
2013 - R	24.14	0.03	(g)	3.62	3.65	(0.04)	—	(0.04)
2012 - A	20.49	0.02		3.93	3.95	(0.04)	—	(0.04)
2012 - C	18.03	(0.13)		3.45	3.32	—	—	—
2012 - Institutional	21.54	0.10		4.12	4.22	(0.12)	—	(0.12)
2012 - Service	20.13	—	(e)	3.85	3.85	(0.02)	—	(0.02)
2012 - IR	20.66	0.08		3.93	4.01	(0.14)	—	(0.14)
2012 - R	20.31	(0.03)		3.88	3.85	(0.02)	—	(0.02)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Amount is less than $0.005 per share.
(f)	Amount is less than 0.005% of average net assets.
(g)	Reflects income recognized from special dividends which amounted to $0.06 per share and 0.21% of average net assets.

86	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CAPITAL GROWTH FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$25.91	8.83%	$638,133	1.15	%(d)	1.50	%(d)	0.09	%(d)	23%
19.90	8.44	69,340	1.90	(d)	2.25	(d)	(0.66	)(d)	23
28.25	9.03	146,252	0.75	(d)	1.10	(d)	0.49	(d)	23
25.09	8.75	1,719	1.25	(d)	1.60	(d)	—	(d)(f)	23
26.22	8.93	6,500	0.90	(d)	1.25	(d)	0.39	(d)	23
25.12	8.69	3,555	1.40	(d)	1.75	(d)	(0.16	)(d)	23
28.24	9.05	11	0.75	(d)	1.09	(d)	0.50	(d)	23

24.15	5.79	630,091	1.15		1.51		0.11		45
18.68	4.98	68,960	1.90		2.26		(0.64)		45
26.35	6.19	141,442	0.75		1.11		0.50		45
23.40	5.66	1,561	1.25		1.61		0.01		45
24.48	6.05	4,297	0.90		1.26		0.35		45
23.44	5.51	3,450	1.40		1.76		(0.15)		45
26.34	6.19	10	0.74		1.09		0.52		45
24.80	3.34	669,345	1.15		1.49		0.04		55
19.77	2.55	75,941	1.90		2.25		(0.71)		55
26.82	3.75	173,539	0.75		1.09		0.44		55
24.12	3.23	1,917	1.25		1.60		(0.08)		55
25.07	3.59	3,823	0.90		1.24		0.28		55
24.19	3.05	3,500	1.40		1.74		(0.21)		55
26.82	(7.07)	9	0.76	(d)	1.11	(d)	0.54	(d)	55
28.16	25.50	702,534	1.16		1.51		(0.05)		75
23.45	24.57	81,954	1.91		2.26		(0.80)		75
30.01	26.03	147,642	0.76		1.11		0.35		75
27.53	25.39	1,135	1.26		1.61		(0.15)		75
28.36	25.80	2,951	0.91		1.26		0.20		75
27.64	25.18	3,571	1.41		1.76		(0.30)		75
28.13	15.41	630,495	1.14		1.50		0.38	(g)	52
24.46	14.57	75,375	1.89		2.25		(0.37	)(g)	52
29.57	15.89	124,795	0.74		1.10		0.75	(g)	52
27.62	15.32	980	1.24		1.60		0.27	(g)	52
28.28	15.75	2,112	0.89		1.25		0.67	(g)	52
27.75	15.15	2,480	1.39		1.75		0.13	(g)	52
24.40	19.24	662,127	1.14		1.48		0.09		55
21.35	18.36	73,162	1.89		2.23		(0.66)		55
25.64	19.64	83,466	0.74		1.08		0.42		55
23.96	19.08	1,072	1.24		1.58		(0.02)		55
24.53	19.48	2,415	0.89		1.23		0.36		55
24.14	18.92	1,475	1.39		1.73		(0.12)		55

The accompanying notes are an integral part of these financial statements.	87

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$15.06	$—	(d)	$1.02	$1.02	$(0.03)	$(0.07)	$(0.10)
2017 - C	12.84	(0.05)		0.87	0.82	—	(0.07)	(0.07)
2017 - Institutional	15.94	0.03		1.07	1.10	(0.09)	(0.07)	(0.16)
2017 - IR	15.28	0.02		1.02	1.04	(0.07)	(0.07)	(0.14)
2017 - R	14.65	(0.02)		0.99	0.97	—	(0.07)	(0.07)
2017 - R6	15.95	0.03		1.07	1.10	(0.10)	(0.07)	(0.17)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	16.06	—	(f)	0.81	0.81	—	(1.81)	(1.81)
2016 - C	14.05	(0.09	)(f)	0.69	0.60	—	(1.81)	(1.81)
2016 - Institutional	16.88	0.07	(f)	0.84	0.91	(0.04)	(1.81)	(1.85)
2016 - IR	16.26	0.04	(f)	0.81	0.85	(0.02)	(1.81)	(1.83)
2016 - R	15.71	(0.04	)(f)	0.79	0.75	—	(1.81)	(1.81)
2016 - R6	16.88	0.07	(f)	0.85	0.92	(0.04)	(1.81)	(1.85)
2015 - A	18.94	—	(d)(g)	0.55	0.55	—	(3.43)	(3.43)
2015 - C	17.09	(0.11	)(g)	0.50	0.39	—	(3.43)	(3.43)
2015 - Institutional	19.71	0.08	(g)	0.57	0.65	(0.05)	(3.43)	(3.48)
2015 - IR	19.10	0.05	(g)	0.56	0.61	(0.02)	(3.43)	(3.45)
2015 - R	18.64	(0.05	)(g)	0.55	0.50	—	(3.43)	(3.43)
2015 - R6 (Commenced July 31, 2015)	18.04	0.01	(g)	(1.17)	(1.16)	—	—	—
2014 - A	17.05	(0.06)		3.78	3.72	—	(1.83)	(1.83)
2014 - C	15.65	(0.17)		3.44	3.27	—	(1.83)	(1.83)
2014 - Institutional	17.63	0.02		3.92	3.94	(0.03)	(1.83)	(1.86)
2014 - IR	17.15	(0.01)		3.81	3.80	(0.02)	(1.83)	(1.85)
2014 - R	16.84	(0.10)		3.73	3.63	—	(1.83)	(1.83)
2013 - A	14.97	0.11	(h)	2.03	2.14	(0.06)	—	(0.06)
2013 - C	13.79	(0.06	)(h)	1.93	1.87	(0.01)	—	(0.01)
2013 - Institutional	15.48	0.09	(h)	2.18	2.27	(0.12)	—	(0.12)
2013 - IR	15.07	0.12	(h)	2.07	2.19	(0.11)	—	(0.11)
2013 - R	14.80	0.01	(h)	2.06	2.07	(0.03)	—	(0.03)
2012 - A	12.64	—	(d)	2.33	2.33	—	—	—
2012 - C	11.73	(0.09)		2.15	2.06	—	—	—
2012 - Institutional	13.07	0.05		2.41	2.46	(0.05)	—	(0.05)
2012 - IR	12.73	0.04		2.34	2.38	(0.04)	—	(0.04)
2012 - R	12.52	(0.03)		2.31	2.28	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Annualized.
(f)	Reflects income recognized from a special dividend which amounted to $0.03 per share and 0.19% of average net assets.
(g)	Reflects income recognized from a special dividend which amounted to $0.05 per share and 0.30% of average net assets.
(h)	Reflects income recognized from a special dividend which amounted to $0.06 per share and 0.35% of average net assets.

88	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CONCENTRATED GROWTH FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$15.98	6.79%	$5,576	1.21	%(e)	1.63	%(e)	—	%(e)	36%
13.59	6.39	2,154	1.96	(e)	2.38	(e)	(0.74	)(e)	36
16.88	7.00	123,087	0.82	(e)	1.23	(e)	0.40	(e)	36
16.18	6.91	609	0.96	(e)	1.38	(e)	0.33	(e)	36
15.55	6.62	26	1.46	(e)	1.89	(e)	(0.23	)(e)	36
16.88	6.95	11	0.82	(e)	1.23	(e)	0.41	(e)	36

15.06	5.10	6,573	1.22		1.63		0.03	(f)	55
12.84	4.27	2,192	1.98		2.38		(0.71	)(f)	55
15.94	5.47	134,818	0.82		1.23		0.43	(f)	55
15.28	5.31	452	0.97		1.38		0.27	(f)	55
14.65	4.81	22	1.48		1.89		(0.25	)(f)	55
15.95	5.56	10	0.81		1.21		0.44	(f)	55
16.06	2.54	7,350	1.24		1.60		0.02	(g)	47
14.05	1.78	3,604	1.99		2.35		(0.74	)(g)	47
16.88	2.97	155,652	0.84		1.20		0.42	(g)	47
16.26	2.84	342	0.99		1.35		0.29	(g)	47
15.71	2.28	27	1.49		1.87		(0.31	)(g)	47
16.88	(6.43)	9	0.77	(e)	1.48	(e)	0.46	(e)(g)	47
18.94	22.88	7,564	1.27		1.60		(0.32)		60
17.09	21.98	3,460	2.02		2.35		(1.06)		60
19.71	23.44	169,387	0.87		1.20		0.09		60
19.10	23.20	385	1.02		1.35		(0.06)		60
18.64	22.61	14	1.50		1.84		(0.55)		60
17.05	14.36	8,476	1.26		1.62		0.69	(h)	57
15.65	13.57	2,561	2.01		2.37		(0.39	)(h)	57
17.63	14.81	146,183	0.86		1.23		0.56	(h)	57
17.15	14.61	346	1.01		1.38		0.76	(h)	57
16.84	14.13	12	1.51		1.87		0.09	(h)	57
14.97	18.38	92,207	1.26		1.57		0.01		33
13.79	17.51	2,877	2.01		2.32		(0.72)		33
15.48	18.80	56,118	0.86		1.17		0.39		33
15.07	18.69	584	1.01		1.32		0.28		33
14.80	18.08	10	1.51		1.82		(0.22)		33

The accompanying notes are an integral part of these financial statements.	89

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations			Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)	Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$13.08	$0.03	$1.22	$1.25	$(0.07)	$— (d)	$(0.07)
2017 - C	12.69	(0.02)	1.18	1.16	—	— (d)	— (d)
2017 - Institutional	13.17	0.05	1.23	1.28	(0.14)	— (d)	(0.14)
2017 - IR	13.16	0.05	1.22	1.27	(0.11)	— (d)	(0.11)
2017 - R	13.09	0.01	1.22	1.23	—	— (d)	—(d
2017 - R6	13.17	0.06	1.23	1.29	(0.14)	— (d)	(0.14)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	13.92	0.09	0.50	0.59	(0.07)	(1.36)	(1.43)
2016 - C	13.56	(0.01)	0.50	0.49	—	(1.36)	(1.36)
2016 - Institutional	14.01	0.14	0.51	0.65	(0.13)	(1.36)	(1.49)
2016 - IR	13.98	0.13	0.50	0.63	(0.09)	(1.36)	(1.45)
2016 - R	13.88	0.07	0.50	0.57	—	(1.36)	(1.36)
2016 - R6	14.01	0.14	0.51	0.65	(0.13)	(1.36)	(1.49)
2015 - A	16.66	0.09	(0.17)	(0.08)	(0.07)	(2.59)	(2.66)
2015 - C	16.33	(0.03)	(0.15)	(0.18)	—	(2.59)	(2.59)
2015 - Institutional	16.75	0.14	(0.16)	(0.02)	(0.13)	(2.59)	(2.72)
2015 - IR	16.72	0.11	(0.15)	(0.04)	(0.11)	(2.59)	(2.70)
2015 - R	16.62	0.04	(0.16)	(0.12)	(0.03)	(2.59)	(2.62)
2015 - R6 (Commenced July 31, 2015)	15.04	0.01	(1.04)	(1.03)	—	—	—
2014 - A	14.79	0.06	3.23	3.29	(0.05)	(1.37)	(1.42)
2014 - C	14.58	(0.06)	3.18	3.12	—	(1.37)	(1.37)
2014 - Institutional	14.85	0.12	3.25	3.37	(0.10)	(1.37)	(1.47)
2014 - IR	14.83	0.10	3.24	3.34	(0.08)	(1.37)	(1.45)
2014 - R	14.78	0.02	3.23	3.25	(0.04)	(1.37)	(1.41)
2013 - A	12.30	0.09	2.48	2.57	(0.08)	—	(0.08)
2013 - C	12.13	(0.01)	2.46	2.45	—	—	—
2013 - Institutional	12.35	0.14	2.50	2.64	(0.14)	—	(0.14)
2013 - IR	12.34	0.12	2.50	2.62	(0.13)	—	(0.13)
2013 - R	12.29	0.04	2.51	2.55	(0.06)	—	(0.06)
2012 - A	10.71	0.08	1.66	1.74	(0.04)	(0.11)	(0.15)
2012 - C	10.61	(0.01)	1.64	1.63	—	(0.11)	(0.11)
2012 - Institutional	10.76	0.13	1.65	1.78	(0.08)	(0.11)	(0.19)
2012 - IR	10.73	0.11	1.65	1.76	(0.04)	(0.11)	(0.15)
2012 - R	10.70	0.05	1.65	1.70	— (d)	(0.11)	(0.11)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Annualized.

90	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS DYNAMIC U.S. EQUITY FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$14.26	9.60%	$1,922	1.21	%(e)	5.18	%(e)	0.42	%(e)	47%
13.85	9.16	168	1.96	(e)	5.92	(e)	(0.28	)(e)	47
14.31	9.75	4,952	0.82	(e)	4.79	(e)	0.80	(e)	47
14.32	9.67	275	0.96	(e)	4.97	(e)	0.72	(e)	47
14.32	9.41	21	1.46	(e)	5.44	(e)	0.18	(e)	47
14.32	9.84	11	0.82	(e)	4.78	(e)	0.83	(e)	47

13.08	4.39	2,124	1.22		3.60		0.67		49
12.69	3.66	195	1.97		4.33		(0.10)		49
13.17	4.84	4,754	0.82		3.16		1.10		49
13.16	4.67	156	0.97		3.54		0.97		49
13.09	4.18	19	1.47		3.70		0.49		49
13.17	4.86	10	0.81		3.14		1.09		49
13.92	(1.22)	3,086	1.21		2.81		0.57		67
13.56	(1.96)	355	1.97		3.56		(0.21)		67
14.01	(0.82)	10,855	0.81		2.42		0.93		67
13.98	(0.98)	800	0.96		1.06		0.73		67
13.88	(1.48)	118	1.46		3.10		0.28		67
14.01	(6.85)	9	0.76	(e)	1.65	(e)	1.08	(e)	67
16.66	23.41	4,542	1.20		3.04		0.37		67
16.33	22.44	247	1.95		3.78		(0.37)		67
16.75	23.92	8,995	0.80		2.65		0.76		67
16.72	23.71	205	0.95		2.80		0.61		67
16.62	23.06	110	1.45		3.30		0.11		67
14.79	21.05	2,869	1.18		3.66		0.68		61
14.58	20.20	126	1.93		4.41		(0.09)		61
14.85	21.56	8,646	0.78		3.24		1.06		61
14.83	21.39	174	0.93		3.39		0.90		61
14.78	20.83	51	1.43		3.80		0.29		61
12.30	16.37	3,331	1.18		3.63		0.69		76
12.13	15.45	158	1.93		4.38		(0.05)		76
12.35	16.71	7,142	0.78		3.23		1.11		76
12.34	16.52	70	0.93		3.38		0.97		76
12.29	16.02	12	1.43		3.88		0.45		76

The accompanying notes are an integral part of these financial statements.	91

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$11.74	$(0.01)		$0.88	$0.87	$—	$(0.01)	$(0.01)
2017 - C	10.71	(0.05)		0.80	0.75	—	(0.01)	(0.01)
2017 - Institutional	12.35	0.02		0.93	0.95	—	(0.01)	(0.01)
2017 - IR	12.16	0.02		0.90	0.92	—	(0.01)	(0.01)
2017 - R	11.42	(0.02)		0.85	0.83	—	(0.01)	(0.01)
2017 - R6	12.35	0.02		0.93	0.95	—	(0.01)	(0.01)

FOR THE FISCAL YEAR ENDED AUGUST 31,
2016 - A	11.90	(0.02)		0.59	0.57	—	(0.73)	(0.73)
2016 - C	11.00	(0.10)		0.54	0.44	—	(0.73)	(0.73)
2016 - Institutional	12.44	0.02		0.62	0.64	—	(0.73)	(0.73)
2016 - IR	12.27	—	(e)	0.62	0.62	—	(0.73)	(0.73)
2016 - R	11.63	(0.05)		0.57	0.52	—	(0.73)	(0.73)
2016 - R6	12.44	0.03		0.61	0.64	—	(0.73)	(0.73)
2015 - A	13.21	(0.04	)(f)	0.63	0.59	—	(1.90)	(1.90)
2015 - C	12.43	(0.12	)(f)	0.59	0.47	—	(1.90)	(1.90)
2015 - Institutional	13.68	0.01	(f)	0.65	0.66	—	(1.90)	(1.90)
2015 - IR	13.53	—	(e)(f)	0.64	0.64	—	(1.90)	(1.90)
2015 - R	12.97	(0.07	)(f)	0.63	0.56	—	(1.90)	(1.90)
2015 - R6 (Commenced July 31, 2015)	13.38	—	(e)(f)	(0.94)	(0.94)	—	—	—
2014 - A	11.83	(0.05)		3.01	2.96	—	(1.58)	(1.58)
2014 - C	11.29	(0.14)		2.86	2.72	—	(1.58)	(1.58)
2014 - Institutional	12.17	—	(e)	3.11	3.11	(0.02)	(1.58)	(1.60)
2014 - IR	12.05	(0.02)		3.08	3.06	—	(1.58)	(1.58)
2014 - R	11.66	(0.08)		2.97	2.89	—	(1.58)	(1.58)
2013 - A	11.48	—	(e)(h)	1.71	1.71	—	(1.36)	(1.36)
2013 - C	11.09	(0.08	)(h)	1.64	1.56	—	(1.36)	(1.36)
2013 - Institutional	11.73	0.04	(h)	1.76	1.80	—	(1.36)	(1.36)
2013 - IR	11.64	0.03	(h)	1.74	1.77	—	(1.36)	(1.36)
2013 - R	11.36	(0.02	)(h)	1.68	1.66	—	(1.36)	(1.36)
2012 - A	10.38	(0.02)		1.71	1.69	—	(0.59)	(0.59)
2012 - C	10.12	(0.10)		1.66	1.56	—	(0.59)	(0.59)
2012 - Institutional	10.55	0.02		1.75	1.77	—	(0.59)	(0.59)
2012 - IR	10.49	0.01		1.73	1.74	—	(0.59)	(0.59)
2012 - R	10.30	(0.05)		1.70	1.65	—	(0.59)	(0.59)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Amount is less than $0.005 per share.
(f)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.13% of average net assets.
(g)	Amount is less than 0.005% of average net assets.
(h)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.20% of average net assets.

92	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FLEXIBLE CAP GROWTH FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$12.60	7.44%	$5,148	1.21	%(d)	2.99	%(d)	(0.11	)%(d)	29%
11.45	7.03	1,274	1.96	(d)	3.73	(d)	(0.86	)(d)	29
13.29	7.72	10,309	0.82	(d)	2.59	(d)	0.30	(d)	29
13.07	7.59	552	0.96	(d)	2.76	(d)	0.41	(d)	29
12.24	7.30	36	1.46	(d)	3.26	(d)	(0.31	)(d)	29
13.29	7.72	11	0.82	(d)	2.58	(d)	0.30	(d)	29

11.74	4.93	5,927	1.22		3.07		(0.21)		46
10.71	4.12	1,474	1.97		3.82		(0.96)		46
12.35	5.29	9,330	0.82		2.68		0.20		46
12.16	5.20	197	0.97		2.76		0.03		46
11.42	4.61	37	1.47		3.33		(0.45)		46
12.35	5.29	10	0.81		2.66		0.22		46
11.90	4.59	7,048	1.24		2.97		(0.30	)(f)	41
11.00	3.83	1,802	1.98		3.71		(1.04	)(f)	41
12.44	4.99	8,586	0.84		2.57		0.09	(f)	41
12.27	4.88	253	0.98		2.66		(0.03	)(f)	41
11.63	4.43	33	1.49		3.24		(0.55	)(f)	41
12.44	(7.03)	9	0.84	(d)	4.34	(d)	0.24	(d)(f)	41
13.21	26.62	5,665	1.28		3.32		(0.40)		56
12.43	25.68	1,119	2.03		4.09		(1.15)		56
13.68	27.21	8,262	0.88		2.92		—	(g)	56
13.53	26.98	126	1.03		3.04		(0.17)		56
12.97	26.38	55	1.53		3.56		(0.65)		56
11.83	16.78	4,584	1.26		3.62		0.03	(h)	40
11.29	15.94	1,005	2.01		4.32		(0.75	)(h)	40
12.17	17.23	6,215	0.86		3.18		0.37	(h)	40
12.05	17.08	167	1.01		3.35		0.26	(h)	40
11.66	16.50	41	1.51		3.91		(0.19	)(h)	40
11.48	17.11	7,423	1.26		3.14		(0.22)		32
11.09	16.23	975	2.01		3.89		(0.95)		32
11.73	17.61	4,640	0.86		2.74		0.21		32
11.64	17.41	179	1.01		2.89		0.06		32
11.36	16.84	63	1.51		3.39		(0.43)		32

The accompanying notes are an integral part of these financial statements.	93

GOLDMAN SACHS FOCUSED GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from Investment Operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$14.07	$—	(g)	$0.85	$0.85	$(0.09)	$—	$(0.09)
2017 - C	13.61	(0.05)		0.83	0.78	—	—	—
2017 - Institutional	14.26	0.03		0.86	0.89	(0.14)	—	(0.14)
2017 - IR	14.23	0.02		0.86	0.88	(0.14)	—	(0.14)
2017 - R	13.97	(0.01)		0.85	0.84	(0.06)	—	(0.06)
2017 - R6	14.26	0.03		0.87	0.90	(0.15)	—	(0.15)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	14.36	0.01	(e)	0.48	0.49	(0.02)	(0.76)	(0.78)
2016 - C	14.01	(0.09	)(e)	0.46	0.37	(0.01)	(0.76)	(0.77)
2016 - Institutional	14.50	0.08	(e)	0.47	0.55	(0.03)	(0.76)	(0.79)
2016 - IR	14.47	0.06	(e)	0.47	0.53	(0.01)	(0.76)	(0.77)
2016 - R	14.28	(0.01	)(e)	0.46	0.45	—	(0.76)	(0.76)
2016 - R6	14.50	0.08	(e)	0.47	0.55	(0.03)	(0.76)	(0.79)
2015 - A	14.74	(0.01	)(f)	0.65	0.64	—	(1.02)	(1.02)
2015 - C	14.51	(0.10	)(f)	0.62	0.52	—	(1.02)	(1.02)
2015 - Institutional	14.85	0.07	(f)	0.64	0.71	(0.04)	(1.02)	(1.06)
2015 - IR	14.83	0.04	(f)	0.64	0.68	(0.02)	(1.02)	(1.04)
2015 - R	14.70	(0.03	)(f)	0.63	0.60	—	(1.02)	(1.02)
2015 - R6 (Commenced July 31, 2015)	15.27	—	(f)(g)	(0.77)	(0.77)	—	—	—
2014 - A	12.95	(0.05)		2.77	2.72	—	(0.93)	(0.93)
2014 - C	12.85	(0.15)		2.74	2.59	—	(0.93)	(0.93)
2014 - Institutional	13.02	0.01		2.78	2.79	(0.03)	(0.93)	(0.96)
2014 - IR	13.01	(0.01)		2.77	2.76	(0.01)	(0.93)	(0.94)
2014 - R	12.95	(0.08)		2.76	2.68	—	(0.93)	(0.93)
2013 - A	11.35	0.01	(h)	1.66	1.67	(0.05)	(0.02)	(0.07)
2013 - C	11.31	(0.06	)(h)	1.63	1.57	(0.01)	(0.02)	(0.03)
2013 - Institutional	11.38	0.07	(h)	1.66	1.73	(0.07)	(0.02)	(0.09)
2013 - IR	11.38	0.06	(h)	1.65	1.71	(0.06)	(0.02)	(0.08)
2013 - R	11.34	—	(g)(h)	1.64	1.64	(0.01)	(0.02)	(0.03)
2012 - A (Commenced January 31, 2012)	10.00	—	(g)	1.35	1.35	—	—	—
2012 - C (Commenced January 31, 2012)	10.00	(0.05)		1.36	1.31	—	—	—
2012 - Institutional (Commenced January 31, 2012)	10.00	0.02		1.36	1.38	—	—	—
2012 - IR (Commenced January 31, 2012)	10.00	0.01		1.37	1.38	—	—	—
2012 - R (Commenced January 31, 2012)	10.00	(0.02)		1.36	1.34	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from special dividends which amounted to $0.04 per share and 0.25% of average net assets.
(f)	Reflects income recognized from special dividends which amounted to $0.05 per share and 0.31% of average net assets.
(g)	Amount is less than $0.005 per share.
(h)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.18% of average net assets.

94	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FOCUSED GROWTH FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$14.83	6.10%	$221	1.20	%(d)	2.78	%(d)	0.03	%(d)	52%
14.39	5.73	182	1.95	(d)	3.54	(d)	(0.69	)(d)	52
15.01	6.34	15,729	0.80	(d)	2.30	(d)	0.48	(d)	52
14.97	6.27	61	0.95	(d)	2.54	(d)	0.31	(d)	52
14.75	6.04	18	1.46	(d)	3.04	(d)	(0.20	)(d)	52
15.01	6.38	10	0.80	(d)	2.38	(d)	0.47	(d)	52

14.07	3.36	243	1.21		2.35		0.10	(e)	55
13.61	2.56	169	1.96		3.14		(0.69	)(e)	55
14.26	3.75	24,116	0.82		1.91		0.56	(e)	55
14.23	3.65	58	0.96		1.90		0.40	(e)	55
13.97	3.07	17	1.47		2.56		(0.10	)(e)	55
14.26	3.77	10	0.78		1.87		0.59	(e)	55
14.36	4.27	148	1.24		2.22		(0.05	)(f)	67
14.01	3.47	53	1.99		3.00		(0.70	)(f)	67
14.50	4.72	33,335	0.84		1.85		0.45	(f)	67
14.47	4.50	17	1.01		2.02		0.30	(f)	67
14.28	3.99	16	1.49		2.50		(0.19	)(f)	67
14.50	(5.04)	9	0.81	(d)	2.05	(d)	0.24	(f)(d)	67
14.74	21.60	42	1.26		2.83		(0.37)		97
14.51	20.71	39	2.01		3.49		(1.05)		97
14.85	22.00	24,346	0.86		2.31		0.10		97
14.83	21.83	16	1.01		2.51		(0.08)		97
14.70	21.28	16	1.51		3.01		(0.58)		97
12.95	14.79	56	1.24		6.12		0.08	(h)	87
12.85	13.94	23	1.99		6.91		(0.52	)(h)	87
13.02	15.33	12,838	0.84		4.59		0.53	(h)	87
13.01	15.08	13	1.00		6.58		0.52	(h)	87
12.95	14.53	13	1.49		7.08		0.02	(h)	87
11.35	13.50	35	1.24	(d)	17.07	(d)	0.04	(d)	23
11.31	13.10	11	1.99	(d)	17.82	(d)	(0.81	)(d)	23
11.38	13.80	3,417	0.84	(d)	16.67	(d)	0.36	(d)	23
11.38	13.80	11	0.99	(d)	16.82	(d)	0.22	(d)	23
11.34	13.40	11	1.49	(d)	17.32	(d)	(0.30	)(d)	23

The accompanying notes are an integral part of these financial statements.	95

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net realized gains
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$21.70	$(0.06)		$0.71	$0.65	$(0.55)
2017 - C	16.52	(0.10)		0.52	0.42	(0.55)
2017 - Institutional	24.76	(0.02)		0.82	0.80	(0.55)
2017 - Service	20.92	(0.07)		0.68	0.61	(0.55)
2017 - IR	22.46	(0.03)		0.74	0.71	(0.55)
2017 - R	20.99	(0.08)		0.69	0.61	(0.55)
2017 - R6	24.77	(0.02)		0.81	0.79	(0.55)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	23.84	(0.10	)(e)	0.77	0.67	(2.81)
2016 - C	18.95	(0.20	)(e)	0.58	0.38	(2.81)
2016 - Institutional	26.71	(0.03	)(e)	0.89	0.86	(2.81)
2016 - Service	23.11	(0.13	)(e)	0.75	0.62	(2.81)
2016 - IR	24.52	(0.05	)(e)	0.80	0.75	(2.81)
2016 - R	23.21	(0.15	)(e)	0.74	0.59	(2.81)
2016 - R6	26.71	(0.04	)(e)	0.91	0.87	(2.81)
2015 - A	30.22	(0.17	)(f)	(0.05)	(0.22)	(6.16)
2015 - C	25.42	(0.30	)(f)	(0.01)	(0.31)	(6.16)
2015 - Institutional	33.02	(0.07	)(f)	(0.08)	(0.15)	(6.16)
2015 - Service	29.51	(0.19	)(f)	(0.05)	(0.24)	(6.16)
2015 - IR	30.85	(0.11	)(f)	(0.06)	(0.17)	(6.16)
2015 - R	29.65	(0.23	)(f)	(0.05)	(0.28)	(6.16)
2015 - R6 (Commenced July 31, 2015)	28.49	(0.01	)(f)	(1.77)	(1.78)	—
2014 - A	26.65	(0.19)		5.95	5.76	(2.19)
2014 - C	22.89	(0.34)		5.06	4.72	(2.19)
2014 - Institutional	28.83	(0.08)		6.46	6.38	(2.19)
2014 - Service	26.10	(0.21)		5.81	5.60	(2.19)
2014 - IR	27.10	(0.12)		6.06	5.94	(2.19)
2014 - R	26.25	(0.25)		5.84	5.59	(2.19)
2013 - A	23.88	(0.11	)(g)	4.53	4.42	(1.65)
2013 - C	20.89	(0.26	)(g)	3.91	3.65	(1.65)
2013 - Institutional	25.59	(0.01	)(g)	4.90	4.89	(1.65)
2013 - Service	23.44	(0.13	)(g)	4.44	4.31	(1.65)
2013 - IR	24.19	(0.05	)(g)	4.61	4.56	(1.65)
2013 - R	23.59	(0.17	)(g)	4.48	4.31	(1.65)
2012 - A	21.36	(0.15)		4.06	3.91	(1.39)
2012 - C	18.99	(0.28)		3.57	3.29	(1.39)
2012 - Institutional	22.71	(0.06)		4.33	4.27	(1.39)
2012 - Service	21.01	(0.17)		3.99	3.82	(1.39)
2012 - IR	21.57	(0.09)		4.10	4.01	(1.39)
2012 - R	21.17	(0.20)		4.01	3.81	(1.39)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from special dividends which amounted to $0.04 per share and 0.16% of average net assets.
(f)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.10% of average net assets.
(g)	Reflects income recognized from special dividends which amounted to $0.04 per share and 0.17% of average net assets.

96	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH OPPORTUNITIES FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$21.80	3.13%	$527,488	1.30	%(d)	1.43	%(d)	(0.56	)%(d)	35%
16.39	2.72	106,987	2.05	(d)	2.19	(d)	(1.31	)(d)	35
25.01	3.35	1,945,527	0.95	(d)	1.03	(d)	(0.20	)(d)	35
20.98	3.06	33,147	1.45	(d)	1.53	(d)	(0.71	)(d)	35
22.62	3.30	134,257	1.05	(d)	1.18	(d)	(0.30	)(d)	35
21.05	3.05	59,337	1.55	(d)	1.69	(d)	(0.80	)(d)	35
25.01	3.31	101,116	0.93	(d)	1.01	(d)	(0.16	)(d)	35

21.70	3.39	631,053	1.32		1.42		(0.47	)(e)	55
16.52	2.66	128,788	2.07		2.17		(1.23	)(e)	55
24.76	3.76	2,160,714	0.95		1.02		(0.11	)(e)	55
20.92	3.27	37,432	1.45		1.52		(0.61	)(e)	55
22.46	3.64	135,930	1.07		1.17		(0.23	)(e)	55
20.99	3.12	63,105	1.57		1.67		(0.73	)(e)	55
24.77	3.81	44,865	0.93		1.01		(0.19	)(e)	55
23.84	(1.47)	946,463	1.35		1.40		(0.65	)(f)	51
18.95	(2.23)	168,461	2.10		2.15		(1.40	)(f)	51
26.71	(1.08)	3,171,058	0.95		1.00		(0.24	)(f)	51
23.11	(1.59)	49,105	1.45		1.50		(0.75	)(f)	51
24.52	(1.25)	171,980	1.10		1.15		(0.41	)(f)	51
23.21	(1.74)	77,673	1.60		1.65		(0.90	)(f)	51
26.71	(6.25)	9	0.97	(d)	1.02	(d)	(0.32	)(d)(f)	51
30.22	22.57	1,110,320	1.36		1.40		(0.66)		59
25.42	21.67	191,125	2.11		2.15		(1.41)		59
33.02	23.04	3,750,790	0.96		1.00		(0.26)		59
29.51	22.42	57,643	1.46		1.50		(0.76)		59
30.85	22.87	143,249	1.11		1.15		(0.41)		59
29.65	22.25	80,542	1.61		1.65		(0.91)		59
26.65	19.84	1,130,449	1.35		1.41		(0.44	)(g)	41
22.89	18.94	172,010	2.10		2.16		(1.19	)(g)	41
28.83	20.38	3,207,925	0.95		1.01		(0.05	)(g)	41
26.10	19.74	60,977	1.45		1.51		(0.54	)(g)	41
27.10	20.18	91,093	1.10		1.16		(0.21	)(g)	41
26.25	19.61	71,263	1.60		1.66		(0.71	)(g)	41
23.88	19.15	1,068,187	1.35		1.41		(0.67)		59
20.89	18.24	157,901	2.10		2.16		(1.42)		59
25.59	19.61	2,710,810	0.95		1.01		(0.27)		59
23.44	19.03	59,834	1.45		1.51		(0.77)		59
24.19	19.43	75,702	1.10		1.16		(0.42)		59
23.59	18.83	54,071	1.60		1.66		(0.91)		59

The accompanying notes are an integral part of these financial statements.	97

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distribution to shareholders from net realized gains
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$19.85	$(0.05	)(d)	$0.94	$0.89	$(0.69)
2017 - C	17.75	(0.11	)(d)	0.83	0.72	(0.69)
2017 - Institutional	20.89	(0.02	)(d)	0.99	0.97	(0.69)
2017 - Service	19.46	(0.06	)(d)	0.92	0.86	(0.69)
2017 - IR	20.39	(0.02	)(d)	0.96	0.94	(0.69)
2017 - R	19.34	(0.07	)(d)	0.91	0.84	(0.69)
2017 - R6	20.89	—	(d)(f)	0.98	0.98	(0.69)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	20.72	(0.14	)(g)	—	(0.14)	(0.73)
2016 - C	18.74	(0.25	)(g)	(0.01)	(0.26)	(0.73)
2016 - Institutional	21.69	(0.07	)(g)	—	(0.07)	(0.73)
2016 - Service	20.35	(0.16	)(g)	—	(0.16)	(0.73)
2016 - IR	21.21	(0.09	)(g)	—	(0.09)	(0.73)
2016 - R	20.26	(0.18	)(g)	(0.01)	(0.19)	(0.73)
2016 - R6	21.69	(0.06	)(g)	(0.01)	(0.07)	(0.73)
2015 - A	20.90	(0.18	)(h)	1.71	1.53	(1.71)
2015 - C	19.20	(0.31	)(h)	1.56	1.25	(1.71)
2015 - Institutional	21.71	(0.10	)(h)	1.79	1.69	(1.71)
2015 - Service	20.58	(0.20	)(h)	1.68	1.48	(1.71)
2015 - IR	21.30	(0.13	)(h)	1.75	1.62	(1.71)
2015 - R	20.51	(0.23	)(h)	1.69	1.46	(1.71)
2015 - R6 (Commenced July 31, 2015)	23.47	(0.01	)(h)	(1.77)	(1.78)	—
2014 - A	18.63	(0.16	)(i)	3.43	3.27	(1.00)
2014 - C	17.31	(0.29	)(i)	3.18	2.89	(1.00)
2014 - Institutional	19.25	(0.09	)(i)	3.55	3.46	(1.00)
2014 - Service	18.38	(0.18	)(i)	3.38	3.20	(1.00)
2014 - IR	18.93	(0.12	)(i)	3.49	3.37	(1.00)
2014 - R	18.35	(0.21	)(i)	3.37	3.16	(1.00)
2013 - A	15.52	(0.11	)(j)	3.99	3.88	(0.77)
2013 - C	14.58	(0.23	)(j)	3.73	3.50	(0.77)
2013 - Institutional	15.95	(0.06	)(j)	4.13	4.07	(0.77)
2013 - Service	15.34	(0.13	)(j)	3.94	3.81	(0.77)
2013 - IR	15.72	(0.08	)(j)	4.06	3.98	(0.77)
2013 - R	15.34	(0.15	)(j)	3.93	3.78	(0.77)
2012 - A	13.67	(0.12)		2.63	2.51	(0.66)
2012 - C	12.98	(0.21)		2.47	2.26	(0.66)
2012 - Institutional	13.98	(0.06)		2.69	2.63	(0.66)
2012 - Service	13.53	(0.13)		2.60	2.47	(0.66)
2012 - IR	13.81	(0.08)		2.65	2.57	(0.66)
2012 - R	13.55	(0.15)		2.60	2.45	(0.66)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.23% of average net assets.
(e)	Annualized.
(f)	Amount is less than $0.005 per share.
(g)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.15% of average net assets.
(h)	Reflects income recognized from special dividends which amounted to $0.01 per share and 0.05% of average net assets.
(i)	Reflects income recognized from special dividends which amounted to $0.01 per share and 0.12% of average net assets.
(j)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.14% of average net assets.

98	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SMALL/MID CAP GROWTH FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$20.05	4.60%	$400,437	1.29	%(e)	1.46	%(e)	(0.56	)%(d)(e)	30%
17.78	4.24	226,601	2.04	(e)	2.21	(e)	(1.28	)(d)(e)	30
21.17	4.76	1,094,556	0.92	(e)	1.06	(e)	(0.16	)(d)(e)	30
19.63	4.54	14,887	1.42	(e)	1.56	(e)	(0.62	)(d)(e)	30
20.64	4.73	448,105	1.04	(e)	1.21	(e)	(0.25	)(d)(e)	30
19.49	4.46	29,676	1.54	(e)	1.71	(e)	(0.78	)(d)(e)	30
21.18	4.80	18,806	0.90	(e)	1.04	(e)	(0.01	)(d)(e)	30

19.85	(0.56)	736,221	1.31		1.45		(0.73	)(g)	67
17.75	(1.34)	265,282	2.06		2.20		(1.48	)(g)	67
20.89	(0.21)	1,235,282	0.93		1.05		(0.35	)(g)	67
19.46	(0.67)	13,956	1.43		1.55		(0.85	)(g)	67
20.39	(0.31)	313,812	1.06		1.20		(0.48	)(g)	67
19.34	(0.83)	34,493	1.56		1.70		(0.98	)(g)	67
20.89	(0.21)	9,785	0.92		1.04		(0.28	)(g)	67
20.72	7.67	906,362	1.33		1.45		(0.85	)(h)	47
18.74	6.84	268,384	2.08		2.20		(1.60	)(h)	47
21.69	8.15	1,355,322	0.93		1.05		(0.45	)(h)	47
20.35	7.54	12,695	1.42		1.55		(0.95	)(h)	47
21.21	7.97	221,058	1.08		1.20		(0.60	)(h)	47
20.26	7.46	34,697	1.58		1.70		(1.10	)(h)	47
21.69	(7.58)	9	0.92	(e)	1.05	(e)	(0.34	)(e)(h)	47
20.90	17.97	741,254	1.33		1.48		(0.82	)(i)	43
19.20	17.11	221,451	2.08		2.23		(1.57	)(i)	43
21.71	18.39	1,077,769	0.93		1.08		(0.42	)(i)	43
20.58	17.83	8,692	1.43		1.58		(0.92	)(i)	43
21.30	18.22	171,779	1.08		1.23		(0.57	)(i)	43
20.51	17.63	34,118	1.58		1.73		(1.07	)(i)	43
18.63	26.18	592,798	1.34		1.49		(0.68	)(j)	37
17.31	25.23	150,744	2.09		2.24		(1.44	)(j)	37
19.25	26.68	725,662	0.94		1.09		(0.32	)(j)	37
18.38	26.02	8,495	1.44		1.59		(0.77	)(j)	37
18.93	26.49	93,255	1.09		1.24		(0.45	)(j)	37
18.35	25.82	24,420	1.59		1.74		(0.93	)(j)	37
15.52	18.97	393,284	1.35		1.50		(0.83)		51
14.58	18.03	87,185	2.10		2.25		(1.58)		51
15.95	19.42	291,636	0.95		1.10		(0.43)		51
15.34	18.87	6,774	1.45		1.60		(0.92)		51
15.72	19.22	46,777	1.10		1.25		(0.57)		51
15.34	18.69	19,156	1.60		1.75		(1.07)		51

The accompanying notes are an integral part of these financial statements.	99

GOLDMAN SACHS STRATEGIC GROWTH FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$11.91	$—	(d)	$0.88	$0.88	$(0.04)	$(0.36)	$(0.40)
2017 - C	10.00	(0.03)		0.73	0.70	—	(0.36)	(0.36)
2017 - Institutional	12.64	0.03		0.93	0.96	(0.08)	(0.36)	(0.44)
2017 - Service	11.85	—	(d)	0.87	0.87	(0.04)	(0.36)	(0.40)
2017 - IR	12.63	0.02		0.94	0.96	(0.07)	(0.36)	(0.43)
2017 - R	11.75	(0.01)		0.87	0.86	(0.05)	(0.36)	(0.41)
2017 - R6	12.63	0.03		0.94	0.97	(0.09)	(0.36)	(0.45)

FOR THE FISCAL YEARS ENDED AUGUST 31,
2016 - A	11.86	0.02		0.74	0.76	(0.02)	(0.69)	(0.71)
2016 - C	10.12	(0.05)		0.62	0.57	—	(0.69)	(0.69)
2016 - Institutional	12.53	0.07		0.78	0.85	(0.05)	(0.69)	(0.74)
2016 - Service	11.81	0.01		0.73	0.74	(0.01)	(0.69)	(0.70)
2016 - IR	12.53	0.05		0.78	0.83	(0.04)	(0.69)	(0.73)
2016 - R	11.74	(0.01)		0.73	0.72	(0.02)	(0.69)	(0.71)
2016 - R6	12.53	0.07		0.77	0.84	(0.05)	(0.69)	(0.74)
2015 - A	13.50	0.02	(f)	0.42	0.44	—	(2.08)	(2.08)
2015 - C	11.90	(0.07	)(f)	0.37	0.30	—	(2.08)	(2.08)
2015 - Institutional	14.15	0.07	(f)	0.43	0.50	(0.04)	(2.08)	(2.12)
2015 - Service	13.47	—	(d)(f)	0.42	0.42	—	(2.08)	(2.08)
2015 - IR	14.14	0.05	(f)	0.44	0.49	(0.02)	(2.08)	(2.10)
2015 - R	13.42	(0.01	)(f)	0.41	0.40	—	(2.08)	(2.08)
2015 - R6 (Commenced July 31, 2015)	13.36	0.01	(f)	(0.84)	(0.83)	—	—	—
2014 - A	12.29	(0.01)		3.06	3.05	(0.01)	(1.83)	(1.84)
2014 - C	11.09	(0.10)		2.74	2.64	—	(1.83)	(1.83)
2014 - Institutional	12.79	0.04		3.21	3.25	(0.06)	(1.83)	(1.89)
2014 - Service	12.28	(0.02)		3.05	3.03	(0.01)	(1.83)	(1.84)
2014 - IR	12.80	0.02		3.20	3.22	(0.05)	(1.83)	(1.88)
2014 - R	12.26	(0.04)		3.05	3.01	(0.02)	(1.83)	(1.85)
2013 - A	11.57	0.06	(g)	1.58	1.64	(0.05)	(0.87)	(0.92)
2013 - C	10.54	(0.04	)(g)	1.46	1.42	—	(0.87)	(0.87)
2013 - Institutional	12.00	0.10	(g)	1.66	1.76	(0.10)	(0.87)	(0.97)
2013 - Service	11.59	0.03	(g)	1.61	1.64	(0.08)	(0.87)	(0.95)
2013 - IR	12.01	0.07	(g)	1.68	1.75	(0.09)	(0.87)	(0.96)
2013 - R	11.53	0.03	(g)	1.60	1.63	(0.03)	(0.87)	(0.90)
2012 - A	9.77	0.01		1.81	1.82	(0.02)	—	(0.02)
2012 - C	8.95	(0.06)		1.65	1.59	—	—	—
2012 - Institutional	10.14	0.06		1.86	1.92	(0.06)	—	(0.06)
2012 - Service	9.80	0.02		1.79	1.81	(0.02)	—	(0.02)
2012 - IR	10.10	0.04		1.87	1.91	—	—	—
2012 - R	9.74	—	(d)	1.79	1.79	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Annualized.
(f)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.18% of average net assets.
(g)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.29% of average net assets.

100	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRATEGIC GROWTH FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$12.39	7.62%	$46,180	1.15	%(e)	1.54	%(e)	0.06	%(e)	35%
10.34	7.27	9,847	1.90	(e)	2.29	(e)	(0.69	)(e)	35
13.16	7.91	280,695	0.75	(e)	1.13	(e)	0.46	(e)	35
12.32	7.61	431	1.25	(e)	1.64	(e)	(0.01	)(e)	35
13.16	7.86	1,353	0.90	(e)	1.29	(e)	0.40	(e)	35
12.20	7.57	163	1.40	(e)	1.79	(e)	(0.13	)(e)	35
13.15	7.93	11	0.75	(e)	1.12	(e)	0.47	(e)	35

11.91	6.48	46,093	1.15		1.54		0.19		56
10.00	5.70	11,103	1.90		2.29		(0.56)		56
12.64	6.89	294,952	0.75		1.14		0.59		56
11.85	6.40	272	1.25		1.64		0.11		56
12.63	6.69	829	0.90		1.29		0.44		56
11.75	6.18	81	1.40		1.79		(0.05)		56
12.63	6.83	10	0.76		1.15		0.59		56
11.86	3.09	45,046	1.15		1.52		0.13	(f)	52
10.12	2.23	11,175	1.90		2.27		(0.63	)(f)	52
12.53	3.43	326,619	0.75		1.12		0.52	(f)	52
11.81	2.93	254	1.25		1.62		(0.01	)(f)	52
12.53	3.34	817	0.90		1.27		0.37	(f)	52
11.74	2.78	77	1.40		1.76		(0.07	)(f)	52
12.53	(6.21)	9	0.73	(e)	1.06	(e)	0.68	(e)(f)	52
13.50	26.74	51,626	1.16		1.53		(0.10)		64
11.90	25.83	11,717	1.91		2.28		(0.85)		64
14.15	27.32	332,401	0.76		1.13		0.30		64
13.47	26.55	156	1.26		1.63		(0.20)		64
14.14	27.03	994	0.91		1.28		0.15		64
13.42	26.49	15	1.38		1.75		(0.30)		64
12.29	15.53	87,987	1.15		1.54		0.49	(g)	55
11.09	14.68	9,314	1.90		2.29		(0.35	)(g)	55
12.79	15.98	242,865	0.75		1.14		0.81	(g)	55
12.28	15.45	82	1.25		1.64		0.24	(g)	55
12.80	15.80	884	0.90		1.29		0.57	(g)	55
12.26	15.36	6	1.34		1.73		0.22	(g)	55
11.57	18.45	181,257	1.15		1.51		0.14		54
10.54	17.71	8,279	1.90		2.26		(0.61)		54
12.00	18.97	256,389	0.75		1.11		0.54		54
11.59	18.50	52	1.25		1.61		0.18		54
12.01	18.85	321	0.90		1.26		0.38		54
11.53	18.32	4	1.40		1.76		(0.05)		54

The accompanying notes are an integral part of these financial statements.	101

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain	Total from investment operations	Distributions to shareholders from net realized gains
FOR THE SIX MONTHS ENDED FEBRUARY 28, (UNAUDITED)
2017 - A	$18.73	$(0.07)		$1.84	$1.77	$(0.91)
2017 - C	16.07	(0.12)		1.56	1.44	(0.91)
2017 - Institutional	20.29	(0.04)		2.00	1.96	(0.91)
2017 - Service	18.44	(0.08)		1.80	1.72	(0.91)
2017 - IR	20.08	(0.04)		1.96	1.92	(0.91)

FOR THE FISCAL YEARS ENDING AUGUST 31,
2016 - A	17.93	(0.12	)(e)	2.50	2.38	(1.58)
2016 - C	15.70	(0.22	)(e)	2.17	1.95	(1.58)
2016 - Institutional	19.22	(0.05	)(e)	2.70	2.65	(1.58)
2016 - Service	17.69	(0.14	)(e)	2.47	2.33	(1.58)
2016 - IR	19.07	(0.08	)(e)	2.67	2.59	(1.58)
2015 - A	18.97	(0.14	)(f)	0.57	0.43	(1.47)
2015 - C	16.91	(0.24	)(f)	0.50	0.26	(1.47)
2015 - Institutional	20.16	(0.07	)(f)	0.60	0.53	(1.47)
2015 - Service	18.76	(0.15	)(f)	0.55	0.40	(1.47)
2015 - IR	20.04	(0.10	)(f)	0.60	0.50	(1.47)
2014 - A	15.20	(0.15)		4.16	4.01	(0.24)
2014 - C	13.68	(0.25)		3.72	3.47	(0.24)
2014 - Institutional	16.08	(0.08)		4.40	4.32	(0.24)
2014 - Service	15.04	(0.16)		4.12	3.96	(0.24)
2014 - IR	16.01	(0.11)		4.38	4.27	(0.24)
2013 - A	13.62	(0.12)		1.70	1.58	—
2013 - C	12.34	(0.20)		1.54	1.34	—
2013 - Institutional	14.34	(0.06)		1.80	1.74	—
2013 - Service	13.49	(0.13)		1.68	1.55	—
2013 - IR	14.30	(0.09)		1.80	1.71	—
2012 - A	11.51	(0.13)		2.24	2.11	—
2012 - C	10.51	(0.21)		2.04	1.83	—
2012 - Institutional	12.08	(0.09)		2.35	2.26	—
2012 - Service	11.41	(0.14)		2.22	2.08	—
2012 - IR	12.06	(0.11)		2.35	2.24	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the NAV at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the NAV at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the impact of taxes to shareholder relating to Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.13% of average net assets.
(f)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.10% of average net assets.

102	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TECHNOLOGY OPPORTUNITIES FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$19.59	9.83%	$231,591	1.45	%(d)	1.53	%(d)	(0.75	)%(d)	11%
16.60	9.39	52,544	2.20	(d)	2.28	(d)	(1.50	)(d)	11
21.34	10.01	83,053	1.05	(d)	1.13	(d)	(0.35	)(d)	11
19.25	9.71	13,048	1.55	(d)	1.63	(d)	(0.84	)(d)	11
21.09	9.92	22,772	1.19	(d)	1.29	(d)	(0.44	)(d)	11

18.73	13.71	233,097	1.47		1.55		(0.68	)(e)	22
16.07	12.87	52,843	2.22		2.30		(1.43	)(e)	22
20.29	14.22	83,746	1.07		1.15		(0.27	)(e)	22
18.44	13.61	11,186	1.57		1.65		(0.79	)(e)	22
20.08	14.00	6,741	1.22		1.30		(0.43	)(e)	22
17.93	2.31	250,087	1.48		1.54		(0.74	)(f)	41
15.70	1.53	53,556	2.23		2.29		(1.49	)(f)	41
19.22	2.68	92,483	1.08		1.14		(0.33	)(f)	41
17.69	2.17	10,329	1.58		1.64		(0.84	)(f)	41
19.07	2.54	6,103	1.23		1.29		(0.52	)(f)	41
18.97	26.55	260,982	1.51		1.55		(0.85)		39
16.91	25.54	58,602	2.26		2.30		(1.60)		39
20.16	27.03	99,039	1.11		1.15		(0.45)		39
18.76	26.49	10,712	1.61		1.65		(0.96)		39
20.04	26.83	3,228	1.26		1.30		(0.59)		39
15.20	11.60	228,424	1.50		1.55		(0.85)		33
13.68	10.86	50,278	2.25		2.30		(1.59)		33
16.08	12.13	70,416	1.10		1.15		(0.43)		33
15.04	11.49	10,167	1.60		1.65		(0.95)		33
16.01	11.96	2,651	1.25		1.30		(0.59)		33
13.62	18.28	239,355	1.50		1.55		(1.06)		43
12.34	17.36	50,682	2.25		2.30		(1.81)		43
14.34	18.65	49,238	1.10		1.15		(0.66)		43
13.49	18.18	10,977	1.60		1.65		(1.15)		43
14.30	18.52	2,569	1.25		1.30		(0.81)		43

The accompanying notes are an integral part of these financial statements.	103

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements

February 28, 2017 (Unaudited)

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company. The following table lists those series of the Trust that are included in this report (collectively, the “Funds” or individually a “Fund”), along with their corresponding share classes and respective diversification status under the Act:

Fund	Share Classes Offered	Diversified/ Non-diversified
Capital Growth, Growth Opportunities, Small/Mid Cap Growth and Strategic Growth	A, C, Institutional, Service, IR, R and R6	Diversified
Concentrated Growth and Focused Growth	A, C, Institutional, IR, R and R6	Non-diversified
Dynamic U.S. Equity and Flexible Cap Growth	A, C, Institutional, IR, R and R6	Diversified
Technology Opportunities	A, C, Institutional, Service and IR	Diversified

Class A Shares are sold with a front-end sales charge of up to 5.50%. Class C Shares are sold with a contingent deferred sales charge (“CDSC”) of 1.00%, which is imposed on redemptions made within 12 months of purchase. Institutional, Service, Class IR, Class R and Class R6 Shares are not subject to a sales charge.

Goldman Sachs Asset Management, L.P. (“GSAM”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”), serves as investment adviser to the Funds pursuant to a management agreement (the “Agreement”) with the Trust.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and require management to make estimates and assumptions that may affect the reported amounts and disclosures. Actual results may differ from those estimates and assumptions.

A.  Investment Valuation — The Funds’ valuation policy is to value investments at fair value.

B.  Investment Income and Investments — Investment income includes interest income, dividend income, net of any foreign withholding taxes, less any amounts reclaimable, and securities lending income. Interest income is accrued daily and adjusted for amortization of premiums and accretion of discounts. Dividend income is recognized on ex-dividend date or, for certain foreign securities, as soon as such information is obtained subsequent to the ex-dividend date. Investment transactions are reflected on trade date. Realized gains and losses are calculated using identified cost. Investment transactions are recorded on the following business day for daily net asset value (“NAV”) calculations. Any foreign capital gains tax is accrued daily based upon net unrealized gains, and is payable upon sale of such investments. Distributions received from the Funds’ investments in U.S. real estate investment trusts (“REITs”) may be characterized as ordinary income, net capital gain or a return of capital. A return of capital is recorded by the Funds as a reduction to the cost basis of the REIT.

C.  Class Allocations and Expenses — Investment income, realized and unrealized gain (loss), and non-class specific expenses of each Fund are allocated daily based upon the proportion of net assets of each class. Non-class specific expenses directly incurred by a Fund are charged to that Fund, while such expenses incurred by the Trust are allocated across the applicable Funds on a straight-line and/or pro-rata basis depending upon the nature of the expenses. Class specific expenses, where applicable, are borne by the respective share classes and include Distribution and Service, Transfer Agency and Service and Shareholder Administration fees.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

D.  Federal Taxes and Distributions to Shareholders — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to regulated investment companies (mutual funds) and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, the Funds are not required to make any provisions for the payment of federal income tax. Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid annually.

Net capital losses, if any, are carried forward to future fiscal years and may be used to the extent allowed by the Code to offset any future capital gains. Losses that are carried forward will retain their character as either short-term or long-term capital losses. Utilization of capital loss carryforwards will reduce the requirement of future capital gains distributions.

The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with federal income tax rules, which may differ from GAAP. The source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income, net realized gain or capital. Certain components of the Funds’ net assets on the Statements of Assets and Liabilities reflect permanent GAAP/tax differences based on the appropriate tax character.

E.  Commission Recapture — GSAM, on behalf of certain Funds, may direct portfolio trades, subject to seeking best execution, to various brokers who have agreed to rebate a portion of the commissions generated. Such rebates are made directly to a Fund as cash payments and are included in net realized gain (loss) from investments on the Statements of Operations.

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these investments. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which significant inputs are observable (including, but not limited to, quoted prices for similar investments, interest rates, foreign exchange rates, volatility and credit spreads), either directly or indirectly;

Level 3 — Prices or valuations that require significant unobservable inputs (including GSAM’s assumptions in determining fair value measurement).

Changes in valuation techniques may result in transfers into or out of an assigned level within the hierarchy. In accordance with the Funds’ policy, transfers between different levels of the fair value hierarchy resulting from such changes are deemed to have occurred as of the beginning of the reporting period.

The Board of Trustees (“Trustees”) has approved Valuation Procedures that govern the valuation of the portfolio investments held by the Funds, including investments for which market quotations are not readily available. The Trustees have delegated to GSAM day-to-day responsibility for implementing and maintaining internal controls and procedures related to the valuation of the Funds’ portfolio investments. To assess the continuing appropriateness of pricing sources and methodologies, GSAM regularly performs price verification procedures and issues challenges as necessary to third party pricing vendors or brokers, and any differences are reviewed in accordance with the Valuation Procedures.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

A.  Level 1 and Level 2 Fair Value Investments — The valuation techniques and significant inputs used in determining the fair values for investments classified as Level 1 and Level 2 are as follows:

Equity Securities — Equity securities traded on a United States (“U.S.”) securities exchange or the NASDAQ system, or those located on certain foreign exchanges, including but not limited to the Americas, are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If there is no sale or official closing price or such price is believed by GSAM to not represent fair value, equity securities are valued at the last bid price for long positions and at the last ask price for short positions. To the extent these investments are actively traded, they are classified as Level 1 of the fair value hierarchy, otherwise they are generally classified as Level 2.

Unlisted equity securities for which market quotations are available are valued at the last sale price on the valuation date, or if no sale occurs, at the last bid price. Securities traded on certain foreign securities exchanges are valued daily at fair value determined by an independent fair value service (if available) under Valuation Procedures approved by the Trustees and consistent with applicable regulatory guidance. The independent fair value service takes into account multiple factors including, but not limited to, movements in the securities markets, certain depositary receipts, futures contracts and foreign currency exchange rates that have occurred subsequent to the close of the foreign securities exchange. These investments are generally classified as Level 2 of the fair value hierarchy.

Money Market Funds — Investments in the Goldman Sachs Financial Square Government Fund (“Underlying Fund”) are valued at the NAV of the Institutional Share class on the day of valuation. These investments are generally classified as Level 1 of the fair value hierarchy. For information regarding an Underlying Fund’s accounting policies and investment holdings, please see the Underlying Fund’s shareholder report.

Short Term Investments — Short-term investments having a maturity of 60 days or less are valued using available market quotations as provided by a third party pricing vendor or broker. Prior to October 11, 2016, such securities were valued at amortized cost. These investments are classified as Level 2 of the fair value hierarchy.

B.  Level 3 Fair Value Investments — To the extent that significant inputs to valuation models and other alternative pricing sources are unobservable, or if quotations are not readily available, or if GSAM believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined under Valuation Procedures approved by the Trustees. GSAM, consistent with its procedures and applicable regulatory guidance, may make an adjustment to the most recent valuation prices of either domestic or foreign securities in light of significant events to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events which could affect a large number of securities in a particular market may include, but are not limited to: significant fluctuations in U.S. or foreign markets; market dislocations; market disruptions; or unscheduled market closings. Significant events which could also affect a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; ratings downgrades; and bankruptcies.

C.  Fair Value Hierarchy — The following is a summary of the Funds’ investments classified in the fair value hierarchy as of February 28, 2017:

CAPITAL GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$20,714,495	$—	$—
North America	841,482,905	—	—
Investment Company	290	—	—
Securities Lending Reinvestment Vehicle	2,330,752	—	—
Total	$864,528,442	$—	$—

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

CONCENTRATED GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
North America	$129,580,273	$—	$—
Investment Company	78	—	—
Total	$129,580,351	$—	$—

DYNAMIC U.S. EQUITY

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$114,399	$—	$—
North America	7,076,138	—	—
Investment Company	50,469	—	—
Total	$7,241,006	$—	$—

FLEXIBLE CAP GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$250,988	$—	$—
North America	16,741,018	—	—
Securities Lending Reinvestment Vehicle	94,800	—	—
Total	$17,086,806	$—	$—

FOCUSED GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
North America	$15,951,414	$—	$—
Investment Company	713,488	—	—
Total	$16,664,902	$—	$—

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

GROWTH OPPORTUNITIES

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$44,172,108	$—	$—
North America	2,819,941,950	—	—
Investment Company	4,690	—	—
Securities Lending Reinvestment Vehicle	18,866,365	—	—
Total	$2,882,985,113	$—	$—

SMALL/MID CAP GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$10,575,117	$—	$—
Europe	84,608,708	—	—
North America	2,061,278,636	—	—
Investment Company	35,428,823	—	—
Securities Lending Reinvestment Vehicle	35,820,930	—	—
Total	$2,227,712,214	$—	$—

STRATEGIC GROWTH

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$1,708,320	$—	$—
North America	330,930,669	—	—
Investment Company	146	—	—
Securities Lending Reinvestment Vehicle	1,206,675	—	—
Total	$333,845,810	$—	$—

TECHNOLOGY OPPORTUNITIES

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Europe	$15,947,887	$—	$—
North America	384,419,650	—	—
Securities Lending Reinvestment Vehicle	742,800	—	—
Total	$401,110,337	$—	$—

(a)	Amounts are disclosed by continent to highlight the impact of time zone differences between local market close and the calculation of net asset value. Security valuations are based on the principle exchange or system on which they are traded, which may differ from country of domicile. The Funds utilize fair value model prices provided by an independent fair value service for international equities, resulting in a Level 2 classification.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

For further information regarding security characteristics, see the Schedules of Investments.

4. AGREEMENTS AND AFFILIATED TRANSACTIONS

A.  Management Agreement — Under the Agreement, GSAM manages the Funds, subject to the general supervision of the Trustees.

As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administration of the Funds’ business affairs, including providing facilities, GSAM is entitled to a management fee, accrued daily and paid monthly, equal to an annual percentage rate of each Fund’s average daily net assets.

For the six months ended February 28, 2017, contractual and effective net management fees with GSAM were at the following rates:

	Contractual Management Rate						Effective Net Management Rate
Fund	First $1 billion	Next $1 billion	Next $3 billion	Next $3 billion	Over $8 billion	Effective Rate
Capital Growth	1.00%	0.90%	0.80%	0.80%	0.80%	1.00%	0.71	%#
Concentrated Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.78	#
Dynamic U.S. Equity	0.70	0.63	0.60	0.59	0.58	0.70	0.70
Flexible Cap Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.78	#
Focused Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.76	#
Growth Opportunities	1.00	1.00	0.90	0.86	0.84	0.97	0.90	#
Small/Mid Cap Growth	1.00	1.00	0.90	0.86	0.84	0.98	0.85	#
Strategic Growth	1.00	0.90	0.86	0.84	0.82	1.00	0.71	#
Technology Opportunities	1.00	0.90	0.86	0.84	0.82	1.00	0.98	#^

#	GSAM agreed to waive a portion of its management fee rates, set forth in the Funds’ most recent prospectuses. In addition, the Effective Net Management Rate includes the impact of management fee waivers of affiliated underlying funds, if any. These waivers will be effective through at least December 29, 2017, and prior to such date GSAM may not terminate the arrangements without the approval of the Trustees.
^	Effective December 29, 2016, GSAM elected to implement a management fee waiver of 5 basis points on management fees charged to the first $1 billion in net assets.

The Funds invest in Institutional Shares of the Goldman Sachs Financial Square Government Fund, which is an affiliated Underlying Fund. GSAM has agreed to waive a portion of its management fee payable by the Funds in an amount equal to the management fee it earns as an investment adviser to any of the affiliated Underlying Funds in which the Funds invest. For the six months ended February 28, 2017, the management fee waived by GSAM for each fund was as follows:

Fund	Management Fee Waived
Capital Growth	$3,143
Concentrated Growth	649
Dynamic U.S. Equity	29
Flexible Cap Growth	43
Focused Growth	171

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

Fund	Management Fee Waived
Growth Opportunities	$8,459
Small/Mid-Cap Growth	4,487
Strategic Growth	793
Technology Opportunities	49

B.  Distribution and/or Service (12b-1) Plans — The Trust, on behalf of Class A and Class R Shares of each applicable Fund, has adopted Distribution and Service Plans subject to Rule 12b-1 under the Act. Under the Distribution and Service Plans, Goldman Sachs, which serves as distributor (the “Distributor”), is entitled to a fee accrued daily and paid monthly, for distribution services and personal and account maintenance services, which may then be paid by Goldman Sachs to authorized dealers. These fees are equal to an annual percentage rate of the average daily net assets attributable to Class A or Class R Shares of the Funds, as applicable.

The Trust, on behalf of Class C Shares of each applicable Fund, has adopted a Distribution Plan subject to Rule 12b-1 under the Act. Under the Distribution Plan, Goldman Sachs as Distributor is entitled to a fee accrued daily and paid monthly for distribution services, which may then be paid by Goldman Sachs to authorized dealers. These fees are equal to an annual percentage rate of the average daily net assets attributable to Class C Shares of the Funds.

The Trust, on behalf of Services Shares of each applicable Fund, has adopted a Service Plan subject to Rule 12b-1 under the Act to allow Service Shares to compensate service organizations (including Goldman Sachs) for providing personal account maintenance to their customers who are beneficial owners of such shares. The Service Plan provides for compensation to the service organizations equal to an annual percentage rate of the average daily net assets attributable to Services Shares of the Funds.

	Distribution and Service Plan Rates
	Class A*	Class C	Class R*
Distribution Plan	0.25%	0.75%	0.50%
Service Plan	—	0.25	—

*	With respect to Class A and Class R Shares, the Distributor at its discretion may use compensation for distribution services paid under the Distribution Plan to compensate service organizations for personal and account maintenance services and expenses as long as such total compensation does not exceed the maximum cap on “service fees” imposed by the Financial Industry Regulatory Authority.

C.  Distribution Agreement — Goldman Sachs, as Distributor of the shares of the Funds pursuant to a Distribution Agreement, may retain a portion of the Class A Shares’ front end sales charge and Class C Shares’ CDSC. For the six months ended February 28, 2017, Goldman Sachs advised that it retained the following amounts:

	Front End Sales Charge	Contingent Deferred Sales Charge
Fund	Class A	Class C
Capital Growth	$6,754	$285
Concentrated Growth	1,022	—
Dynamic U.S. Equity	62	—
Flexible Cap Growth	591	—
Focused Growth	27	—

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

	Front End Sales Charge	Contingent Deferred Sales Charge
Fund	Class A	Class C
Growth Opportunities	$6,775	$437
Small/Mid Cap Growth	26,536	—
Strategic Growth	2,402	—
Technology Opportunities	7,131	311

D.  Service and/or Shareholder Administration Plans — The Trust, on behalf of each applicable Fund, has adopted Service and/or Shareholder Administration Plans to allow Class C and Service Shares, respectively, to compensate service organizations (including Goldman Sachs) for providing varying levels of personal and account maintenance and/or shareholder administration services to their customers who are beneficial owners of such shares. The Service and/or Shareholder Administration Plans each provide for compensation to the service organizations equal to an annual percentage rate of the average daily net assets attributable to Class C or Service Shares of the Funds, respectively.

E.  Transfer Agency Agreement — Goldman Sachs also serves as the transfer agent of the Funds for a fee pursuant to the Transfer Agency Agreement. The fees charged for such transfer agency services are accrued daily and paid monthly at annual rates as follows: 0.19% of the average daily net assets of Class A, Class C, Class IR and Class R Shares; 0.02% of the average daily net assets of Class R6 Shares; and 0.04% of the average daily net assets of Institutional and Service Shares.

Goldman Sachs has agreed to waive a portion of its transfer agency fee equal to 0.05% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Growth Opportunities Fund. As a result of this waiver, a net transfer agency fee equal to 0.14% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Growth Opportunities Fund is being charged to those share classes. This arrangement will remain in effect through at least December 29, 2017, and prior to such date, the Investment Advisor may not terminate the arrangement without the approval of the Board of Trustees.

Goldman Sachs has agreed to waive a portion of its transfer agency fee equal to 0.03% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth and Small/Mid Cap Growth Funds. As a result of this waiver, a net transfer agency fee equal to 0.16% as an annual percentage rate of the average daily net assets attributable to Class A, Class C, Class IR, and Class R Shares of the Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth and Small/Mid Cap Growth Funds is being charged to those share classes. Such waiver was effective on December 29, 2016 for the Concentrated Growth, Dynamic U.S. Equity, and Flexible Cap Growth Funds. This arrangement will remain in effect through at least December 29, 2017, and prior to such date, the Investment Advisor may not terminate the arrangement without the approval of the Board of Trustees.

F.  Other Expense Agreements and Affiliated Transactions — GSAM has agreed to limit certain “Other Expenses” of the Funds (excluding acquired fund fees and expenses, transfer agency fees and expenses, service fees and shareholder administration fees (as applicable), taxes, interest, brokerage fees, shareholder meeting, litigation, indemnification and extraordinary expenses) to the extent such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such Other Expense reimbursements, if any, are accrued daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAM for prior fiscal year expense reimbursements, if any. The Other Expense limitations as an annual percentage rate of average daily net assets for Capital Growth, Concentrated Growth, Dynamic U.S. Equity, Flexible Cap Growth, Focused Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth, and Technology Opportunities Funds are 0.004%, 0.004%, 0.084%, 0.004%, 0.004%, 0.014%, 0.064%, 0.004%, and 0.004%, respectively. Prior to December 29, 2016, the Other Expense

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

limitation for Technology Opportunities Fund was 0.034%. These Other Expense limitations will remain in place through at least December 29, 2017, and prior to such date GSAM may not terminate the arrangements without the approval of the Trustees. In addition, the Funds have entered into certain offset arrangements with the transfer agent, which may result in a reduction of the Funds’ expenses and are received irrespective of the application of the “Other Expense” limitations described above.

For the six months ended February 28, 2017, these expense reductions, including any fee waivers and Other Expense reimbursements, were as follows:

Fund	Management Fee Waiver	Transfer Agency Fee Waiver	Other Expense Reimbursements	Total Expense Reductions
Capital Growth	$1,198,659	$—	$221,133	$1,419,792
Concentrated Growth	145,286	417	124,623	270,326
Dynamic U.S. Equity	29	118	147,857	148,004
Flexible Cap Growth	18,225	355	127,962	146,542
Focused Growth	24,416	—	126,597	151,013
Growth Opportunities	1,000,239	214,352	201,359	1,415,950
Small/Mid Cap Growth	1,583,299	178,764	—	1,762,063
Strategic Growth	478,290	—	150,432	628,722
Technology Opportunities	33,156	—	126,813	159,969

G.  Line of Credit Facility — As of February 28, 2017, the Funds participated in a $1,100,000,000 committed, unsecured revolving line of credit facility (the “facility”) together with other funds of the Trust and certain registered investment companies having management agreements with GSAM or its affiliates. This facility is to be used for temporary emergency purposes, or to allow for an orderly liquidation of securities to meet redemption requests. The interest rate on borrowings is based on the federal funds rate. The facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. For the six months ended February 28, 2017, the Funds did not have any borrowings under the facility.

H.  Other Transactions with Affiliates — For the six months ended February 28, 2017, Goldman Sachs did not earn any brokerage commissions from portfolio transactions, on behalf of the Funds.

An investment by a Fund representing greater than 5% of the voting securities of an issuer makes that issuer an affiliated person (as defined by the Act) of such Fund. The following table provides information about the investment by the Small/Mid Cap Growth Fund in shares of issuers of which the Fund is an affiliate for the six months ended February 28, 2017:

Fund	Name of Affiliated Issuer	Market Value 8/31/2016	Purchases at Cost	Proceeds from Sales	Net Realized Gain (Loss)	Change in Unrealized Gain (Loss)	Market Value 2/28/2017	Dividend Income
Small/Mid-Cap Growth	Aerovironment, Inc.	$24,795,319	$8,556,934	$(3,589,211)	$(19,541)	$2,817,247	$32,560,748	$—
	Corium International, Inc.*	9,218,322	—	(4,768,704)	(8,232,070)	3,782,452	—	—
	M/I Homes, Inc.*	28,904,359	4,095,361	(10,831,017)	1,586,184	(544,476)	23,210,411	—

*	Security was no longer affiliated as of February 28, 2017.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

4. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

The table below shows the transactions in and earnings from investments in the Underlying Funds (Goldman Sachs Financial Square Government Fund — Institutional Shares) for the six months ended February 28, 2017:

Fund	Market Value 8/31/2016	Purchases at Cost	Proceeds from Sales	Market Value 2/28/2017	Dividend Income
Capital Growth	$7,550,880	$14,463,244	$(22,013,834)	$290	$6,042
Concentrated Growth	—	17,402,025	(17,401,947)	78	1,502
Dynamic U.S. Equity	—	1,654,402	(1,603,933)	50,469	69
Flexible Cap Growth	—	951,213	(951,213)	—	81
Focused Growth	—	3,705,132	(2,991,644)	713,488	378
Growth Opportunities	651	300,488,017	(300,483,978)	4,690	21,911
Small/Mid Cap Growth	—	222,177,039	(186,748,216)	35,428,823	13,211
Strategic Growth	—	26,711,023	(26,710,877)	146	1,874
Technology Opportunities	—	3,200,406	(3,200,406)	—	110

As of February 28, 2017, The Goldman Sachs Group, Inc. was the beneficial owner of 5% or more of outstanding Class C, Institutional, Class IR, Class R and Class R6 Shares of the following funds:

Fund	Class C	Institutional	Class IR	Class R	Class R6
Capital Growth	—%	—%	—%	—%	100%
Concentrated Growth	—	—	—	64	100
Dynamic U.S. Equity	12	24	8	100	100
Flexible Cap Growth	—	—	—	60	100
Focused Growth	10	—	30	100	100
Strategic Growth	—	—	—	—	100

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

5. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds from sales and maturities of long-term securities for the six months ended February 28, 2017, were:

Fund	Purchases	Sales and Maturities
Capital Growth	$187,717,137	$235,130,340
Concentrated Growth	47,153,318	67,722,268
Dynamic U.S. Equity	3,441,487	4,176,212
Flexible Cap Growth	4,852,564	5,743,067
Focused Growth	10,438,411	19,576,237
Growth Opportunities	1,038,855,057	1,421,950,368
Small/Mid Cap Growth	694,347,730	1,211,008,305
Strategic Growth	112,900,547	149,320,188
Technology Opportunities	41,099,457	52,473,263

6. SECURITIES LENDING

The Funds may lend their securities through a securities lending agent, the Bank of New York Mellon (“BNYM”), to certain qualified borrowers. In accordance with the Funds’ securities lending procedures, the Funds receive cash and/or U.S. Treasury securities collateral at least equal to the market value of the securities on loan. The market value of the loaned securities is determined at the close of business of the Funds at their last sale price or official closing price on the principal exchange or system on which they are traded, and any additional required collateral is delivered to the Funds on the next business day. As with other extensions of credit, the Funds may experience delay in the recovery of their securities or incur a loss should the borrower of the securities breach its agreement with the Funds or become insolvent at a time when the collateral is insufficient to cover the cost of repurchasing securities on loan. Dividend income received from securities on loan may not be subject to withholding taxes and therefore withholding taxes paid may differ from the amounts listed in the Statements of Operations. Loans of securities are terminable at any time and as such 1) the remaining contractual maturities of the outstanding securities lending transactions are considered to be overnight and continuous and 2) the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions.

The Capital Growth, Flexible Cap Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth, and Technology Opportunities Funds invest the cash collateral received in connection with securities lending transactions in the Goldman Sachs Financial Square Government Fund (“Government Money Market Fund”), an affiliated series of the Trust. Prior to September 30, 2016, the cash collateral had been invested in the Goldman Sachs Financial Square Money Market Fund. The Government Money Market Fund is registered under the Act as an open end investment company, is subject to Rule 2a-7 under the Act, and is managed by GSAM, for which GSAM may receive an investment advisory fee of up to 0.205% on an annualized basis of the average daily net assets of the Government Money Market Fund.

In the event of a default by a borrower with respect to any loan, BNYM may exercise any and all remedies provided under the applicable borrower agreement to make the Funds whole. These remedies include purchasing replacement securities by applying the collateral held from the defaulting broker against the purchase cost of the replacement securities. If BNYM is unable to purchase replacement securities, BNYM will indemnify the Funds by paying the Funds an amount equal to the market value of the securities loaned minus the value of cash and/or U.S. Treasury securities collateral received from the borrower for the loan, subject to an exclusion for any shortfalls resulting from a loss of value in such cash and/or U.S. Treasury securities collateral due to reinvestment risk. The

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

6. SECURITIES LENDING (continued)

Funds’ loaned securities were all subject to enforceable Securities Lending Agreements and the value of the collateral is at least equal to the value of the cash and/or U.S. Treasury securities received. The amounts of the Funds’ overnight and continuous agreements collateralized by common stocks which represent the gross amounts of recognized liabilities for securities lending transactions outstanding as of February 28, 2017 are disclosed as “Payable upon return of securities loaned” on the Statements of Assets and Liabilities.

Both the Capital Growth, Flexible Cap Growth, Growth Opportunities, Small/Mid Cap Growth, Strategic Growth, and Technology Opportunities Funds and BNYM received compensation relating to the lending of the Funds’ securities. The amounts earned, if any, by the Funds’ for the six months ended February 28, 2017, are reported under Investment Income on the Statements of Operations.

The following table provides information about the Funds’ investments in the Government Money Market Fund for the six months ended February 28, 2017:

Fund	Number of Shares Held Beginning of Period	Shares Bought	Shares Sold	Number of Shares Held End of Period	Value at End of Period
Capital Growth	—	13,965,211	(11,634,459)	2,330,752	$2,330,752
Flexible Cap Growth	—	896,843	(802,043)	94,800	94,800
Growth Opportunities	—	58,564,363	(39,697,998)	18,866,365	18,866,365
Small/Mid Cap Growth	—	152,735,307	(116,914,377)	35,820,930	35,820,930
Strategic Growth	—	4,494,350	(3,287,676)	1,206,674	1,206,674
Technology Opportunities	—	10,603,038	(9,860,238)	742,800	742,800

7. TAX INFORMATION

As of the Funds’ most recent fiscal year end, August 31, 2016, the Funds’ capital loss carryforwards and certain timing differences on a tax basis were as follows:

	Capital Growth	Concentrated Growth	Dynamic U.S. Equity	Flexible Cap Growth	Focused Growth	Growth Opportunities	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
Capital loss carryforwards:
Perpetual Short-term	—	$(1,011,477)	—	—	$(168,628)	—	—	—	—
Timing differences (Qualified Late Year Deferrals)	$—	$(1,015,284)	$(379,906)	$(34,516)	$(1,254,463)	$(8,092,308)	$(11,095,012)	$—	$(1,972,577)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

7. TAX INFORMATION (continued)

As of February 28, 2017, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Capital Growth	Concentrated Growth	Dynamic U.S. Equity	Flexible Cap Growth	Focused Growth	Growth Opportunities	Small/Mid Cap Growth	Strategic Growth	Technology Opportunities
Tax Cost	$581,068,496	$90,594,730	$5,482,461	$11,956,637	$13,109,713	$2,295,883,256	$1,826,990,481	$223,041,401	$226,468,338
Gross unrealized gain	291,763,736	40,304,675	1,943,783	5,266,715	3,839,338	634,968,587	429,522,387	113,366,005	176,402,536
Gross unrealized loss	(8,303,790)	(1,319,054)	(185,238)	(136,546)	(284,149)	(47,866,730)	(28,800,654)	(2,561,596)	(1,760,537)
Net unrealized security gain	$283,459,946	$38,985,621	$1,758,545	$5,130,169	$3,555,189	$587,101,857	$400,721,733	$110,804,409	$174,641,999

The difference between GAAP-basis and tax basis unrealized gains (losses) is attributable primarily to wash sales, differences in the tax treatment of underlying fund investments, and partnership investments.

GSAM has reviewed the Funds’ tax positions for all open tax years (the current and prior three years, as applicable) and has concluded that no provision for income tax is required in the Funds’ financial statements. Such open tax years remain subject to examination and adjustment by tax authorities.

8. OTHER RISKS

The Funds’ risks include, but are not limited to, the following:

Industry Concentration Risk — The Technology Opportunities Fund invests primarily in equity investments in high-quality technology, media, or service companies that adopt or use technology to improve their cost structure, revenue opportunities or competitive advantage. Because of its focus on technology, media and service companies, the Technology Opportunities Fund is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. The Technology Opportunities Fund may also invest in a relatively few number of issuers. Thus, the Technology Opportunities Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and may be more susceptible to greater losses because of these developments.

Investments in Other Investment Companies — As a shareholder of another investment company, a Fund will indirectly bear its proportionate share of any net management fees and other expenses paid by such other investment companies, in addition to the fees and expenses regularly borne by the Fund.

Large Shareholder Transactions Risk — A Fund may experience adverse effects when certain large shareholders, such as other funds, institutional investors (including those trading by use of non-discretionary mathematical formulas), financial intermediaries (who may make investment decisions on behalf of underlying clients and/or include a Fund in their investment model), individuals, accounts and Goldman Sachs affiliates, purchase or redeem large amounts of shares of a Fund. Such large shareholder redemptions may cause a Fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact a Fund’s NAV and liquidity. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in a Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratio. Similarly, large Fund share purchases may adversely affect a Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

8. OTHER RISKS (continued)

Liquidity Risk — A Fund may make investments that are illiquid or that may become less liquid in response to market developments or adverse investor perceptions. Illiquid investments may be more difficult to value. Liquidity risk may also refer to the risk that a Fund will not be able to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell investments at an unfavorable time and/or under unfavorable conditions.

Market and Credit Risks — In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to changes in the market (market risk). Additionally, the Funds may also be exposed to credit risk in the event that an issuer or guarantor fails to perform or that an institution or entity with which the Funds have unsettled or open transactions defaults.

Non-Diversification Risk — The Concentrated Growth and Focused Growth Funds are non-diversified, meaning that are permitted to invest a larger percentage of their assets in fewer issuers than diversified mutual funds. Thus, a Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

9. INDEMNIFICATIONS

Under the Trust’s organizational documents, its Trustees, officers, employees and agents are indemnified, to the extent permitted by the Act and state law, against certain liabilities that may arise out of performance of their duties to the Funds. Additionally, in the course of business, the Funds enter into contracts that contain a variety of indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, GSAM believes the risk of loss under these arrangements to be remote.

10. OTHER MATTERS

At a meeting held on April 19, 2017, the Trustees approved a reorganization pursuant to which the Goldman Sachs Focused Growth Fund (the “Acquired Fund”) will be reorganized with and into the Goldman Sachs Concentrated Growth Fund (the “Surviving Fund”). Effective on or about July 2017 (the “Closing Date”), shareholders of the Acquired Fund will own shares in the Surviving Fund equal in dollar value to their interest in the Acquired Fund on the Closing Date. As part of the reorganization, holders of Class A, Class C, Institutional, Class IR, Class R and Class R6 Shares of the Acquired Fund, respectively, will receive Class A, Class C, Institutional, Class IR, Class R and Class R6 Shares of the Survivor Fund. The reorganization is intended to be a tax-free reorganization for Federal income tax purposes.

11. SUBSEQUENT EVENTS

Subsequent events after the Statements of Assets and Liabilities date have been evaluated and GSAM has concluded that there is no impact requiring adjustment or disclosure in the financial statements.

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

12. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Capital Growth Fund

	For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	239,464	$5,814,496	664,254	$15,685,065
Reinvestment of distributions	342,923	8,210,400	2,165,893	51,418,306
Shares redeemed	(2,043,748)	(49,500,169)	(3,725,446)	(88,186,013)
	(1,461,361)	(35,475,273)	(895,299)	(21,082,642)
Class C Shares
Shares sold	122,886	2,314,349	249,049	4,603,944
Reinvestment of distributions	57,361	1,056,008	372,429	6,878,768
Shares redeemed	(386,903)	(7,225,153)	(771,189)	(14,309,764)
	(206,656)	(3,854,796)	(149,711)	(2,827,052)
Institutional Shares
Shares sold	209,170	5,497,874	435,916	11,486,482
Reinvestment of distributions	83,334	2,181,053	485,148	12,546,206
Shares redeemed	(483,615)	(12,783,239)	(2,024,093)	(49,724,048)
	(191,111)	(5,104,312)	(1,103,029)	(25,691,360)
Service Shares
Shares sold	3,749	88,817	6,962	162,356
Reinvestment of distributions	870	20,175	5,946	136,873
Shares redeemed	(2,852)	(67,404)	(25,655)	(593,276)
	1,767	41,588	(12,747)	(294,047)
Class IR Shares
Shares sold	97,768	2,475,762	53,124	1,326,280
Reinvestment of distributions	3,091	75,073	15,717	377,764
Shares redeemed	(28,562)	(707,610)	(45,766)	(1,054,398)
	72,297	1,843,225	23,075	649,646
Class R Shares
Shares sold	20,768	487,404	73,489	1,728,829
Reinvestment of distributions	1,858	43,139	12,478	288,122
Shares redeemed	(28,290)	(670,613)	(83,452)	(1,950,338)
	(5,664)	(140,070)	2,515	66,613
Class R6 Shares
Shares sold	—	—	—	—
Reinvestment of distributions	6	168	28	730
Shares redeemed	—	—	—	—
	6	168	28	730
NET DECREASE	(1,790,722)	$(42,689,470)	(2,135,168)	$(49,178,112)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Concentrated Growth Fund				Dynamic U.S. Equity Fund
For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016		For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016
Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

11,378	$169,049	52,192	$821,213	24,841	$338,471	12,607	$162,541
1,772	26,307	45,827	684,660	789	10,696	23,802	308,204
(100,638)	(1,519,902)	(119,056)	(1,736,160)	(53,206)	(716,767)	(95,770)	(1,210,967)
(87,488)	(1,324,546)	(21,037)	(230,287)	(27,576)	(367,600)	(59,361)	(740,222)

4,039	50,808	31,025	409,544	7,001	89,995	4,026	49,591
594	7,494	20,916	267,936	2	22	2,696	33,918
(16,808)	(216,972)	(137,702)	(1,784,637)	(10,227)	(129,624)	(17,511)	(219,594)
(12,175)	(158,670)	(85,761)	(1,107,157)	(3,224)	(39,607)	(10,789)	(136,085)

172,298	2,746,073	296,640	4,728,852	72,044	988,101	48,423	656,390
79,695	1,253,285	1,049,110	16,578,987	4,295	58,374	59,033	770,241
(1,416,786)	(22,456,053)	(2,109,806)	(32,916,814)	(91,432)	(1,281,303)	(521,192)	(6,696,086)
(1,164,793)	(18,456,695)	(764,056)	(11,608,975)	(15,093)	(234,828)	(413,736)	(5,269,455)

—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

13,150	208,966	11,110	165,677	11,383	155,570	28,181	344,243
245	3,701	2,439	36,968	112	1,523	3,311	43,086
(5,296)	(81,153)	(5,059)	(76,091)	(4,137)	(55,627)	(76,845)	(1,011,626)
8,099	131,514	8,490	126,554	7,358	101,466	(45,353)	(624,297)

113	1,664	461	6,645	—	—	428	5,433
6	84	211	3,065	1	3	424	5,478
—	—	(876)	(12,879)	—	—	(7,899)	(108,468)
119	1,748	(204)	(3,169)	1	3	(704)	(97,557)

—	—	—	—	—	—	—	—
7	103	65	1,028	7	103	77	1,003
—	—	—	—	—	—	—	—
7	103	65	1,028	7	103	77	1,003
(1,256,231)	$(19,806,546)	(862,503)	$(12,822,006)	(38,527)	$(540,463)	(536,209)	$(6,866,613)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	Flexible Cap Growth Fund

	For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	27,978	$326,554	136,627	$1,598,220
Reinvestment of distributions	500	5,826	40,108	458,035
Shares redeemed	(124,829)	(1,483,527)	(263,936)	(2,915,077)
	(96,351)	(1,151,147)	(87,201)	(858,822)
Class C Shares
Shares sold	11,146	117,481	36,060	382,842
Reinvestment of distributions	141	1,496	11,168	116,932
Shares redeemed	(37,674)	(399,641)	(73,393)	(766,608)
	(26,387)	(280,664)	(26,165)	(266,834)
Institutional Shares
Shares sold	90,020	1,099,755	93,234	1,069,282
Reinvestment of distributions	774	9,494	41,542	497,675
Shares redeemed	(70,120)	(859,219)	(69,689)	(843,461)
	20,674	250,030	65,087	723,496
Service Shares
Shares sold	—	—	—	—
Reinvestment of distributions	—	—	—	—
Shares redeemed	—	—	—	—
	—	—	—	—
Class IR Shares
Shares sold	40,811	519,680	11,548	134,523
Reinvestment of distributions	16	198	1,142	13,475
Shares redeemed	(14,826)	(189,182)	(17,043)	(195,238)
	26,001	330,696	(4,353)	(47,240)
Class R Shares
Shares sold	730	8,238	973	10,929
Reinvestment of distributions	2	27	203	2,254
Shares redeemed	(1,082)	(12,279)	(749)	(8,168)
	(350)	(4,014)	427	5,015
Class R6 Shares
Shares sold	—	—	—	—
Reinvestment of distributions	1	10	46	544
Shares redeemed	—	—	—	—
	1	10	46	544
NET DECREASE	(76,412)	$(855,089)	(52,159)	$(443,841)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Focused Growth Fund				Growth Opportunities Fund

For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016		For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016
Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

3,710	$51,093	13,514	$196,056	1,844,817	$38,805,035	5,188,410	$109,990,949
116	1,594	1,035	14,681	616,532	12,830,026	4,305,749	89,085,946
(6,210)	(86,755)	(7,574)	(101,683)	(7,348,476)	(154,986,502)	(20,121,034)	(429,709,764)
(2,384)	(34,068)	6,975	109,054	(4,887,127)	(103,351,441)	(10,626,875)	(230,632,869)

205	2,767	16,287	237,681	209,084	3,310,116	962,529	15,367,206
—	—	1,049	14,477	201,442	3,156,597	1,130,439	17,894,856
—	—	(8,707)	(113,983)	(1,682,111)	(26,711,007)	(3,185,261)	(51,807,187)
205	2,767	8,629	138,175	(1,271,585)	(20,244,294)	(1,092,293)	(18,545,125)

30,057	430,609	141,976	1,993,103	7,136,412	171,516,977	18,570,813	439,755,390
11,608	162,046	126,942	1,821,523	1,689,189	40,287,147	10,632,111	250,386,206
(684,892)	(9,488,501)	(876,939)	(12,292,099)	(18,278,707)	(439,817,171)	(60,682,704)	(1,450,641,387)
(643,227)	(8,895,846)	(608,021)	(8,477,473)	(9,453,106)	(228,013,047)	(31,479,780)	(760,499,791)

—	—	—	—	73,444	1,483,858	212,601	4,302,039
—	—	—	—	36,199	725,434	224,585	4,484,961
—	—	—	—	(319,138)	(6,456,136)	(772,840)	(15,380,698)
—	—	—	—	(209,495)	(4,246,844)	(335,654)	(6,593,698)

—	—	2,834	38,785	1,549,724	34,159,200	1,654,412	36,014,147
41	574	62	893	151,961	3,279,315	873,457	18,674,509
—	—	—	—	(1,817,285)	(39,616,012)	(3,491,281)	(76,158,982)
41	574	2,896	39,678	(115,600)	(2,177,497)	(963,412)	(21,470,326)

—	—	—	—	251,719	5,120,525	660,335	13,556,973
5	72	62	868	72,079	1,448,776	423,033	8,481,806
—	—	—	—	(510,537)	(10,362,541)	(1,424,623)	(29,193,359)
5	72	62	868	(186,739)	(3,793,240)	(341,255)	(7,154,580)

—	—	—	—	3,318,478	80,106,931	1,874,647	45,447,017
7	103	36	519	100,027	2,386,639	45,912	1,081,229
—	—	—	—	(1,187,525)	(28,168,521)	(109,482)	(2,621,944)
7	103	36	519	2,230,980	54,325,049	1,811,077	43,906,302
(645,353)	$(8,926,398)	(589,423)	$(8,189,179)	(13,892,672)	$(307,501,314)	(43,028,192)	$(1,000,990,087)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Notes to Financial Statements (continued)

February 28, 2017 (Unaudited)

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	Small/Mid Cap Growth Fund

	For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	2,328,955	$45,046,946	13,059,932	$248,962,765
Reinvestment of distributions	1,063,586	20,548,483	1,658,772	32,113,835
Shares redeemed	(20,511,496)	(401,492,966)	(21,364,280)	(402,785,510)
	(17,118,955)	(335,897,537)	(6,645,576)	(121,708,910)
Class C Shares
Shares sold	580,267	10,007,338	3,947,819	67,860,295
Reinvestment of distributions	486,596	8,349,983	552,467	9,612,934
Shares redeemed	(3,271,123)	(56,099,171)	(3,869,475)	(65,440,359)
	(2,204,260)	(37,741,850)	630,811	12,032,870
Institutional Shares
Shares sold	6,779,934	138,161,881	23,356,509	467,210,062
Reinvestment of distributions	1,573,154	32,076,604	1,970,711	40,044,852
Shares redeemed	(15,797,497)	(320,743,646)	(28,679,407)	(559,510,889)
	(7,444,409)	(150,505,161)	(3,352,187)	(52,255,975)
Service Shares
Shares sold	155,873	2,947,177	281,592	5,278,687
Reinvestment of distributions	20,720	392,014	20,051	380,769
Shares redeemed	(135,249)	(2,550,970)	(208,125)	(3,881,601)
	41,344	788,221	93,518	1,777,855
Class IR Shares
Shares sold	11,810,148	240,668,917	10,006,149	196,523,636
Reinvestment of distributions	520,109	10,339,759	506,347	10,050,989
Shares redeemed	(6,010,128)	(118,783,850)	(5,540,314)	(106,415,747)
	6,320,129	132,224,826	4,972,182	100,158,878
Class R Shares
Shares sold	196,426	3,685,850	666,389	12,300,998
Reinvestment of distributions	52,223	981,268	59,341	1,120,945
Shares redeemed	(509,571)	(9,506,038)	(654,691)	(12,142,962)
	(260,922)	(4,838,920)	71,039	1,278,981
Class R6 Shares
Shares sold	523,957	10,937,753	537,717	10,568,618
Reinvestment of distributions	29,904	610,049	16	313
Shares redeemed	(134,302)	(2,699,794)	(69,825)	(1,402,008)
	419,559	8,848,008	467,908	9,166,923
NET DECREASE	(20,247,514)	$(387,122,413)	(3,762,305)	$(49,549,378)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Strategic Growth Fund				Technology Opportunities Fund

For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016		For the Six Months Ended February 28, 2017 (Unaudited)		For the Fiscal Year Ended August 31, 2016
Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

518,943	$6,032,954	823,979	$9,618,983	997,637	$18,681,976	1,770,746	$31,374,570
118,583	1,364,885	219,495	2,569,040	561,199	10,202,588	1,154,064	20,565,422
(783,186)	(9,260,715)	(970,584)	(11,223,910)	(2,179,026)	(40,908,760)	(4,430,997)	(75,088,065)
(145,660)	(1,862,876)	72,890	964,113	(620,190)	(12,024,196)	(1,506,187)	(23,148,073)

37,384	364,997	162,871	1,581,949	119,367	1,904,553	311,683	4,754,165
29,118	278,952	55,139	544,217	155,295	2,396,207	282,440	4,341,104
(224,790)	(2,202,002)	(211,544)	(2,076,408)	(397,606)	(6,352,885)	(717,473)	(10,769,123)
(158,288)	(1,558,053)	6,466	49,758	(122,944)	(2,052,125)	(123,350)	(1,673,854)

3,000,299	37,370,925	8,220,144	99,417,986	722,561	14,739,049	1,051,764	19,886,091
772,278	9,454,373	1,582,533	19,641,430	169,963	3,363,564	318,400	6,126,021
(5,779,494)	(73,204,538)	(12,531,831)	(152,494,532)	(1,128,292)	(22,839,147)	(2,053,226)	(39,107,713)
(2,006,917)	(26,379,240)	(2,729,154)	(33,435,116)	(235,768)	(4,736,534)	(683,062)	(13,095,601)

12,091	147,245	5,667	65,578	222,171	4,106,919	378,536	6,613,636
873	9,995	1,139	13,275	28,324	506,163	49,979	877,134
(958)	(11,131)	(5,357)	(64,372)	(179,512)	(3,311,743)	(405,820)	(6,930,197)
12,006	146,109	1,449	14,481	70,983	1,301,339	22,695	560,573

42,728	547,012	13,080	164,860	778,714	15,843,909	83,801	1,620,126
2,398	29,343	4,008	49,728	21,094	412,820	26,798	511,029
(7,962)	(100,594)	(16,658)	(204,493)	(55,808)	(1,132,722)	(94,969)	(1,714,376)
37,164	475,761	430	10,095	744,000	15,124,007	15,630	416,779

7,279	85,254	1,497	17,086	—	—	—	—
21	234	33	381	—	—	—	—
(857)	(10,256)	(1,162)	(13,491)	—	—	—	—
6,443	75,232	368	3,976	—	—	—	—

—	—	—	—	—	—	—	—
30	356	44	558	—	—	—	—
—	—	—	—	—	—	—	—
30	356	44	558	—	—	—	—
(2,255,222)	$(29,102,711)	(2,647,507)	$(32,392,135)	(163,919)	$(2,387,509)	(2,274,274)	$(36,940,176)

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Fund Expenses — Six Month Period Ended February 28, 2017 (Unaudited)

As a shareholder of Class A, Class C, Institutional, Service, Class IR, Class R and Class R6 Shares of a Fund, you incur two types of costs: (1) transaction costs, including sales charges on purchase payments (with respect to Class A Shares), contingent deferred sales charges on redemptions (with respect to Class C Shares), and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees (with respect to Class A, Class C, Service and Class R Shares); and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class C, Institutional, Service, Class IR, Class R or Class R6 Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from September 1, 2016 through February 28, 2017, which represents a period of 181 days in a 365-day year.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual net expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Capital Growth Fund				Concentrated Growth Fund				Dynamic U.S. Equity Fund
Share Class	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*
Class A
Actual	$1,000.00	$1,088.30		$5.95	$1,000.00	$1,067.90		$6.20	$1,000.00	$1,096.00		$6.29
Hypothetical 5% return	1,000.00	1,019.09	+	5.76	1,000.00	1,018.79	+	6.06	1,000.00	1,018.79	+	6.06
Class C
Actual	1,000.00	1,084.40		9.82	1,000.00	1,063.90		10.03	1,000.00	1,091.60		10.16
Hypothetical 5% return	1,000.00	1,015.37	+	9.49	1,000.00	1,015.08	+	9.79	1,000.00	1,015.08	+	9.79
Institutional
Actual	1,000.00	1,090.30		3.89	1,000.00	1,070.00		4.21	1,000.00	1,097.50		4.26
Hypothetical 5% return	1,000.00	1,021.08	+	3.76	1,000.00	1,020.73	+	4.11	1,000.00	1,020.73	+	4.11
Service
Actual	1,000.00	1,087.50		6.47	N/A	N/A		N/A	N/A	N/A		N/A
Hypothetical 5% return	1,000.00	1,018.60	+	6.26	N/A	N/A		N/A	N/A	N/A		N/A
Class IR
Actual	1,000.00	1,089.30		4.66	1,000.00	1,069.10		4.93	1,000.00	1,096.70		4.99
Hypothetical 5% return	1,000.00	1,020.33	+	4.51	1,000.00	1,020.03	+	4.81	1,000.00	1,020.03	+	4.81
Class R
Actual	1,000.00	1,086.90		7.24	1,000.00	1,066.20		7.48	1,000.00	1,094.10		7.58
Hypothetical 5% return	1,000.00	1,017.85	+	7.00	1,000.00	1,017.56	+	7.30	1,000.00	1,017.56	+	7.30
Class R6
Actual	1,000.00	1,090.50		3.89	1,000.00	1,069.50		4.21	1,000.00	1,098.40		4.27
Hypothetical 5% return	1,000.00	1,021.08	+	3.76	1,000.00	1,020.73	+	4.11	1,000.00	1,020.73	+	4.11

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Fund Expenses — Six Month Period Ended February 28, 2017 (Unaudited) (continued)

	Flexible Cap Growth Fund				Focused Growth Fund				Growth Opportunities Fund
Share Class	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*
Class A
Actual	$1,000.00	$1,074.40		$6.22	$1,000.00	$1,061.00		$6.13	$1,000.00	$1,031.30		$6.55
Hypothetical 5% return	1,000.00	1,018.79	+	6.06	1,000.00	1,018.84	+	6.01	1,000.00	1,018.35	+	6.51
Class C
Actual	1,000.00	1,070.30		10.06	1,000.00	1,057.30		9.95	1,000.00	1,027.20		10.30
Hypothetical 5% return	1,000.00	1,015.08	+	9.79	1,000.00	1,015.13	+	9.74	1,000.00	1,014.63	+	10.24
Institutional
Actual	1,000.00	1,077.20		4.22	1,000.00	1,063.40		4.09	1,000.00	1,033.50		4.79
Hypothetical 5% return	1,000.00	1,020.73	+	4.11	1,000.00	1,020.83	+	4.01	1,000.00	1,020.08	+	4.76
Service
Actual	N/A	N/A		N/A	N/A	N/A		N/A	1,000.00	1,030.60		7.30
Hypothetical 5% return	N/A	N/A		N/A	N/A	N/A		N/A	1,000.00	1,017.60	+	7.25
Class IR
Actual	1,000.00	1,075.90		4.94	1,000.00	1,062.70		4.86	1,000.00	1,033.00		5.29
Hypothetical 5% return	1,000.00	1,020.03	+	4.81	1,000.00	1,020.08	+	4.76	1,000.00	1,019.59	+	5.26
Class R
Actual	1,000.00	1,073.00		7.50	1,000.00	1,060.40		7.46	1,000.00	1,030.50		7.80
Hypothetical 5% return	1,000.00	1,017.56	+	7.30	1,000.00	1,017.56	+	7.30	1,000.00	1,017.11	+	7.75
Class R6
Actual	1,000.00	1,077.20		4.22	1,000.00	1,063.80		4.09	1,000.00	1,033.10		4.69
Hypothetical 5% return	1,000.00	1,020.73	+	4.11	1,000.00	1,020.83	+	4.01	1,000.00	1,020.18	+	4.66

GOLDMAN SACHS FUNDAMENTAL EQUITY GROWTH FUNDS

Fund Expenses — Six Month Period Ended February 28, 2017 (Unaudited) (continued)

	Small/Mid Cap Growth Fund				Strategic Growth Fund				Technology Opportunities Fund
Share Class	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*	Beginning Account Value 9/1/16	Ending Account Value 2/28/17		Expenses Paid for the 6 months ended 2/28/17*
Class A
Actual	$1,000.00	$1,046.00		$6.54	$1,000.00	$1,076.20		$5.92	$1,000.00	$1,098.30		$7.54
Hypothetical 5% return	1,000.00	1,018.40	+	6.46	1,000.00	1,019.09	+	5.76	1,000.00	1,017.60	+	7.25
Class C
Actual	1,000.00	1,042.40		10.33	1,000.00	1,072.70		9.76	1,000.00	1,093.90		11.42
Hypothetical 5% return	1,000.00	1,014.68	+	10.19	1,000.00	1,015.37	+	9.49	1,000.00	1,013.89	+	10.99
Institutional
Actual	1,000.00	1,047.60		4.67	1,000.00	1,079.10		3.87	1,000.00	1,100.10		5.47
Hypothetical 5% return	1,000.00	1,020.23	+	4.61	1,000.00	1,021.08	+	3.76	1,000.00	1,019.59	+	5.26
Service
Actual	1,000.00	1,045.40		7.20	1,000.00	1,076.10		6.43	1,000.00	1,097.10		8.06
Hypothetical 5% return	1,000.00	1,017.75	+	7.10	1,000.00	1,018.60	+	6.26	1,000.00	1,017.11	+	7.75
Class IR
Actual	1,000.00	1,047.30		5.28	1,000.00	1,078.60		4.64	1,000.00	1,099.20		6.19
Hypothetical 5% return	1,000.00	1,019.64	+	5.21	1,000.00	1,020.33	+	4.51	1,000.00	1,018.89	+	5.96
Class R
Actual	1,000.00	1,044.60		7.81	1,000.00	1,075.70		7.21	N/A	N/A		—
Hypothetical 5% return	1,000.00	1,017.16	+	7.70	1,000.00	1,017.85	+	7.00	N/A	N/A		N/A
Class R6
Actual	1,000.00	1,048.00		4.57	1,000.00	1,079.30		3.87	N/A	N/A		—
Hypothetical 5% return	1,000.00	1,020.33	+	4.51	1,000.00	1,021.08	+	3.76	N/A	N/A		N/A
*	Expenses for each share class are calculated using each Fund’s annualized net expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended February 28, 2017. Expenses are calculated by multiplying the annualized net expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class C	Institutional	Service	Class IR	Class R	Class R6
Capital Growth	1.15%	1.90%	0.75%	1.25%	0.90%	1.40%	0.75%
Concentrated Growth	1.21	1.96	0.82	N/A	0.96	1.46	0.82
Dynamic U.S. Equity	1.21	1.96	0.82	N/A	0.96	1.46	0.82
Flexible Cap Growth	1.21	1.96	0.82	N/A	0.96	1.46	0.82
Focused Growth	1.20	1.95	0.80	N/A	0.95	1.46	0.80
Growth Opportunities	1.30	2.05	0.95	1.45	1.05	1.55	0.93
Small/Mid Cap Growth	1.29	2.04	0.92	1.42	1.04	1.54	0.90
Strategic Growth	1.15	1.90	0.75	1.25	0.90	1.40	0.75
Technology Opportunities	1.45	2.20	1.05	1.55	1.19	N/A	N/A

+	Hypothetical expenses are based on each Fund’s actual annualized net expense ratios and an assumed rate of return of 5% per year before expenses.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With approximately $1.17 trillion in assets under supervision as of December 31, 2016, Goldman Sachs Asset Management (“GSAM”) has portfolio management teams located around the world and our investment professionals bring firsthand knowledge of local markets to every investment decision. Assets under supervision includes assets under management and other client assets for which Goldman Sachs does not have full discretion. GSAM leverages the resources of Goldman, Sachs & Co. subject to legal, internal and regulatory restrictions.

Money Market

Financial Square FundsSM

∎	Financial Square Treasury Solutions Fund[1]
∎	Financial Square Government Fund[1]
∎	Financial Square Money Market Fund[2]
∎	Financial Square Prime Obligations Fund[2]
∎	Financial Square Treasury Instruments Fund[1]
∎	Financial Square Treasury Obligations Fund[1]
∎	Financial Square Federal Instruments Fund[1]
∎	Financial Square Tax-Exempt Money Market Fund[2]

Investor FundsSM

∎	Investor Money Market Fund[3]
∎	Investor Tax-Exempt Money Market Fund[3]

Fixed Income

Short Duration and Government

∎	Enhanced Income Fund
∎	High Quality Floating Rate Fund
∎	Short-Term Conservative Income Fund[4]
∎	Short Duration Government Fund
∎	Short Duration Income Fund
∎	Government Income Fund
∎	Inflation Protected Securities Fund

Multi-Sector

∎	Bond Fund
∎	Core Fixed Income Fund
∎	Global Income Fund
∎	Strategic Income Fund

Municipal and Tax-Free

∎	High Yield Municipal Fund
∎	Dynamic Municipal Income Fund
∎	Short Duration Tax-Free Fund

Single Sector

∎	Investment Grade Credit Fund
∎	U.S. Mortgages Fund
∎	High Yield Fund
∎	High Yield Floating Rate Fund
∎	Emerging Markets Debt Fund
∎	Local Emerging Markets Debt Fund
∎	Dynamic Emerging Markets Debt Fund

Fixed Income Alternatives

∎	Long Short Credit Strategies Fund
∎	Fixed Income Macro Strategies Fund

Fundamental Equity

∎	Growth and Income Fund
∎	Small Cap Value Fund
∎	Small/Mid Cap Value Fund
∎	Mid Cap Value Fund
∎	Large Cap Value Fund
∎	Focused Value Fund
∎	Capital Growth Fund
∎	Strategic Growth Fund
∎	Focused Growth Fund
∎	Small/Mid Cap Growth Fund
∎	Flexible Cap Growth Fund
∎	Concentrated Growth Fund
∎	Technology Opportunities Fund
∎	Growth Opportunities Fund
∎	Rising Dividend Growth Fund
∎	Dynamic U.S. Equity Fund
∎	Income Builder Fund

Tax-Advantaged Equity

∎	U.S. Tax-Managed Equity Fund
∎	International Tax-Managed Equity Fund
∎	U.S. Equity Dividend and Premium Fund
∎	International Equity Dividend and Premium Fund

Equity Insights

∎	Small Cap Equity Insights Fund
∎	U.S. Equity Insights Fund
∎	Small Cap Growth Insights Fund
∎	Large Cap Growth Insights Fund
∎	Large Cap Value Insights Fund
∎	Small Cap Value Insights Fund
∎	International Small Cap Insights Fund
∎	International Equity Insights Fund
∎	Emerging Markets Equity Insights Fund

Fundamental Equity International

∎	Strategic International Equity Fund
∎	Focused International Equity Fund
∎	Asia Equity Fund
∎	Emerging Markets Equity Fund
∎	N-11 Equity Fund

Select Satellite

∎	Real Estate Securities Fund
∎	International Real Estate Securities Fund
∎	Commodity Strategy Fund
∎	Global Real Estate Securities Fund
∎	Dynamic Allocation Fund
∎	Absolute Return Tracker Fund
∎	Long Short Fund
∎	Managed Futures Strategy Fund
∎	MLP Energy Infrastructure Fund
∎	Multi-Manager Alternatives Fund
∎	Absolute Return Multi-Asset Fund
∎	Global Infrastructure Fund

Total Portfolio Solutions

∎	Global Managed Beta Fund
∎	Multi-Manager Non-Core Fixed Income Fund
∎	Multi-Manager U.S. Dynamic Equity Fund
∎	Multi-Manager Global Equity Fund
∎	Multi-Manager International Equity Fund
∎	Tactical Tilt Overlay Fund[5]
∎	Balanced Strategy Portfolio
∎	Multi-Manager U.S. Small Cap Equity Fund
∎	Multi-Manager Real Assets Strategy Fund
∎	Growth and Income Strategy Portfolio
∎	Growth Strategy Portfolio
∎	Equity Growth Strategy Portfolio
∎	Satellite Strategies Portfolio
∎	Enhanced Dividend Global Equity Portfolio
∎	Tax-Advantaged Global Equity Portfolio
∎	Strategic Factor Allocation Fund
∎	Target Date 2020 Portfolio
∎	Target Date 2025 Portfolio
∎	Target Date 2030 Portfolio
∎	Target Date 2035 Portfolio
∎	Target Date 2040 Portfolio
∎	Target Date 2045 Portfolio
∎	Target Date 2050 Portfolio
∎	Target Date 2055 Portfolio
∎	GQG Partners International Opportunities Fund
[1]	You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time.
[2]	You could lose money by investing in the Fund. Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The Fund may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares if the Fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time.
[3]

You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. The Fund may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares

FUNDS PROFILE

if the Fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time.

[4]	Effective on July 29, 2016, the Goldman Sachs Limited Maturity Obligations Fund was renamed the Goldman Sachs Short-Term Conservative Income Fund.
[5]	Effective on June 1, 2016, the Goldman Sachs Tactical Tilt Implementation Fund was renamed the Goldman Sachs Tactical Tilt Overlay Fund. Financial Square FundsSM and Investor FundsSM are registered service marks of Goldman, Sachs & Co.

*	This list covers open-end funds only. Please visit our website at www.GSAMFUNDS.com to learn about our closed-end funds and exchange-traded funds.

TRUSTEES Ashok N. Bakhru, Chairman Kathryn A. Cassidy Diana M. Daniels Herbert J. Markley James A. McNamara Jessica Palmer Roy W. Templin Gregory G. Weaver	OFFICERS James A. McNamara, President Scott M. McHugh, Treasurer, Senior Vice President and Principal Financial Officer Caroline L. Kraus, Secretary

GOLDMAN, SACHS & CO. Distributor and Transfer Agent	GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser

Visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns.

Goldman Sachs Asset Management, L.P. 200 West Street, New York, New York 10282

The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (ii) on the Securities and Exchange Commission (“SEC”) web site at http://www.sec.gov.

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Qs. The Funds’ Form N-Qs are available on the SEC’s web site at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. The Funds’ Form N-Qs may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may also be obtained by calling 1-800-SEC-0330. Form N-Qs may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).

Goldman, Sachs & Co. (‘‘Goldman Sachs’’) does not provide legal, tax or accounting advice. Any statement contained in this communication (including any attachments) concerning U.S. tax matters was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code, and was written to support the promotion or marketing of the transaction(s) or matter(s) addressed. Clients of Goldman Sachs should obtain their own independent tax advice based on their particular circumstances.

Fund holdings and allocations shown are as of February 28, 2017 and may not be representative of future investments. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Current and future holdings are subject to risk.

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